   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 31, 1998



                                                      REGISTRATION NO. 333-65889

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        EL CONQUISTADOR PARTNERSHIP L.P.
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                            ------------------------

                     EL CONQUISTADOR RESORT & COUNTRY CLUB
                          1000 EL CONQUISTADOR AVENUE
                           FAJARDO, PUERTO RICO 00738
                                 (787) 863-1000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                               NOEL VERA-RAMIREZ
                                WYNDHAM RESORTS
                          6063 EAST ISLA VERDE AVENUE
                          CAROLINA, PUERTO RICO 00979
                                 (787) 791-2000
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

      JAIME E. SANTOS, ESQ.             JULIO L. AGUIRRE, ESQ.         PAMELA E. FLAHERTY, ESQ.   SAMUEL T. CESPEDES, JR., ESQ.
  PIETRANTONI MENDEZ & ALVAREZ     FIDDLER GONZALEZ & RODRIGUEZ, LLP     SHACK & SIEGEL, P.C.          MCCONNELL VALDES
BANCO POPULAR CENTER, SUITE 1901        254 MUNOZ RIVERA AVENUE            530 FIFTH AVENUE         270 MUNOZ RIVERA AVENUE
   SAN JUAN, PUERTO RICO 00918        SAN JUAN, PUERTO RICO 00918      NEW YORK, NEW YORK 10036    SAN JUAN, PUERTO RICO 00918

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                     -------------------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                                                PROPOSED MAXIMUM
                                                                            PROPOSED MAXIMUM       AGGREGATE         AMOUNT OF
                                                            AMOUNT BEING     OFFERING PRICE         OFFERING        REGISTRATION
          TITLE OF SECURITIES BEING REGISTERED               REGISTERED       PER UNIT(1)           PRICE(1)           FEE(2)
Undivided interests in the Loan Agreement between Puerto
  Rico Industrial, Tourist, Educational, Medical and
  Environmental Control Facilities Financing Authority
  ('AFICA') and Registrant relating to certain AFICA
  tourism revenue bonds..................................   $104,000,000         $5,000           $104,000,000        $ 30,612


(1) Estimated solely for the purpose of calculating the registration fee.

(2) $29,500 of the registration fee was paid with the initial filing on October 20, 1998 at the rates then in effect. $1,112 of the registration fee has been paid together with this filing of Amendment No. 1 to the Registration Statement at the rates presently in effect.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                             CROSS REFERENCE SHEET


                                                                           CAPTION IN OFFICIAL STATEMENT AND
                       ITEM AND CAPTION IN FORM S-11                                   PROSPECTUS
      ---------------------------------------------------------------  ------------------------------------------
  1.  Forepart of the Registration Statement and Outside Front Cover
        Page of Prospectus...........................................  Front Cover Page of Registration Statement
                                                                         and Outside Front Cover Page of Official
                                                                         Statement and Prospectus
  2.  Inside Front and Outside Back Cover Pages of Prospectus........  Inside Front Cover Page of Official
                                                                         Statement and Prospectus and Outside
                                                                         Back Cover Page of Official Statement
                                                                         and Prospectus
  3.  Summary Information, Risk Factors and Ratio of Earnings to
        Fixed Charges................................................  Summary, Risk Factors and Selected
                                                                         Financial Data
  4.  Determination of Offering Price................................  Not applicable
  5.  Dilution.......................................................  Not applicable
  6.  Selling Security Holders.......................................  Not applicable
  7.  Plan of Distribution...........................................  Underwriting
  8.  Use of Proceeds................................................  Use of Proceeds
  9.  Selected Financial Data........................................  Selected Financial Data
 10.  Management's Discussion and Analysis of Financial Condition and
        Results of Operations........................................  Management's Discussion and Analysis of
                                                                         Financial Condition and Results of
                                                                         Operations
 11.  General Information as to Registrant...........................  The Resort and El Conquistador Partnership
                                                                         L.P.
 12.  Policy with Respect to Certain Activities......................  The Resort, El Conquistador Partnership
                                                                         L.P. and Policy with Respect to Certain
                                                                         Activities
 13.  Investment Policies of Registrant..............................  Investment Objectives and Policies
 14.  Description of Real Estate.....................................  The Resort
 15.  Operating Data.................................................  The Resort
 16.  Tax Treatment of Registrant and its Security Holders...........  The Bonds and Tax Consequences
 17.  Market Price of and Dividends on the Registrant's Common Equity
        and Related Stockholder Matters..............................  Not applicable
 18.  Description of Registrant's Securities.........................  The Bonds
 19.  Legal Proceedings..............................................  Legal Proceedings
 20.  Security Ownership of Certain Beneficial Owners and
        Management...................................................  Security Ownership of Certain Beneficial
                                                                         Owners and Management
 21.  Directors and Executive Officers...............................  Management of El Conquistador Partnership
                                                                         L.P.
 22.  Executive Compensation.........................................  Management of El Conquistador Partnership
                                                                         L.P.
 23.  Certain Relationships and Related Transactions.................  Certain Relationships and Related
                                                                         Transactions and El Conquistador
                                                                         Partnership L.P.
 24.  Selection, Management and Custody of Registrant's
        Investments..................................................  The Resort and El Conquistador Partnership
                                                                         L.P.
 25.  Policies with Respect to Certain Transactions..................  The Partnership and Policies with Respect to Certain Transactions
 26.  Limitations of Liability.......................................  El Conquistador Partnership L.P.
 27.  Financial Statements and Information...........................  Financial Statements
 28.  Interests of Named Experts and Counsel.........................  Not applicable

                       ITEM AND CAPTION IN FORM S-11                   CAPTION IN OFFICIAL STATEMENT AND PROSPECTUS
      ---------------------------------------------------------------  --------------------------------------------
 29.  Disclosure of Commission Position on Indemnification for
        Securities Act Liabilities...................................  Management of El Conquistador Partnership
                                                                         L.P. and Underwriting
 30.  Quantitative and Qualitative Disclosures about Market Risk.....  Not applicable

THE INFORMATION IN THIS OFFICIAL STATEMENT AND PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS OFFICIAL STATEMENT AND PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER IS NOT PERMITTED.


     PRELIMINARY OFFICIAL STATEMENT AND PROSPECTUS DATED DECEMBER 31, 1998
                      SUBJECT TO COMPLETION AND AMENDMENT



                                  $104,000,000
    PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL AND ENVIRONMENTAL CONTROL FACILITIES FINANCING AUTHORITY ('AFICA') TOURISM REVENUE BONDS,
                 1999 SERIES A (EL CONQUISTADOR RESORT PROJECT)


--------------------------------------------------------------------------------

                                 TERMS OF SALE


     The final pricing of the bonds is shown on the inside cover page of this
official statement and prospectus. We will receive $        of the proceeds from
the sale of the bonds, after paying the underwriting fees and commissions of
$       . The bonds:



      Earn interest at fixed rates ranging from      % to      %, depending on
      their maturity date



      Come due on varying dates as set forth on the inside cover page



      Are rated 'Baa2' by Moody's Investors Service, Inc.



      Earn interest payable monthly on the first day of each month, commencing
                     , 1999



      Are subject to mandatory and optional redemption



      Will be secured by a lien on substantially all of our assets



      Will be issued in denominations which are multiples of $5,000


            TAX RAMIFICATIONS OF THE BONDS AND THE INTEREST ON THE BONDS


     Provided we comply with the source of income covenants in the loan agreement with AFICA, it is the opinion of Fiddler Gonzalez & Rodriguez, LLP, bond counsel, that the bonds and the interest on the bonds are exempt from or not subject to:


     (1) Puerto Rico income taxes and municipal property and license taxes,

     (2) under certain circumstances, Puerto Rico gift and estate taxes, and

     (3) United States income tax when received by:

         (a) individuals who are bona fide residents of Puerto Rico during the entire taxable year in which such interest is received, or


         (b) foreign corporations, including Puerto Rico corporations, and such interest is not effectively connected with the conduct of trade or business in the United States.



     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 11 IN THIS OFFICIAL STATEMENT AND PROSPECTUS, INCLUDING:



 Debt service obligations of El Conquistador              Dependence on operator of the Resort
 Lack of Asset Diversification                            Hotel Industry Risks
  of El Conquistador
 Relationships with Patriot and Wyndham


--------------------------------------------------------------------------------


     WE AND AFICA DO NOT INTEND TO APPLY FOR LISTING OF THE BONDS ON A SECURITIES EXCHANGE. THERE WILL LIKELY BE NO SECONDARY MARKET FOR THE BONDS.



     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION, INCLUDING THE COMMISSIONER OF FINANCIAL INSTITUTIONS OF PUERTO RICO, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFICIAL STATEMENT AND PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


--------------------------------------------------------------------------------

                    CITICORP FINANCIAL SERVICES CORPORATION


           , 1999

                                  $104,000,000
           PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL AND
              ENVIRONMENTAL CONTROL FACILITIES FINANCING AUTHORITY
                      TOURISM REVENUE BONDS, 1999 SERIES A
                        (EL CONQUISTADOR RESORT PROJECT)


$        Serial Bonds Issued as Follows:


PRINCIPAL      INTEREST
  AMOUNT         RATE                 MATURITY DATE               PRICE
----------     --------     ---------------------------------     -----

$                     %                                , 2002     100.0%
$                     %                                , 2003     100.0%
$                     %                                , 2003     100.0%
$                     %                                , 2004     100.0%
$                     %                                , 2004     100.0%
$                     %                                , 2005     100.0%
$                     %                                , 2005     100.0%
$                     %                                , 2006     100.0%
$                     %                                , 2006     100.0%
$                     %                                , 2007     100.0%
$                     %                                , 2007     100.0%
$                     %                                , 2008     100.0%
$                     %                                , 2008     100.0%
$                     %                                , 2009     100.0%


$        Term Bonds, Issued as Follows:


PRINCIPAL      INTEREST
  AMOUNT         RATE                 MATURITY DATE               PRICE
----------     --------     ---------------------------------     -----
$                     %       Term Bonds Due           , 2014     100.0%
$                     %       Term Bonds Due           , 2019     100.0%
$                     %       Term Bonds Due           , 2024     100.0%
$                     %       Term Bonds Due           , 2029     100.0%

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
GLOSSARY.......................................     1
DISCLOSURE REGARDING FORWARD-LOOKING
  STATEMENTS...................................     1
SUMMARY........................................     2
     The Bonds.................................     2
     Risk Factors..............................     3
     Tax Consequences..........................     4
     Rating....................................     4
     Underwriter...............................     4
     The Resort................................     4
     Management and Marketing of the Resort....     5
     El Conquistador Partnership L.P. .........     5
     Ownership Structure.......................     6
     Continuing Disclosure.....................     8
     Effect of Hurricane Georges...............     8
     Summary Financial Information.............     9
RISK FACTORS...................................    11
     Risks Associated with Payment of the
       Bonds...................................    11
     Hotel Industry Risks......................    12
     Events Not Within the Control of El
       Conquistador............................    13
     Real Estate Investment Risks Related to
       the Resort..............................    14
     Financial Difficulties of Patriot and
       Wyndham.................................    15
     Dependence on the Hotel Operator..........    16
     Potential Conflicts of Interest Between
       the Partnership and the Hotel
       Operator................................    17
     Risks of Operating a Hotel under a Brand
       Affiliation.............................    17
     Tourism Tax Exemptions Applicable to El
       Conquistador............................    17
     Gaming Regulations Associated with the
       Resort's Casino.........................    18
     Dependence on Key Personnel...............    18
     Competition Within the Hotel and Casino
       Business................................    18
     El Conquistador's Reliance on Single
       Market..................................    18
     Relationship Between Citicorp Financial
       Services and Citicorp Real Estate.......    19
     Absence of Secondary Market for the Bonds;
       Rating Maintenance for the Bonds........    19
USE OF PROCEEDS................................    20
THE RESORT.....................................    21
     General...................................    21
     Access....................................    22
     Casino Credit Policy......................    23

                                                  PAGE
                                                  ----
     Government Regulation and Licensing.......    23
     Seasonality...............................    23
     Competition...............................    24
     Employees.................................    24
     Property..................................    24
     Management and Marketing of the Resort....    25
     Golden Door'r' Spa........................    28
     Las Casitas Village Arrangements..........    28
     Further Development of Las Casitas
       Village.................................    28
     Available Information.....................    28
EL CONQUISTADOR PARTNERSHIP L.P................    29
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
  BENEFICIAL OWNERS............................    31
MANAGEMENT OF EL CONQUISTADOR PARTNERSHIP
  L.P..........................................    34
     Executive Officers of El Conquistador.....    34
     Officers and Directors of the Managing
       General Partner.........................    36
     Compensation of Executive Officers of El
       Conquistador............................    36
     Limitations on the Liability of Affiliated
       Persons.................................    36
SELECTED FINANCIAL DATA........................    38
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...................................    40
     General...................................    40
     Results of Operations.....................    40
     Financial Condition.......................    43
     Taxes.....................................    45
     Inflation.................................    45
     Seasonality...............................    46
     Recent Developments.......................    46
     Year 2000 Compliance......................    47
LEGAL PROCEEDINGS..............................    49
POLICY WITH RESPECT TO CERTAIN ACTIVITIES......    50
INVESTMENT OBJECTIVES AND POLICIES.............    51
POLICIES WITH RESPECT TO CERTAIN
  TRANSACTIONS.................................    51
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS.................................    51
THE BONDS......................................    53
     General...................................    53
     Trustee...................................    53
     Book-Entry Only System....................    53

                                                  PAGE
                                                  ----
     Redemption................................    55
     Sources of Payment and Security for the
       Bonds...................................    58
SUMMARY OF THE LOAN AGREEMENT..................    60
     Bond Proceeds.............................    60
     Maintenance and Operation of the Resort...    60
     Disposition of Project; Assignment of Loan
       Agreement; Merger or Consolidation of El
       Conquistador............................    60
     Maintenance of Source of Income;
       Additional Interest Upon Event of
       Taxability..............................    61
     Covenants.................................    62
     Events of Default and Remedies............    63
     Limitation on Partner's Liability.........    64
     Amendments and Supplements to the Loan
       Agreement and the Related Documents.....    64
SUMMARY OF THE TRUST AGREEMENT.................    65
     Project Fund..............................    65
     Bond Fund.................................    65
     Reserve Fund..............................    65
     Renewal and Replacement Fund..............    66
     Investment of Funds.......................    66
     Events of Default.........................    67
                                                  PAGE
                                                  ----
     Acceleration of Maturities................    68
     Enforcement of Remedies...................    68
     Amendments and Supplements to the Trust
       Agreement...............................    69
     Defeasance................................    69
AFICA..........................................    70
     General...................................    70
     Governing Board...........................    70
     Outstanding Revenue Bonds and Notes of
       AFICA...................................    71
GOVERNMENT DEVELOPMENT BANK FOR PUERTO RICO....    71
TAX CONSEQUENCES...............................    72
RATING.........................................    73
LEGAL INVESTMENT...............................    73
UNDERWRITING...................................    73
LEGAL MATTERS..................................    74
CONTINUING DISCLOSURE COVENANT.................    74
REPORTS OF EL CONQUISTADOR PARTNERSHIP L.P.....    76
EXPERTS........................................    76
MISCELLANEOUS..................................    77
INDEX TO FINANCIAL STATEMENTS..................   F-1
FORM OF OPINION OF BOND COUNSEL................   A-1

                                    GLOSSARY



     AFICA means the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority, a governmental instrumentality of Puerto Rico.



     An Event of Taxability will occur when AFICA and the trustee with respect to the bonds receive an accountants' report stating that El Conquistador failed to comply with the source of income covenants under the loan agreement and as a result of such failure interest on the bonds is taxable to you.



     Hotel Operator means collectively, Williams Hospitality, Wyndham Management Corporation and Grand Bay Management Company.



     Patriot/Wyndham means collectively, Patriot American Hospitality, Inc. and Wyndham International, Inc.



     Qualifying Bondholder means a beneficial owner of the bonds that is (1) an individual who during the entire taxable year in which he receives or accrues interest on the bonds that due to the occurrence of an Event of Taxability is not income from within Puerto Rico under the U.S. Internal Revenue Code of 1986, as amended, was a bona fide resident of Puerto Rico or (2) a Puerto Rico corporation or other foreign corporation (for purposes of the Internal Revenue
Code) that is not engaged in trade or business in the United States.


                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS


     THIS OFFICIAL STATEMENT AND PROSPECTUS INCLUDES CERTAIN 'FORWARD-LOOKING STATEMENTS.' ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS OFFICIAL STATEMENT AND PROSPECTUS, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING EL CONQUISTADOR'S FUTURE FINANCIAL POSITION, BUSINESS STRATEGY, BUDGETS, PROJECTED COSTS AND PLANS AND OBJECTIVES FOR FUTURE OPERATIONS, ARE FORWARD-LOOKING STATEMENTS. IN ADDITION, FORWARD-LOOKING STATEMENTS GENERALLY CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS 'MAY,' 'WILL,' 'EXPECT,' 'INTEND,' 'ESTIMATE,' 'ANTICIPATE,' 'BELIEVE,' OR 'CONTINUE' OR THE NEGATIVE THEREOF OR VARIATIONS THEREON OR SIMILAR TERMINOLOGY. ALTHOUGH EL CONQUISTADOR BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. EL CONQUISTADOR'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS. CERTAIN FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE:


      COMPETITION FOR GUESTS FROM OTHER HOTELS;

      DEPENDENCE UPON GROUP AND LEISURE TRAVELERS AND TOURISM;


      ADVERSE WEATHER CONDITIONS AND OCCURRENCES; AND


      THE SEASONALITY OF THE HOTEL INDUSTRY.


IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EL CONQUISTADOR'S EXPECTATIONS ARE DISCLOSED UNDER 'RISK FACTORS' AND ELSEWHERE IN THIS OFFERING STATEMENT AND PROSPECTUS, INCLUDING, WITHOUT LIMITATION, IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS OFFICIAL STATEMENT AND PROSPECTUS. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO EL CONQUISTADOR, OR PERSONS ACTING ON ITS BEHALF, ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE VARIOUS FACTORS SET FORTH IN THIS OFFICIAL STATEMENT AND PROSPECTUS.

                                    SUMMARY


     This Summary highlights selected information from this official statement and prospectus. It may not contain all of the information that is important to you. To understand the terms of the bonds, you should carefully read this official statement and prospectus, including the financial statements and the notes to the financial statements of El Conquistador Partnership L.P. No person is authorized to detach this Summary from this official statement and prospectus or otherwise to use it without the entire official statement and prospectus.



     El Conquistador changed its fiscal year-end to December 31 from March 31 effective for the fiscal year ended December 31, 1997. El Conquistador has provided information for the 12-month period ended March 31, 1998 throughout this official statement and prospectus. El Conquistador believes that information for the 12-month period ended March 31 is a more accurate reflection of its results of operations and makes the information more easily compared to prior years. This belief is based on the fact that the El Conquistador's business is seasonal with the high season occurring primarily in the fiscal quarter ended March 31.


THE BONDS


     Title of Security. $104,000,000 Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority Tourism Revenue Bonds, 1999 Series A (El Conquistador Resort Project).



     The Issuer. AFICA.



     Use of Proceeds. AFICA will issue the bonds and lend the proceeds to El Conquistador pursuant to a loan agreement. El Conquistador will use the loan proceeds to repay Citicorp Real Estate, Inc. a $90,000,000 interim loan and related interest, to fund certain reserves and to pay certain costs and expenses of issuing the bonds. The proceeds of the interim loan were used to repay The Bank of Tokyo-Mitsubishi, Ltd. for advances made by it to redeem outstanding bonds issued by AFICA in 1991. The 1991 bonds were issued to finance the development and construction of the El Conquistador Resort & Country Club.



     Sources of Payment. Pursuant to the loan agreement, El Conquistador will be obligated to pay principal and interest on the bonds. El Conquistador will make such payments from cash it generates from operating activities.



     Interest on the Bonds. Interest on the bonds will be paid to you monthly on
the first day of each month, commencing on                , 1999. Additionally,
interest will be paid to you at maturity or redemption. Interest will be computed using a 360-day year of twelve 30-day months.



     Details of the Bonds. The bonds will be issued in the total principal
amount of $104,000,000. $     of the bonds will be serial bonds maturing at
six-month intervals commencing             1999 as set forth on the inside front
cover page of this official statement and prospectus. $     of the bonds will be
term bonds maturing at five-year intervals commencing             2009 as set
forth on the inside front cover page of this official statement and prospectus.



     The bonds will be issued pursuant to a trust agreement between AFICA and Banco Santander Puerto Rico, as trustee. The bonds will be issued in registered form, without coupons, in denominations which are multiples of $5,000. The bonds will be registered under The Depository Trust Company Book-Entry Only System. This means that you will not receive a certificate for any bonds you purchase. Your ownership interest in the bonds will be recorded in the Book-Entry Only System.



     Security for the Bonds. The bonds will be secured by a lien on substantially all the assets of El Conquistador.


     Mandatory Redemption of Bonds. Some or all of the bonds may be required to be redeemed if all or a portion of the Resort is condemned or damaged. Some or all of the bonds are required to be redeemed if the Resort stops operating or if there is a second occurrence of an Event of Taxability.



     In addition, the term bonds are periodically subject to mandatory redemption in part. For a schedule of term bond redemptions, see 'THE BONDS -- Redemption -- Mandatory Redemption Other than Upon Event of Taxability.'



     Optional Redemption of Bonds. El Conquistador has the right to redeem all
or part of the bonds, on and after                , 2009. The redemption prices
are set forth below. The redemption prices are expressed as a percentage of the outstanding principal amount of such bonds, and do not include interest.



                                                                                    REDEMPTION
REDEMPTION PERIOD                                                                     PRICE
---------------------------------------------------------------------------------   ----------
               , 2009 -                , 2010....................................     102.0%
               , 2010 -                , 2011....................................     101.0%
               , 2011 and thereafter.............................................     100.0%



     Bonds are Limited Obligations of AFICA. The bonds do not constitute an indebtedness of the government of Puerto Rico or any of its political subdivisions. Neither the government of Puerto Rico nor any of its subdivisions will be liable for payment of the bonds, except that AFICA is required to pay the bonds solely out of payments made by El Conquistador under the loan agreement. AFICA is the issuer of the bonds and acts as a pass-through entity so that the interest on the bonds will generally be tax free to Puerto Rico residents.





RISK FACTORS


     The bonds are subject to certain risks that could affect the ability of El Conquistador to pay the principal of and interest on the bonds. You should review the section entitled 'RISK FACTORS' for a discussion of certain risks associated with an investment in the bonds. Some of these risks are:



      The ability of El Conquistador to meet its debt service obligations is dependent on the future performance of the Resort.



      El Conquistador is not diversified: it has a single asset -- the Resort, in a single location -- Puerto Rico, and operates in a single industry -- the resort hotel industry.



      The operations and revenues of the Resort are affected by a number of factors that are outside of the control of El Conquistador, including competition, seasonality of the hotel industry, potential overbuilding in the industry, general economic conditions, weather conditions, droughts and water shortages, hurricanes and other natural disasters, and the cost and availability of labor, insurance and utilities.



      Properties like the Resort are relatively difficult to sell, which may affect the ability of bondholders to foreclose on and sell El Conquistador's property in the event such actions were necessary to pay the bonds.



      There will likely be no secondary market for the bonds.



      Each of Williams Hospitality, Wyndham Management and Grand Bay is an affiliate of El Conquistador. Williams Hospitality and Wyndham Management also operate other hotel and resort properties in Puerto Rico and the Caribbean and, therefore, there is a potential for conflicts of interest to arise.

TAX CONSEQUENCES



     Provided El Conquistador complies with the source of income covenants in the loan agreement, it is the opinion of Fiddler Gonzalez & Rodriguez, LLP, bond counsel, that the bonds and the interest on the bonds are exempt from or not subject to:


          (1) Puerto Rico income taxes and municipal property and license taxes,

          (2) under certain circumstances, Puerto Rico gift and estate taxes, and

          (3) United States income tax when received by:

             (a) individuals who are bona fide residents of Puerto Rico during the entire taxable year in which such interest is received, or


             (b) foreign corporations, including Puerto Rico corporations, and such interest is not effectively connected with the conduct of trade or business in the United States.



     If you are a person or entity described in (3)(a) or (b) above and you have to pay United States income tax on the interest paid on the bonds because El Conquistador fails to comply with source of income provisions of the loan agreement, El Conquistador will be required to pay an additional amount to you. The additional amount plus the actual interest paid to you on the bonds will not exceed 12% of the outstanding principal amount of the bonds which you own during any taxable year of El Conquistador. The additional amount that El Conquistador may be required to pay to you if the interest on the bonds becomes taxable in the United States may not be enough for you to have as much income after payment of taxes as you would have had if the interest remained tax free.


RATING


     The Bonds will be rated 'Baa2' by Moody's Investors Service, Inc. There is no assurance that such rating will remain in effect for any given period of time or that it will not be revised downward or withdrawn entirely by Moody's if, in its sole judgment, circumstances so warrant.


UNDERWRITER


     The underwriters of the bonds are Citicorp Financial Services Corporation. The underwriters have agreed to purchase the bonds at an aggregate discount of
$          from the initial offering price of the bonds shown (or derived from information shown) on the inside front cover page of this official statement and prospectus.



THE RESORT



     The Resort is a world class destination resort complex. The Resort consists of 751 guest rooms, an 18-hole championship golf course, a marina, seven tennis courts, 90,000 square feet of convention and meeting facilities, six lounges and nightclubs, 12 restaurants, a 10,000 square foot casino, 25 retail shops, a fitness center and five pool areas, situated on a bluff overlooking the convergence of the Atlantic Ocean and the Caribbean Sea in Fajardo, Puerto Rico. The Resort also features a secluded beach located on a private island three miles offshore known as Palominos Island.



     The Resort also generally has available 90 condominium units known as Las Casitas Village, which provides up to another 167 rooms to the inventory of luxury rooms available to the Resort. Las Casitas Village condominium units are owned by third parties substantially all of who make the units available to the Resort through individual rental agreements.

     The Resort's (excluding Las Casitas Village) average occupancy and average room rate for certain periods were as follows:



                                                                                       AVERAGE
                                                                           AVERAGE      ROOM
                                PERIOD                                    OCCUPANCY     RATE
-----------------------------------------------------------------------   ---------    -------
12-months ended 3/31/98................................................     72.7%      $207.56
12-months ended 3/31/97................................................     72.0%      $202.86
12 months ended 3/31/96................................................     71.0%      $198.99

9-months ended 9/30/98.................................................     74.5%      $213.93
9-months ended 9/30/97.................................................     76.4%      $202.16



MANAGEMENT AND MARKETING OF THE RESORT



     The Resort has historically been managed by Williams Hospitality Group Inc., an affiliate of El Conquistador. As of January 16, 1998, Wyndham International, Inc., the owner of the Wyndham Resorts'r' and Grand Bay'r' brands, acquired the majority interest in Williams Hospitality and in March 1998 acquired the remaining interests. Prior to consummation of this offering, El Conquistador will enter into an amended and restated management agreement with Williams Hospitality. Prior to consummation of this offering, Williams Hospitality will enter into an agreement with Wyndham Management Corporation with respect to the management of the Resort. Williams Hospitality will also enter into a marketing agreement with Wyndham Management with respect to the marketing of the Resort (excluding Las Casitas Village) as a Wyndham Resort'r'. Additionally, Williams Hospitality will enter into a marketing agreement with Grand Bay Management Company providing for the marketing of Las Casitas Village as a Grand Bay'r' hotel and the use of the Grand Bay reservation system for Las Casitas Village.



EL CONQUISTADOR PARTNERSHIP L.P.



     The Resort, excluding Las Casitas Village, is owned by El Conquistador. El Conquistador owns no assets other than its interest in the Resort. El Conquistador's sole business is the ownership and management of the Resort.



     El Conquistador is a Delaware limited partnership organized on January 16, 1990 under the Delaware Revised Uniform Limited Partnership Act. El Conquistador's mailing address in Puerto Rico is 1000 El Conquistador Avenue, Fajardo, Puerto Rico 00738. El Conquistador's telephone number at this location is (787) 863-1000. The Managing General Partner of El Conquistador is Conquistador Holding, Inc.



     El Conquistador is beneficially owned approximately 77% by Patriot American Hospitality, Inc. and approximately 23% by Wyndham International. The shares of common stock of Patriot and Wyndham International are traded together as 'paired shares' on the New York Stock Exchange. Patriot is a real estate investment trust specializing in the ownership of hotels. Wyndham International owns and operates hotels under several brand names including Wyndham Resorts'r' and Grand Bay'r'.

OWNERSHIP STRUCTURE



     As of the date of this official statement and prospectus, the ownership structure of El Conquistador, Williams Hospitality and Wyndham Management is as follows:


                   [CHART BREAKDOWN BY PERCENTAGE OF OWNERSHIP]

     Immediately prior to this offering, the name of El Conquistador will be changed to El Conquistador Partnership L.P., S.E. and the ownership structure of El Conquistador will be changed and will be as follows:


                   [CHART BREAKDOWN BY PERCENTAGE OF OWNERSHIP]

     El Conquistador has no current relationship with AFICA. In 1991, El Conquistador raised $120,000,000 through an AFICA financing the proceeds of which were used for the purchase and development of the Resort. The 1991 AFICA financing was repaid in August 1998.



CONTINUING DISCLOSURE



     El Conquistador will enter into an undertaking for the benefit of the bondholders and the beneficial owners of the bonds to file financial information and operating data, including audited financial statements, on an annual basis. El Conquistador will also provide notice of certain events, including defaults, draws on reserves, bond calls and rating changes. Such filings and notices will be provided to nationally recognized municipal securities information repositories and any Puerto Rico state information depository. Such filings will be made pursuant to Rule 15c2-12 promulgated by the SEC under the Securities Exchange Act of 1934.


EFFECT OF HURRICANE GEORGES


     Hurricane Georges passed through Puerto Rico on September 21 and 22, 1998. The Hurricane caused approximately $36,000,000 of property related damage to the Resort (excluding Las Casitas Village). As a result of the damage, the Resort was closed from September 21, 1998 until October 3, 1998. Substantially all of the physical damage and business interruption suffered by El Conquistador at the Resort is covered by insurance.

SUMMARY FINANCIAL INFORMATION


     The following table sets forth selected income data and balance sheet data of El Conquistador. The selected income data and balance sheet data are derived from the financial statements of El Conquistador for the fiscal year (9 months) ended December 31, 1997 and the fiscal years ended March 31, 1994, 1995, 1996 and 1997, which have been audited by Ernst & Young LLP, independent auditors. The financial statements and notes thereto as of December 31, 1997 and March 31, 1997 and for each of the three fiscal years ended December 31, 1997 are included in this official statement and prospectus, and include an explanatory paragraph which describes an uncertainty about El Conquistador's ability to continue as a going-concern. The information set forth below for other periods is unaudited. The pro forma operating information set forth below assumes that the offering and related transactions, including (1) repayment of the interim loan made by Citicorp Real Estate and (2) the effective date of the new management agreement occurred on April 1, 1997. The pro forma balance sheet assumes such transactions had occurred as of the respective balance sheet dates. The financial data for the twelve months ended March 31, 1998 (historical and pro forma), nine months ended December 31, 1997 (pro forma) and nine months ended September 30, 1998 (historical and pro forma) are under a new basis as a result of the acquisition of El Conquistador by Patriot/Wyndham. El Conquistador changed its fiscal year-end to December 31 from March 31 effective for the fiscal year ended December 31, 1997. The data below should be read in conjunction with the financial statements, related notes and other financial information included herein.



                                                                                                    TWELVE MONTHS
                                                                                     TWELVE MONTHS      ENDED
                                                 FISCAL YEAR ENDED MARCH 31,             ENDED        MARCH 31,
                                          ------------------------------------------   MARCH 31,        1998
                                            1994       1995       1996        1997       1998         PRO FORMA
                                          --------   --------   ---------   -------- -------------  -------------
                                                                                      (UNAUDITED)    (UNAUDITED)
                                                      (IN THOUSANDS, EXCEPT ROOM AND OCCUPANCY DATA)
Selected Statement of Income Data:
    Revenues:
      Rooms.............................  $ 16,873   $ 37,943   $  38,817   $ 40,025   $  41,354      $  41,354
      Food and beverage.................     9,421     27,298      26,189     26,235      27,020         27,020
      Casino............................     2,488      6,055       6,179      6,005       4,931          4,931
      Other income......................     4,344     14,652      19,166     21,959      24,416         24,416
                                          --------   --------   ---------   -------- -------------  -------------
                                            33,126     85,948      90,351     94,224      97,721         97,721
      Less casino promotional
        allowance.......................      (152)    (1,205)     (1,137)    (1,266)       (674)          (674)
                                          --------   --------   ---------   -------- -------------  -------------
        Total revenues..................  $ 32,974   $ 84,743   $  89,214   $ 92,958   $  97,047      $  97,047
                                          --------   --------   ---------   -------- -------------  -------------
                                          --------   --------   ---------   -------- -------------  -------------
    Operating expenses before
      depreciation and amortization.....  $ 33,559   $ 85,427   $  74,163   $ 76,251   $  78,706      $  75,192
                                          --------   --------   ---------   -------- -------------  -------------
    Depreciation and amortization.......     4,274     11,124      10,499      9,147       9,221          5,879(1)
                                          --------   --------   ---------   -------- -------------  -------------
    Income (loss) from operations
      (EBIT)............................    (4,859)   (11,808)      4,552      7,560       9,120         15,976
    Interest income.....................       109        468         229        199         173            173
    Interest expense....................    (5,298)   (16,137)    (17,022)   (17,162     (17,229)       (10,750)(2)
                                          --------   --------   ---------   -------- -------------  -------------
        Net income (loss)...............  $(10,048)  $(27,477)  $ (12,241)  $ (9,403)   $ (7,936)     $   5,399
                                          --------   --------   ---------   -------- -------------  -------------
                                          --------   --------   ---------   -------- -------------  -------------
    (Deficiency in) partners' capital
      beginning of period...............  $ 46,189   $ 36,191   $   8,716   $ (3,525)  $ (12,928)     $ (12,928)
    Partner capital contributions.......        50          2          --         --      81,923         85,575
    (Deficiency in) partners' capital
      end of period.....................    36,191      8,716      (3,525)   (12,928)     61,059         78,046
    Ratio of earnings to fixed
      charges...........................    (9,861)   (27,241)    (12,004)    (9,166)     (7,699)          1.5X
    Ratio of EBITDA to fixed charges....                             0.8X       0.9X        1.0X           2.0X
Other Financial Data:
    Available rooms(#)(3)...............       751        751         751        751         751            751
    Occupancy(3)........................     72.1%      73.3%       71.0%      72.0%       72.7%          72.7%
    Average rate(3).....................  $ 220.99   $ 188.87   $  198.99   $ 202.86   $  207.56      $  207.56
    RevPAR(3)(4)........................  $ 159.37   $ 138.42   $  141.22   $ 146.01   $  150.87      $  150.87
    Room revenue per available
      room(3)...........................        NA   $112,840   $ 118,794   $123,779   $ 129,224      $ 129,224
    Cash flow from operating
      activities........................  $  2,283   $ (4,712)  $   1,906   $  5,855   $   4,376
    EBITDA(5)...........................  $   (585)  $   (684)  $  15,051   $ 16,707   $  18,341      $  21,855
Selected Balance Sheet Data:
    Current assets......................  $ 25,270   $ 15,316   $  11,823   $ 13,618
    Land, building and equipment, net...   197,139    194,557     188,994    183,960
    Total assets........................   243,587    225,191     211,691    205,430
    Long-term debt, including current
      maturities........................   181,989    193,034     197,154    199,709
    Total liabilities and (deficiency
      in) partners' capital.............   243,587    225,191     211,691    205,430


------------






(1) Reflects an adjustment for amortization of offering costs, estimated at $5.0 million, amortized on the straight-line method over the 30-year term of the bonds at a rate of $166,667 per year, and the effect of the acquisition of El Conquistador by Patriot/Wyndham related to depreciation and deferred cost amortization.






(2) Reflects an assumed interest rate of 6.08% for the bonds.




(3) Excludes Las Casitas Village.




(4) RevPAR is equal to the average rate multiplied by occupancy percentage.




(5) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. El Conquistador believes that EBITDA is a useful measure of operating performance because (A) it is industry practice to evaluate hotel companies based on operating income before interest, depreciation and amortization and minority interests, which is generally equivalent to EBITDA, and (B) EBITDA is unaffected by the debt and equity structure of the entity. EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles, is not necessarily indicative of cash available to fund all cash flow needs, should not be considered as an alternative to net income under generally accepted accounting principles for purposes of evaluating El Conquistador's results of operations and may not be comparable to other similarly titled measures used by other companies.

                                                                       NINE MONTHS
                                         NINE MONTHS    NINE MONTHS       ENDED         NINE MONTHS ENDED SEPTEMBER 30,
                                            ENDED          ENDED       DECEMBER 31,     ------------------------------
                                         DECEMBER 31,   DECEMBER 31,       1997                                1998
                                             1996           1997        PRO FORMA         1997       1998    PRO FORMA
                                         ------------   ------------   ------------     --------   --------  ---------
                                         (UNAUDITED)                   (UNAUDITED)               (UNAUDITED)
                                                        (IN THOUSANDS, EXCEPT ROOM AND OCCUPANCY DATA)
Selected Statement of Income Data:
    Revenues:
      Rooms.............................   $ 24,420       $ 25,130      $   25,130      $ 31,670   $ 32,679  $ 32,679
      Food and beverage.................     17,633         17,429          17,429        20,421     23,327    23,327
      Casino............................      4,011          3,554           3,554         4,266      3,551     3,551
      Other income......................     12,954         14,472          14,472        18,142     20,072    20,072
                                         ------------   ------------   ------------     --------   --------  ---------
                                             59,018         60,585          60,585        74,499     79,629    79,629
      Less casino promotional
        allowance.......................       (849)          (458)           (458)         (687)      (512)     (512)
                                         ------------   ------------   ------------     --------   --------  ---------
        Total revenues..................   $ 58,169       $ 60,127      $   60,127      $ 73,812   $ 79,117  $ 79,117
                                         ------------   ------------   ------------     --------   --------  ---------
                                         ------------   ------------   ------------     --------   --------  ---------
    Operating expenses before
      depreciation and amortization.....   $ 53,572       $ 55,253      $   53,724      $ 58,889   $ 59,887  $ 56,617
                                         ------------   ------------   ------------     --------   --------  ---------
    Depreciation and amortization.......      6,856          6,887           4,381(1)      6,922      5,670     5,224 (1)
                                         ------------   ------------   ------------     --------   --------  ---------
    Income (loss) from operations
      (EBIT)............................     (2,259)        (2,013)          2,022         8,001     13,560    17,276
    Interest income.....................        139            128             128           150        149       149
    Interest expense....................    (12,691)       (13,157)         (8,063)(2)   (13,231)   (12,159)   (8,063)(2)
    Loss on early extinguishment of
      debt..............................         --             --              --            --     (1,676)       --
                                         ------------   ------------   ------------     --------   --------  ---------
        Net income (loss)...............   $(14,811)      $(15,042)     $   (5,913)     $ (5,080)  $   (126) $  9,362
                                         ------------   ------------   ------------     --------   --------  ---------
                                         ------------   ------------   ------------     --------   --------  ---------
    (Deficiency in) partners' capital
      beginning of period...............   $ (3,525)      $(12,928)     $  (12,928)     $(18,336)  $(27,971) $(27,971)
    Partner capital contributions.......         --             --          94,851            --     85,200   100,073
    (Deficiency in) partners' capital
      end of period.....................    (18,336)       (27,970)         73,700        23,417     57,103    81,464
    Ratio of earnings to fixed
      charges...........................    (14,633)       (14,864)         (5,735)       (4,902)      1.0X      2.2X
    Ratio of EBITDA to fixed charges....       0.3X           0.3X            0.8X          1.1X       1.5X      2.7X
Other Financial Data:
    Available rooms(#)(3)...............        751            751             751           751        751       751
    Occupancy(3)........................      67.6%          69.3%           69.3%         76.4%      74.5%     74.5%
    Average rate(3).....................   $ 175.01       $ 175.59      $   175.59      $ 202.16   $ 213.93  $ 213.93
    RevPAR(3)(4)........................   $ 118.24       $ 121.68      $   121.68      $ 154.47   $ 159.38  $ 159.38
    Room revenue per available
      room(3)...........................   $ 77,456       $ 80,062      $   80,062      $ 42,170   $ 43,513  $ 43,513
    Cash flow from operating
      activities........................   $     13       $ (1,415)                     $  2,828   $  7,176
    EBITDA..............................   $  4,597       $  4,874      $    6,402      $ 14,923   $ 19,229  $ 22,500
Selected Balance Sheet Data:
    Current assets......................   $ 12,517       $ 13,953                      $ 10,637   $ 13,203  $ 21,176
    Land, building and equipment........    185,822        181,127                       181,874    232,292   232,292
    Total assets........................    206,755        200,422                       198,543    252,250   264,585
    Long-term debt, including current
      maturities........................    202,969        204,624                       146,274    146,274   134,274 (5)
    Total liabilities and (deficiency
      in) partners' capital.............    206,755        200,422                       198,543    252,250   264,585

------------





(1) Reflects an adjustment for amortization of offering costs, estimated at $5.0 million, amortized on the straight-line method over the 30-year term of the bonds at a rate of $125,000 for each of the 9 months ended December 31, 1997 and 9 months ended September 30, 1998, and the effect of the acquisition of El Conquistador by Patriot/Wyndham related to depreciation and deferred cost amortization.






(2) Reflects an assumed interest rate of 6.08% for the bonds.




(3) Excludes Las Casitas Village.




(4) RevPAR is equal to the average rate multiplied by occupancy percentage.




(5) Reflects the reduction in long-term debt of $25,000,000 owed to the Government Development Bank for Puerto Rico by El Conquistador, which will be assumed by Patriot, and the addition of the gross proceeds from this offering.

                                  RISK FACTORS

     In considering whether to purchase the bonds, you should consider the matters discussed in this section in addition to the other information in this official statement and prospectus.


     Any statements in this official statement and prospectus that are not strictly historical are forward-looking statements. These statements include, among other things, statements regarding the intent, belief or expectations of El Conquistador with respect to (1) the ownership, management and operation of the Resort, (2) risks associated with the hotel industry and real estate markets in general, (3) the availability of debt and equity financing, (4) interest rates, (5) general economic conditions and (6) trends affecting El Conquistador's financial condition or results of operations.



     You are cautioned that any such forward-looking statements reflect El Conquistador's good faith beliefs. They are not guarantees of future performance. They involve known and unknown risks, and actual results may differ materially from those in the forward-looking statements as a result of various factors. The accompanying information contained in this official statement and prospectus, including the information set forth below, identify important factors that could cause such differences.



RISKS ASSOCIATED WITH PAYMENT OF THE BONDS



     SUBSTANTIAL DEBT SERVICE OF EL CONQUISTADOR. At September 30, 1998, after making pro forma adjustments to the actual balance sheet of El Conquistador to give effect to this offering, the repayment of the interim loan to Citicorp Real Estate and certain related transactions, total short-term and long-term indebtedness of El Conquistador was $164,497,353 consisting of the following:



      $104,000,000 of the bonds, which are secured by substantially all of the assets of El Conquistador;



      $32,453,458 owed to Posadas de Puerto Rico Associates, Incorporated, an affiliate of El Conquistador and the Hotel Operator;



      $167,585 of equipment financing debt;



      $15,510,970 of loans and accrued interest owed to the partners of El Conquistador;



      $8,794,194 of incentive management fees owed to Williams Hospitality;



      $1,112,820 of interest on the incentive management fees owed to Williams Hospitality; and



      $2,458,326 of loans and accrued interest owed to Williams Hospitality.



     The aggregate annual interest costs and expenses in respect of such indebtedness is approximately $10,750,000, of which approximately $6,338,000 is paid on a current basis and the balance of $4,412,000 is deferred. All of the amounts set forth above other than with respect to the bonds and equipment financing debt are subordinate to the bonds. The equipment financing debt is secured solely by the financed equipment. That means that current interest and principal on the bonds must be paid first and if El Conquistador defaults on its obligations to pay the bonds, interest and principal on the bonds must be paid first. The principal of and interest on the bonds are payable at the times set forth on the inside front cover page of this official statement and prospectus. We cannot promise that at the time such payments become due El Conquistador will have the funds necessary to make such payments. If El Conquistador is unable to generate sufficient cash flow from operations, El Conquistador may be required to obtain additional equity contributions or refinance its outstanding debt or obtain additional financing. We cannot promise that any such equity contributions or refinancing would be possible or that any additional financing, if available, could be obtained on terms that would be favorable or acceptable to El Conquistador.



     RESTRICTIVE PROVISIONS IN THE LOAN AGREEMENT AND RELATED COLLATERAL DOCUMENTS. The loan agreement and the related collateral documents restrict in certain circumstances incurrence of additional indebtedness, creation of additional liens, disposition of certain assets, engagements in mergers and the entry into additional transactions with affiliates. These restrictions could limit the ability of El Conquistador to respond to changing market and economic conditions and provide for capital expenditures or additional financing.

     LIMITATION ON PAYMENT OF ADDITIONAL INTEREST UPON AN EVENT OF TAXABILITY. The additional amount that El Conquistador may be required to pay to you if the interest on the bonds becomes subject to U.S. income taxes may not be enough for you to have as much income after payment of such taxes as you would have had if the interest remained tax free. There can be no assurance that El Conquistador, if required, will have the necessary cash to make any such additional payments.



     ENFORCEMENT OF REMEDIES AGAINST EL CONQUISTADOR. In the case of an event of default under the trust agreement, the trustee may proceed to enforce any remedies under the trust agreement, the loan agreement, or the related collateral documents. Any foreclosure and other proceedings are dependent, in many respects, upon judicial action which is subject to discretion or delay. Under existing laws and judicial decisions, including the United States Bankruptcy Code, the remedies specified under the trust agreement, the loan agreement and the related collateral documents may not be readily available or may be limited. In addition, no assurances can be given that the proceeds of any sale of El Conquistador's assets upon a foreclosure will be sufficient to pay principal of and interest on the bonds.



     PREPAYMENT OF THE BONDS. The bonds may be required to be prepaid following an acceleration upon the occurrence of certain events of default under the loan agreement and the trust agreement. In the event the bonds must be prepaid, we cannot promise that El Conquistador will have the funds necessary to make such prepayments.


HOTEL INDUSTRY RISKS


     RISKS ASSOCIATED WITH OPERATING A HOTEL. The sole business of El Conquistador is the ownership and operation of the Resort. El Conquistador's ability to generate sufficient revenues from operations to pay expenses of operation and El Conquistador's debt service obligations, including the bonds, has certain risks. These risks include, among other things:



      competition for guests from other hotels, a number of which may have greater marketing and financial resources and experience than El Conquistador or the Hotel Operator;


      increases in operating costs due to inflation and other factors which may not be offset in the future by increased room rates;


      dependence on business and leisure travelers and tourism, which may fluctuate and is seasonal;


      increases in costs of travel, which may deter travelers;

      adverse effects of general and local economic conditions; and

      dependence on the Hotel Operator for the marketing and management of the Resort.


These factors could adversely affect the ability of the Resort to generate revenues and, therefore, El Conquistador's ability to make payments with respect to the bonds.



     OPERATING COSTS AND CAPITAL EXPENDITURES FOR A HOTEL; HOTEL RENOVATIONS. The Resort requires substantial ongoing expenditures to replace furniture and equipment and redecorate or upgrade the Resort in order to continue to provide first-class facilities to its guests. Capital expenditures at the Resort (excluding Las Casitas Village) in the past have been as follows:



12 months ended March 31, 1998..................................................   $2,554,000
Fiscal year ended March 31, 1997................................................   $1,428,000
Fiscal year ended March 31, 1996................................................   $  864,000

Fiscal year (9 months) ended December 31, 1997..................................   $1,890,000
Nine months ended December 31, 1996.............................................   $1,623,000

Nine months ended September 30, 1998............................................   $5,992,000
Nine months ended September 30, 1997............................................   $  865,000

     Capital expenditures at the Resort (excluding Las Casitas Village) in 1996 were low due to the newness of the facility. Capital expenditures at the Resort (excluding Las Casitas Village) have been budgeted as follows:


Fiscal year ending December 31, 1998............................................   $8,200,000
Fiscal year ending December 31, 1999............................................   $4,000,000


     As of November 30, 1998, $7,355,138 of this year's capital expenditure budget had been spent. The capital expenditure budget for fiscal 1998 includes amounts budgeted for the construction of the new spa at the Resort. We cannot promise that cash provided from operations will be sufficient to meet the Resort's future capital expenditure requirements.



     Additionally, as a result of Hurricane Georges, approximately $36,000,000 was required to make repairs and replacements at the Resort (excluding Las Casitas Village). All but approximately $250,000 of such amount is covered by insurance. For a complete description of the damage caused by Hurricane Georges at the Resort, see ' -- Events Not Within the Control of El Conquistador.'



     Under the terms of the loan agreement, El Conquistador is obligated to establish a reserve to pay the cost of capital expenditures at the Resort (excluding Las Casitas Village) and pay for periodic replacement or refurbishment of furniture, fixtures and equipment. If capital expenditures exceed El Conquistador's expectations, additional costs could have an adverse effect on El Conquistador's cash available for payment of the bonds. If El Conquistador is unable to generate sufficient cash flow to fund the cost of capital expenditures in the future, the loan agreement permits El Conquistador to borrow for such purposes. However, we cannot promise that El Conquistador will be able to obtain such financing if required for future capital expenditures.



     SEASONALITY OF HOTEL BUSINESS. Tourism in Puerto Rico is at its peak during the months of December through April. Occupancy levels and room rates are lower during the balance of the year. Successful operation of the Resort is dependent in large part to a successful high season, the ability of the Resort to attract guests during the off-season months and careful management of costs throughout the year. Efforts are made by the Hotel Operator to actively market during off-season months so as to minimize the effects of seasonality. We cannot promise that such efforts will be successful.



EVENTS NOT WITHIN THE CONTROL OF EL CONQUISTADOR



     Hurricanes and other natural disasters, airline strikes, droughts and water shortages, civil unrest, acts of war, and other uncontrollable events may adversely affect occupancy levels at the Resort. Such events could adversely affect cash flows and profits of El Conquistador. The Resort is particularly vulnerable to these types of events because of its high debt service requirements. El Conquistador cannot predict the effect an uncontrollable event may have on the Resort or El Conquistador's financial condition.



     Hurricane Georges passed through Puerto Rico on September 21 and 22, 1998. Hurricane Georges caused approximately $36,000,000 of property related damage at the Resort (excluding Las Casitas Village), substantially all of which is covered by insurance. The Resort lost at least 2,500 room nights during the 10-day period September 20-30, 1998 as a result of Hurricane Georges. El Conquistador believes such room night losses will be covered by its business interruption insurance. As a result of Hurricane Georges, the Resort was closed from September 21, 1998 through October 3, 1998. Additionally, the majority of condominium units of Las Casitas Village were damaged and were not available to the Resort until December 10, 1998. Puerto Rico itself and other hotel properties on the island also suffered extensive damage from Hurricane Georges. As a result, travelers' perception of Puerto Rico as a leisure destination may be adversely affected for the 1998/1999 tourist season. The Resort could lose additional room nights as a result of this perception, which may or may not be covered by its business interruption insurance. As of the date of this offical statement and prospectus, the Resort is fully operational. However, El Conquistador cannot predict the effect that Hurricane Georges will have on its future bookings. To the extent that additional group and leisure travelers with reservations cancel their plans to come to the Resort or additional travelers do not make reservations as a result of Hurricane Georges, such lost bookings could have a material adverse effect on El Conquistador's financial condition and results of operations.



REAL ESTATE INVESTMENT RISKS RELATED TO THE RESORT



     GENERAL RISKS INCIDENT TO OWNERSHIP OF THE RESORT. El Conquistador's investment in the Resort is subject to varying degrees of risk generally incident to the ownership of real property. The underlying value of El Conquistador's investment in the Resort and its income and ability to make payments on the bonds will depend on the ability of the Hotel Operator to operate the Resort in a manner sufficient to maintain or increase revenues and to generate sufficient income in excess of operating expenses for payment of the bonds. Income from the Resort may be adversely affected by changes in national economic conditions, changes in local market conditions due to changes in general or local economic conditions, the ongoing need for capital improvements, changes in real estate tax rates and other operating expenses for the Resort, adverse changes in governmental rules and fiscal policies, adverse changes in zoning laws, and other events (which may result in uninsured losses), which are beyond the control of El Conquistador.



     PROPERTY TAXES OF THE RESORT. The Resort is subject to real property taxes. The real property taxes on the Resort may increase or decrease as property tax rates change and as the value of the property is assessed or reassessed by taxing authorities. If property taxes increase as a result of such reassessments, El Conquistador's ability to make payments on the bonds could be adversely affected. Currently, El Conquistador is in negotiations with the Municipal Revenue Collection Center in Fajardo, Puerto Rico concerning the real property taxes on the Resort (excluding Las Casitas Village). The negotiations concern the valuation computation used by the Municipal Revenue Collection Center to assess real property taxes for the Resort (excluding Las Casitas Village). El Conquistador has accrued amounts with respect to real property taxes for the fiscal years ended March 31, 1995, 1996 and 1997 and the fiscal year ended (9 months) December 31, 1997. El Conquistador believes these accruals will be sufficient to pay its real property taxes once negotiations with the Municipal Revenue Collection Center are completed.



     ENVIRONMENTAL MATTERS ASSOCIATED WITH THE RESORT. The operating costs of El Conquistador may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. Under various federal and Puerto Rico environmental laws, ordinances and regulations, a current or previous owner or operator of the Resort may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, or in the property. Such laws may impose liability whether or not the El Conquistador or the Hotel Operator knew of, or was responsible for, the presence of such hazardous or toxic substances.



     The Resort maintains certain facilities at which hazardous or toxic substances are utilized. Petroleum residues from the operation of golf carts at the Resort are present at the service area for such carts. Periodically, El Conquistador arranges for the removal of these petroleum residues. Additionally, there are several diesel fuel storage tanks at the Resort's marina. This diesel fuel is used by the ferryboats shuttling guests to and from Palominos Island. As persons who arrange for the transportation, disposal or treatment of hazardous or toxic substances El Conquistador or the Hotel Operator may also be liable for the costs of removal or remediation of such substances. Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials into the environment, and third parties may seek recovery from El Conquistador or the Hotel Operator of real properties for personal injury associated with exposure to released hazardous materials. The cost of defending against claims of liability or remediating contaminated property and the cost of complying with environmental laws could materially adversely affect El Conquistador's results of operations and financial condition. El Conquistador is not aware of any potential environmental liability or compliance concerns that it believes would have a material adverse effect on its business, assets, results of operations or liquidity.



     THE RESORT'S OBLIGATION TO COMPLY WITH AMERICANS WITH DISABILITIES ACT. Under the Americans with Disabilities Act, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. A determination that the Resort is not in compliance with the Act could result in the imposition of fines or an award of damages to private litigants. If El Conquistador were required to make material modifications to the Resort (exclusively Las Casitas Village) to comply with the Act, the ability of El Conquistador to make payments on the bonds could be adversely affected. El Conquistador has not been notified, and it has no other knowledge of, any material non compliance, liability or claim under the Act with respect to the Resort.



     UNINSURED AND UNDERINSURED LOSSES AT THE RESORT. The loan agreement will specify comprehensive insurance to be maintained on the Resort (exclusively Las Casitas Village), including liability, fire and extended coverage. If such insurance is not maintained, the bonds may be accelerated. El Conquistador believes that its insurance is adequate for its business. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, hurricanes and floods, that may be uninsurable or not economically insurable. El Conquistador currently has hurricane insurance and is in the process of making claims for property damages of approximately $36,000,000 as a result of Hurricane Georges. Additionally, El Conquistador has made an intial claim under its business interruption insurance policy as a result of the loss of business caused by Hurricane Georges. El Conquistador believes that after all claims related to Hurricane Georges are made it will continue to be covered for damages and business interruptions as a result of future hurricanes. However, we cannot promise that such insurance will continue to be available or affordable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the loss. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances, the insurance proceeds received by El Conquistador might not be adequate to restore its economic position with respect to the Resort.



     Additionally, in the event the Resort is damaged or destroyed to the extent that a mandatory prepayment of the bonds is required pursuant to the loan agreement, the insurance proceeds received by El Conquistador together with other funds available to it might not be sufficient to repay the principal of and interest on the bonds to the extent so required.


     LIMITED USE OF RESORT. The Resort may not be suitable for purposes other than a vacation and convention resort. As a result, in the event of a default, acceleration of the bonds and any resulting foreclosure sale of the Resort, the trustee's remedies and the number of entities which could purchase the Resort would be limited, and the sales price generated thereby might be adversely affected.


     DEVELOPMENT OF LAND ADJACENT TO THE RESORT. There are approximately 192 acres of land located adjacent to the Resort which is owned by affiliates of El Conquistador. Approximately 42 acres of such property is used by the Resort for various purposes including employee parking facilities. The additional 150 acres adjacent to the Resort owned by an affiliate is vacant land. This 150 acre property may be developed into a time share and/or hotel. It may also be developed into a golf course or have another use which would be an additional amenity to the Resort. El Conquistador believes that any such development would be beneficial to the Resort. However, El Conquistador cannot promise that such development would not have an adverse effect on its financial condition or results of operations.



FINANCIAL DIFFICULTIES OF PATRIOT AND WYNDHAM



     Patriot/Wyndham has substantial debt and debt service requirements and may not have enough available funds to meet its near-term debt service requirements. Patriot/Wyndham is evaluating ways to improve its liquidity and its ability to meet is debt service obligations. On December 16, 1998, Patriot/Wyndham announced it had entered into a letter of intent with a group of investors to make a $1 billion preferred equity investment in Patriot/Wyndham. Patriot/Wyndham may also seek to refinance or extend due dates on its debt, issue shares of paired common stock or preferred stock, or sell non-core hotel assets.

     To the extent Patriot/Wyndham is unable to secure additional financing or successfully refinance its indebtedness, it may not be able to pay its debts as they come due without selling some or all of its assets, restructuring its debt or substantially revising its operations. Additionally, Patriot/Wyndham's inability to close the $1 billion proposed investment, or in the alternative secure additional capital in the future, could have a material adverse effect on its financial condition and results of operations.



     Although Patriot and Wyndham together own substantially all of the interests in El Conquistador, neither Patriot nor Wyndham will be liable with respect to the bonds. Additionally, neither will be obligated to make additional loans or capital contributions to El Conquistador. However, Patriot/Wyndham's financial condition could have a material adverse effect on the Resort. The Resort relies on Patriot/Wyndham for many aspects of its operations, including management and marketing of the facilities, centralized purchasing and centralized reservations. Additionally, effective January 1, 1999, the Resort will be branded a Wyndham Resort'r' and Las Casitas will be branded a Grand Bay'r' hotel.



     If Patriot/Wyndham is unable to improve its financial condition and avoid defaulting on its obligations, such defaults could have a negative effect on the financial condition and results of operations of El Conquistador. We cannot promise that Patriot/Wyndham will be able to improve its financial condition in the future.



DEPENDENCE ON THE HOTEL OPERATOR



     The Resort has historically been managed by Williams Hospitality. Concurrently with the acquisition of its interest in El Conquistador, Wyndham International acquired a majority interest in Williams Hospitality. Although the executive employees of Williams Hospitality have remained, both El Conquistador and Williams Hospitality have had a change in ownership: Williams Hospitality is wholly owned by Wyndham International and El Conquistador is owned by Patriot/Wyndham. Prior to consummation of this offering, El Conquistador will enter into an amended and restated management agreement with Williams Hospitality which will provide for different terms, including different management fees, from the prior management agreement. Williams Hospitality will enter into an agreement with Wyndham Management with respect to the management of the Resort and the marketing of the Resort (excluding Las Casitas Village) as a Wyndham Resort'r' and the use of the Wyndham International reservation system for the Resort (excluding Las Casitas Village). Williams Hospitality will also enter into a marketing agreement with Grand Bay for the marketing of Las Casitas Village as a Grand Bay'r' hotel. The new management agreement imposes on El Conquistador certain obligations to maintain the Resort and related facilities at certain quality levels. The failure of El Conquistador to adhere to such standards could result in the cancellation of the new management agreement or the loss of one or more of the brand names. Such cancellation could have a material adverse effect on El Conquistador.



     El Conquistador depends solely on the Hotel Operator to manage and operate the Resort. The new management agreement expires in September 2013, prior to the maturity date for a majority of the bonds. If the new management agreement is terminated as a result of a default or other reason, or if the Hotel Operator decides not to renew the new management agreement or the respective marketing agreements, the Hotel Operator would have to be replaced. There is a possibility that a new hotel operator would be obtained on terms not as favorable to El Conquistador as those set forth in the new management agreement. Conquistador Holding (SPE), Inc., which will be the managing general partner of El Conquistador, will have the responsibility for obtaining the services of an operator. However, the managing general partner is not itself obligated to operate the Resort. Additionally, no affiliate of the managing general partner (other than the Hotel Operator) is legally responsible for the performance of the obligations of Williams Hospitality under the new management agreement or Wyndham Management and Grand Bay under their arrangements with Williams Hospitality.



     The terms and provisions of the new management agreement were not negotiated on an arm's-length basis. Such terms and conditions have been set by the Conquistador Holding, Inc., and the Hotel Operator, both of which are controlled by Wyndham International. Accordingly, the terms, provisions and compensation contained in the new management agreement may not reflect the fair market value of the services rendered by the Hotel Operator.



POTENTIAL CONFLICTS OF INTEREST BETWEEN EL CONQUISTADOR AND THE HOTEL OPERATOR



     El Conquistador is subject to various conflicts of interest arising out of its relationship with the managing general partner and the Hotel Operator, and their respective affiliates. Each of Williams Hospitality and Wyndham Management operate other hotel and resort properties in Puerto Rico and the Caribbean. Wyndham Management and Grand Bay also operate other resort destinations. The management of multiple hotel and resort properties could result in conflicts with respect to:


      the direction of guests to properties other than the Resort;

      the desire to maximize overall results of the Hotel Operator and its affiliates rather than the results of the Resort; and

      the availability to the Resort of personnel employed by the Hotel Operator best suited to manage the Resort.


Such conflicts could result in certain actions or decisions that could have an adverse effect on El Conquistador.


RISKS OF OPERATING A HOTEL UNDER A BRAND AFFILIATION


     The Resort (excluding Las Casitas Village) will soon begin operating under the Wyndham Resorts'r' brand name and Las Casitas Village will soon begin operating under the Grand Bay'r' brand name. The continued use of a brand is generally contingent upon the continuation of the management arrangements related to the property with the branded operator. If a brand affiliation is terminated, El Conquistador may seek to obtain a suitable replacement brand affiliation, or to operate the Resort (excluding Las Casitas Village) and/or Las Casitas Village independent of a brand affiliation. The loss of a brand affiliation could have a material adverse effect upon the operations or the underlying value of the property covered by the brand affiliation because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the brand owner. Operating under a brand name is different from operating more or less independently as the Resort has done in the past. The reputation and customer perception of the Resort will be influenced by customers' experiences at other hotels having the same brand. We cannot promise that the branding of the Resort (excluding Las Casitas Village) and Las Casitas Village will have a positive affect on the Resort's operations or that the results of operations in the past are necessarily indicative of future results of operations. Additionally, we cannot promise that Patriot and Wyndham International will continue to operate as a paired share real estate investment trust. If such relationship were to change in the future, the arrangements with the Hotel Operator could be adversely affected. If the management arrangements are terminated because of a change in the Patriot/Wyndham relationship, the continued use of the brand name is likely to be terminated.



TOURISM TAX EXEMPTIONS APPLICABLE TO EL CONQUISTADOR



     The Resort enjoys certain tax exemptions under the Puerto Rico Tourism Incentive Acts. The grants provided under such acts accord tax exemptions to the grantees for 10 years, which may be extended for an additional 10 years. El Conquistador was granted a tax exemption under the provisions of the Puerto Rico Tourism Incentives Act of 1993. The exemptions do not apply to casino revenues. The grants are conditioned upon continued compliance with various terms and conditions set forth in the grants. Failure of El Conquistador to comply with these requirements could result in the revocation of the grant resulting in the elimination of the exemptions. We cannot promise that these exemptions will continue to be available, and if changed, what effect a change would have on El Conquistador's financial condition or results of operations.

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


GAMING REGULATIONS ASSOCIATED WITH THE RESORT'S CASINO



     The ownership and operation of casinos in Puerto Rico is heavily regulated. Williams Hospitality was granted a casino franchise as an operator of the casino at the Resort. Williams Hospitality operates the casino on behalf of El Conquistador as part of its management function at the Resort. Additionally, certain of the individuals employed at the Resort are licensed to work in the casino. The casino is required to renew its casino franchise quarterly. Unless a change of ownership of a franchisee has occurred or regulators have reason to believe that reinvestigation of a franchisee is necessary, renewal is generally automatic. Although El Conquistador and Williams Hospitality have no reason to believe that the current casino franchise will not be renewed, there can be no assurance of such renewal.



DEPENDENCE ON HIGHLY-SKILLED PERSONNEL



     The success of the Resort depends to a significant extent upon the performance of the Hotel Operator and its ability to continue to attract, motivate and retain highly-qualified employees. The loss of services of the Hotel Operator or a significant number of employees could have a material adverse effect on El Conquistador. Competition for highly-skilled employees with management, marketing and other specialized training in the hotel and casino business is intense, especially in Puerto Rico and other parts of the Caribbean. We cannot promise that the Hotel Operator will be successful in attracting and retaining such personnel. Specifically, El Conquistador may experience increased costs in order to attract and retain skilled employees.



COMPETITION WITHIN THE HOTEL AND CASINO BUSINESS



     The hotel and casino business in the Caribbean region is highly competitive. The Resort competes with numerous hotels and resorts on the island of Puerto Rico (including 18 other hotels and resorts with casinos) and on other Caribbean and Bahamian islands as well as those in the southeastern United States, Hawaii and Mexico. The Resort (excluding Las Casitas Village) competes with such chains as Hyatt, Marriott, Hilton and Westin as well as numerous other hotel and resort chains and independent hotel and motel operators. Las Casitas Village competes with such chains as The Four Seasons Resorts and the Ritz Carlton. During the past three years, five new hotels and casinos have opened in Puerto Rico alone and an additional hotel and casino is expected to open in Puerto Rico during 1999.


     The Resort is a large destination resort and competes for much of its group business with other destination resorts located in Puerto Rico, the Caribbean, the continental United States and Hawaii. The ability of the Resort to effectively compete in this market depends on a number of factors including:

       high quality service

       aggressive marketing

       competitive rates

       varied facilities and accommodations


Continuous capital improvement programs are essential to stay current with industry trends and maintain the Resort's market share. Many hotels with which the Resort competes are owned or managed by hotel chains possessing substantially greater financial and marketing resources than those of El Conquistador and the Hotel Operator. We cannot promise that the Resort will effectively compete in the future.



EL CONQUISTADOR'S RELIANCE ON SINGLE MARKET


     The Resort is located in Fajardo, Puerto Rico. Any adverse events such as hurricanes and other natural disasters, droughts and water shortages, labor strikes and the like which may affect Puerto Rico generally will adversely affect the Resort's entire business. Additionally, Puerto Rico is served by a small number of airlines and the market is dominated by American Airlines. Any adverse events in the airline industry as a whole, and especially to American Airlines, including airline strikes, increased fuel prices or accidents could have a material adverse effect on El Conquistador's business and financial condition.



     El Conquistador lacks asset diversification since the Resort is, and will remain, its only property. The ability of El Conquistador to comply with its obligations under the loan agreement and the trust agreement, including its obligation to pay principal and interest on the bonds, depends primarily upon the future operating revenues and expenses of the Resort. El Conquistador's financial condition may be affected by factors such as:


      competition from other resort hotels

      seasonality of the hotel industry

      potential over-building in the hotel industry

      inflation and other economic conditions

      the existence of favorable and economical air travel services the cost and availability of labor

      the cost and availability of utilities

      the cost and availability of adequate insurance for risks such as property damage and general liability other events beyond El Conquistador's control



RELATIONSHIP BETWEEN CITICORP FINANCIAL SERVICES AND CITICORP REAL ESTATE



     Citicorp Financial Services Corporation is the lead underwriter for the bonds. Citicorp Real Estate, Inc. made a $90,000,000 interim loan to El Conquistador on August 3, 1998. The proceeds from the sale of the bonds will be used to repay $90,000,000 to Citicorp Real Estate. Citicorp Financial Services and Citicorp Real Estate are affiliated entities. In connection with the interim loan, El Conquistador agreed that Citicorp Financial Services would be its exclusive financial advisor for the sale of the bonds. El Conquistador agreed to pay Citicorp Financial Services an underwriting fee and structuring/management fee with respect to the issuance of the bonds. It is possible that El Conquistador could have negotiated better terms with an underwriter that was not affiliated with Citicorp Real Estate.



ABSENCE OF SECONDARY MARKET FOR THE BONDS; RATING MAINTENANCE FOR THE BONDS



     El Conquistador and AFICA do not intend to apply for listing of the bonds on a securities exchange. There is currently no secondary market for the bonds. There will likely be no secondary market for the bonds. If such a market were to exist, the bonds could trade at prices that may be lower than the initial market values thereof depending on many factors, including prevailing interest rates and the markets for similar securities.



     The liquidity of the bonds also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity independent of the financial performance of, and prospects for, El Conquistador.



     The investment rating initially assigned to the bonds may be downgraded or withdrawn. Such a rating change could adversely affect the value of and market for the bonds.

                                USE OF PROCEEDS


     The bonds will be issued to provide for the repayment of the interim loan, including interest thereon, provided by Citicorp Real Estate to El Conquistador on August 3, 1998, funding certain reserves and paying certain costs and expenses of issuing the bonds. The proceeds of the interim loan were used to repay The Bank of Tokyo-Mitsubishi, Ltd. for advances it made to El Conquistador to redeem a portion of AFICA's Tourism Revenue Bonds, 1991 Series A and 1991 Series C (El Conquistador Resort Project), in the aggregate outstanding principal amount of $120,000,000 and to pay fees and expenses in connection with the interim loan. The 1991 AFICA bonds would have matured on March 9, 1999 and bore interest at floating rates. The 1991 AFICA bonds were secured by, among other things, a letter of credit issued by The Bank of Tokyo-Mitsubishi, Ltd. The 1991 AFICA bonds were subject to mandatory redemption on the interest payment date preceding the expiration date of the letter of credit. The letter of credit was scheduled to expire September 9, 1998 and the 1991 AFICA bonds were therefore redeemed on August 3, 1998.



     The interim loan bears interest at a floating rate which is currently 7.75%. The interim loan had an original maturity date of November 3, 1998. Due to the damage to the Resort from Hurricane Georges, the offering of the bonds was delayed. El Conquistador and Citicorp Real Estate agreed on an extension of the maturity date of the interim loan until January 29, 1999.



     El Conquistador is indebted to the Government Development Bank for Puerto Rico in the aggregate principal amount of $25,000,000 pursuant to a term loan. Contemporaneously with the issuance of the bonds, the indebtedness of El Conquistador to the Government Development Bank will be assumed by Patriot, which beneficially owns approximately 77% of El Conquistador. El Conquistador will be released from its obligation to pay such indebtedness.


     Set forth below are the estimated sources and uses of proceeds with respect to the sale of the bonds:


Source
     Gross bond proceeds..............................................................    $104,000,000
                                                                                          ------------
          Total sources...............................................................    $
                                                                                          ------------
                                                                                          ------------
Uses
     Repayment of the interim loan....................................................    $ 90,000,000
     Reserve fund.....................................................................       9,000,000
     Cost of issuance of the bonds:
          SEC registration fee.........................................   $     30,612
          Printing expenses............................................
          Accounting fees and expenses.................................
          Legal fees and expenses......................................
          Trustee fees.................................................         30,000
          Miscellaneous expenses.......................................
                    Subtotal..........................................................
     AFICA fee........................................................................    $    520,000
     Underwriters' discount...........................................................
     Underwriters' structuring/management fee.........................................
                                                                                          ------------
          Total uses..................................................................    $104,000,000
                                                                                          ------------
                                                                                          ------------

                                   THE RESORT

GENERAL


     The Resort, a world class destination resort complex, is one of the leading hotel and casino properties in Puerto Rico. The Resort has 751 guest rooms, an 18-hole championship golf course, a marina, seven tennis courts, 90,000 square feet of convention and meeting facilities, six lounges and nightclubs, 12 restaurants, a 10,000 square foot casino, 25 retail shops, a fitness center and five pool areas, situated on a bluff overlooking the convergence of the Atlantic Ocean and the Caribbean Sea in Fajardo, Puerto Rico. The Resort also features a secluded beach located on a private island three miles offshore commonly known as Palominos Island.



     In addition, the Resort generally has available 90 condominium units known as Las Casitas Village. Almost all of the owners of these condominiums have entered into rental arrangements with El Conquistador pursuant to which the units are made available as additional guest rooms of the Resort. Each unit consists of one, two or three bedrooms which can be divided into up to 167 separate rooms which are made available to the inventory of luxury rooms at the Resort. Guests at Las Casitas Village are able to enjoy all the facilities of the Resort.


     The Resort offers group and conference facilities for groups of up to 2,000 and also attracts the individual upscale leisure traveler. The upscale leisure traveler is attracted to the Resort by the Caribbean climate and resort amenities including the casino, swimming pools, whirlpools, tennis, golf and water sports facilities, a health club and entertainment lounges. 'Blue Chip' corporate and incentive groups comprise a significant portion of the Resort's clientele due to its convention and meeting facilities as well as the other Resort amenities.

     The Resort has received the Gold Key Award by Meetings & Conventions Magazine and the Paragon Award by Corporate Meetings & Incentives Magazine for excellence in meetings and conventions. It has been awarded the American Automobile Association 'Four Diamond' rating for each of its five years of operation. Las Casitas Village at the Resort was awarded a 'Five Diamond' rating (the highest rating) by the American Automobile Association commencing in the fourth quarter of 1997.


     The Resort (excluding Las Casitas Village) is expected to be marketed as a Wyndham Resort'r' commencing with the 1998-99 winter season. As a Wyndham Resort, the property will be included in Wyndham International's national and worldwide marketing campaigns as well as the Wyndham International reservation system. Las Casitas Village is expected to be marketed as a Grand Bay'r' hotel also commencing with the 1998-99 winter season and will likewise be included in Grand Bay's national and worldwide marketing campaigns. Wyndham Management and Grand Bay have substantially greater marketing resources than were available to the Resort in the past.


     The PricewaterhouseCoopers Lodging Research Network has independently ranked more than 40 U.S. hotel brands owned by publicly traded companies by growth in revenue per available room for the second quarter of 1998 vs. the year-earlier period. The Wyndham Resorts'r' brand was the top-performing upper upscale hotel brand with revenues per available room growth of 37.5% in the second quarter of 1998 versus the second quarter of 1997. The Grand Bay'r' brand was the second-best performing upper upscale brand, with revenues per available room growth of 12.3% during the period.


     During the 12-month period ended March 31, 1998, the Resort (excluding Las Casitas Village) had an average occupancy of 72.7% and gross revenues of $97,893,000. The Resort (excluding Las Casitas Village) finished its third full fiscal year ended March 31, 1997 with an average occupancy of 72.0% and gross revenues of $94,423,000. This compares to an average occupancy of 71.0% and gross revenues of $90,351,000 for the fiscal year ended March 31, 1996 and an average occupancy of 73.3% and gross revenues of $85,948,000 for the fiscal year ended March 31, 1995. During the fiscal year (9 months) ended December 31, 1997, the Resort (excluding Las Casitas Village) had an average occupancy of 69.3% and gross revenues of $60,713,000 compared to an average occupancy of 67.6% and gross revenues of $59,158,000 during the corresponding 9-month period ended December 31, 1996. During the 9-month periods ended September 30, 1998 and 1997, the Resort

(excluding Las Casitas Village) had an average occupancy of 74.5% and 76.4%, respectively, and gross revenues of $79,778,000 and $74,649,000, respectively.



     During the 12-month period ended March 31, 1998 and the fiscal years ended March 31, 1997, 1996 and 1995 daily room rates at the Resort (excluding Las Casitas Village) were $207.56, $202.86, $198.99 and $188.87, respectively. The average daily room rates at the Resort (excluding Las Casitas Village) during the fiscal year (9 months) ended December 31, 1997 and the 9-month period ended December 31, 1996 were $175.59 and $175.01, respectively. During the 9-month periods ended September 30, 1998 and 1997, the average daily room rate at the Resort (excluding Las Casitas Village) was $213.93 and $202.16, respectively.



     During the 12-month period ended March 31, 1998 and the fiscal years ended March 31, 1997, 1996 and 1995, the Resort's (excluding Las Casitas Village) capital expenditures for the purchase of property and equipment were $2,554,000, $1,428,000, $864,000 and $3,002,000, respectively. During the fiscal year (9 months) ended December 31, 1997 and the 9-month period ended December 31, 1996, the Resort's (excluding Las Casitas Village) capital expenditures for the purchase of property and equipment were $1,890,000 and $1,623,000, respectively. During the 9-month periods ended September 30, 1998 and 1997, the capital expenditures at the Resort (excluding Las Casitas Village) were $5,992,000 and $865,000, respectively.



     The Resort has historically been managed by Williams Hospitality, an affiliate of El Conquistador. Williams Hospitality's sole business was the operation of the Resort and two other Puerto Rico hotel properties owned by affiliates of El Conquistador. As of January 16, 1998, Wyndham International acquired the majority interest in Williams Hospitality's and in March 1998 acquired the remaining interests. Prior to consummation of this offering, El Conquistador will enter into an amended and restated management agreement with Williams Hospitality. Williams Hospitality will then enter into an agreement with Wyndham Management with respect to the management of the Resort and the marketing of the Resort (excluding Las Casitas Village) as a Wyndham Resort'r'. Williams Hospitality will also enter into a marketing agreement with Grand Bay with respect to the marketing of Las Casitas Village as a Grand Bay'r' hotel.



     Set forth below is a chart which contains certain historical and financial information concerning the Resort (excluding Las Casitas Village):


                                                                              ROOM REVENUE
                                                   AVERAGE      AVERAGE           PER           RENOVATION
                    PERIOD                        OCCUPANCY    DAILY RATE    AVAILABLE ROOM    EXPENDITURES
-----------------------------------------------   ---------    ----------    --------------    ------------
April 1, 1997 - March 31, 1998(1)..............      72.7%      $ 207.56        $ 55,065        $2,554,000
April 1, 1996 - March 31, 1997.................      72.0%      $ 202.86        $ 53,294        $1,428,000
April 1, 1995 - March 31, 1996.................      71.0%      $ 198.99        $ 51,687        $  864,000
April 1, 1994 - March 31, 1995.................      73.3%      $ 188.87        $ 50,523        $3,002,000

------------


(1) Financial information for this period is unaudited. El Conquistador changed its fiscal year-end to December 31 from March 31 effective for the fiscal year ended December 31, 1997.


ACCESS


     The Resort is located on the northeast coast of Puerto Rico, approximately 35 miles east of the Luis Munoz Marin International Airport. Access from San Juan and the Luis Munoz Marin International Airport to the Resort is provided by Puerto Rico Highway 3, a four lane thoroughfare. The Luis Munoz Marin International Airport is currently served by approximately 30 United States and international airlines, including American Airlines, which uses San Juan as a hub for its intra-Caribbean service. Frequent, scheduled passenger air services connects Puerto Rico to the mainland United States, Europe and South America. Flying time is 3 1/4 hours to New York, 2 1/4 hours to Miami, 1 1/2 hours to Caracas and 8 hours to Europe. At present, according to the Official Airline Guide, a recognized travel industry source, there is daily non-stop service between San Juan and 17 United States cities, including, New York, Chicago, Dallas, Miami, Atlanta, Boston and numerous others. There is also regularly scheduled service between Puerto Rico and other Caribbean islands and major Latin American and European cities. El Conquistador believes that the abundance of non-stop flights to San Juan provides a major competitive advantage for resorts in Puerto Rico over those elsewhere in the Caribbean. However, airline service for Puerto Rico is wholly outside the control of El Conquistador and such service may change at any time.


CASINO CREDIT POLICY

     The Resort's casino extends credit to qualified players who satisfy its credit review procedures. The procedures include external credit verification and internal management level approvals. Credit play at the Resort has not been significant since its opening in November 1993 and credit losses have been immaterial. Gaming debts are enforceable in Puerto Rico and the majority of states in the United States. Those states that do not enforce gaming debts will nonetheless generally allow enforcement of a judgment obtained in a jurisdiction such as Puerto Rico. Due to the unenforceability generally of gaming debts in Latin America, procedures have been established to obtain promissory notes from most Latin American credit casino clients.

GOVERNMENT REGULATION AND LICENSING


     Puerto Rico legalized gambling by the adoption of Law No. 221 on May 15, 1948. The Office of the Commissioner of Financial Institutions of Puerto Rico is responsible for investigating and licensing casino owners and the Gaming Division of the Tourism Company of Puerto Rico regulates and supervises casino operations. A government inspector must be on-site whenever a casino is open. Among its responsibilities, the Gaming Division licenses all casino employees and enforces regulations relating to method of play and operation of the casino. The casino at the Resort is subject to strict internal controls imposed by El Conquistador and the Hotel Operator over all facets of its operations, including the handling of cash and security measures. Each casino pays the government of Puerto Rico a casino franchise fee depending on total play or drop in the casino, which fee ranges from $50,000 to $200,000. Williams Hospitality was granted a casino franchise as an operator of the casino at the Resort. Williams Hospitality operates the casino on behalf of El Conquistador as part of its management function at the Resort. The Resort pays an annual casino franchise fee of $150,000 in equal quarterly installments. Williams Hospitality is required to renew its casino franchise quarterly; and, unless a change of ownership of the franchisee has occurred or the gaming authorities have reason to believe that reinvestigation of the franchisee is necessary, renewal is generally automatic.


     The Resort is also subject to various local laws and regulations affecting its business, including provisions relating to fire safety, sanitation, health and the sale of alcoholic beverages.

SEASONALITY

     Tourism in Puerto Rico is at its peak during the months of December through April. Most hotels, despite reducing their room rates during the off-season months, experience decreased occupancy and lower revenues. The Resort expects that group business developed during the off-season and the shoulder-season will reduce the effect of seasonality on its operations.


     During the 12-month period ended March 31, 1998 and the fiscal year ended March 31, 1997, the Resort's (excluding Las Casitas Village) monthly occupancy ranged from 54.7% to 85.0% and 47.1% to 85.5%, respectively, with an average occupancy of 72.7% and 72.0%, respectively. During the fiscal year (9 months) ended December 31, 1997, the Resort's (excluding Las Casitas Village) monthly occupancy ranged from 54.7% to 85.0% with an average occupancy of 69.3% compared to monthly occupancy ranging from 47.1% to 84.2% and an average occupancy of 67.6% for the 9-month period ended December 31, 1996. During the 9-month periods ended September 30, 1998 and 1997, the Resort's (excluding Las Casitas Village) monthly occupancy ranged from 46.5% to 86.9% and 54.7% to 88.2%, respectively, with an average occupancy of 74.5% and 76.4%, respectively. The in-season average occupancy for December 1997 to April 1998 was 78.5% compared to 79.8% and 77.1% for the corresponding periods ending in April 1997 and April 1996, respectively.

COMPETITION


     The hotel and casino business in the Caribbean region is highly competitive. The Resort competes with other hotels and resorts on the island of Puerto Rico and on other Caribbean and Bahamian islands and in the southeastern United States, Hawaii and Mexico. The Resort competes with such chains as Hyatt, Marriott, Hilton and Westin as well as numerous other hotel and resort chains and independent hotel and motel operators. Las Casitas Village competes with such chains as The Four Seasons Resorts and the Ritz Carlton. Some of these competing properties are owned or managed by hotel companies possessing substantially greater financial and marketing resources than those of El Conquistador and Hotel Operator.



     El Conquistador believes that Puerto Rico offers many advantages over geographical areas in which competing properties are located. Unlike most other Caribbean islands, Puerto Rico is served by many direct air flights from the continental United States and has a highly developed economy and a well-educated population. Moreover, Puerto Rico is a Commonwealth of the United States, freeing mainland visitors from concerns about foreign currencies or customs and immigration laws. Unlike resort areas in the southeastern United States, Puerto Rico enjoys a mild subtropical climate throughout the year and offers legalized gambling.



     The resort hotels in Puerto Rico that most directly compete with the Resort are the Hyatt Regency Cerromar Beach Resort & Casino with, according to the Official Hotel Guide, 506 rooms, the Hyatt Dorado Beach Resort & Casino with, according to the Official Hotel Guide, 298 rooms, and the Westin Rio Mar Beach Resort & Country Club, which is also located in the northeastern section of Puerto Rico with, according to the Official Hotel Guide, 600 rooms, all of which offer services, meeting space and recreational facilities comparable to those offered by the Resort. The Caribe Hilton Hotel located in San Juan, Puerto Rico has recently announced significant renovation and expansion plans to position it to compete with the Resort for group business. All of these hotels are beach and, with the exception of the Caribe Hilton Hotel, golf resorts and have an experienced hotel operator that has available to it major hotel chain resources. The Resort competes with the foregoing resort hotels (as well as those in other destination resort locales) on the basis of price, service, the extent and quality of facilities, ease of access, and its ability to promote the Resort to travel agents, meeting planners, and directly to the public. In this regard, El Conquistador expects to benefit from the marketing programs and reservation services of Wyndham Management and Grand Bay.


EMPLOYEES


     Approximately 1,490 persons are employed at the Resort, of whom 120 are casino employees. None of the employees at the Resort is represented by labor unions. The number of persons employed at the Resort varies from season to season and is at its highest during the high season of December through April when occupancy is at its highest. Under the new management agreement, all of the persons employed at the Resort will become employees of the Hotel Operator, not El Conquistador. El Conquistador will continue to bear all costs with respect to employees at the Resort. Such costs are considered reimbursable expenses and are in addition to the management fees paid to the Hotel Operator. El Conquistador considers the current relationships between the Resort and its employees to be satisfactory.


PROPERTY


     The Resort is situated on approximately 220 acres in Fajardo, Puerto Rico. Additionally, an affiliate of El Conquistador owns approximately 42 additional acres of land in the vicinity of the Resort which has various uses including employee parking facilities for the Resort. The following table sets forth the material properties which constitute the Resort (excluding Las Casitas Village) as of the date hereof. El Conquistador believes that the properties listed in the following table are in good repair and are adequate for their respective purposes. El Conquistador owns substantially all of the machinery, equipment, furnishings, goods and fixtures used in its business, all of which are well maintained and satisfactory for the purposes intended. Some of El Conquistador's personal property utilized at the Resort is subject to security interests held by third parties who financed the acquisition of such property. El Conquistador believes that its properties are adequately covered by insurance.



                                                               APPROXIMATE
LOCATION                                 PRINCIPAL USE             SIZE             INTEREST      ENCUMBRANCES
------------------------------------   -----------------    ------------------    ------------    ------------
Fajardo, PR.........................   Hotel and Casino     854,000 sq. ft.(1)     Fee simple           (2)
Palominos Island
  Fajardo, PR.......................   Beach/Watersports         90 acres         Leasehold(3)          (4)


------------


(1) The approximate size represents the square footage size of the structures, which constitute the Resort (excluding Las Casitas Village).



(2) Assuming completion of this offering, will be subject to a first mortgage lien securing a mortgage note in the principal amount of $104,000,000 securing the bonds.



(3) Leased by El Conquistador pursuant to a Deed of Lease dated December 15, 1990. The term of the Deed of Lease is for 32 years, expiring November 30, 2022, with two options to extend the term for additional five-year periods. Annual rent for Palominos Island is $210,000 for the year ending November 30, 1998, which annual rent increases $30,000 every five years thereafter commencing December 1, 2002, including during extensions of the original term.



(4) Assuming completion of this offering, the Deed of Lease will be subject to a first leasehold mortgage lien securing a mortgage note in the principal amount of $2,000,000 securing the bonds.


MANAGEMENT AND MARKETING OF THE RESORT


     El Conquistador is a party to a management agreement with Williams Hospitality which will be terminated effective December 31, 1998. The existing management agreement requires El Conquistador to pay to Williams Hospitality a base management fee equal to 3.5% of the Resort's gross revenues and an incentive management fee equal to 10% of the Resort's gross operating profit. Gross operating profit means income after deduction of the base management fee and before insurance, interest and rent expenses, depreciation and amortization, and payment of property taxes. Payment of the incentive management fees are subordinate to all obligations of El Conquistador to third parties as well as certain obligations to its partners. To date, payment of all incentive management fees has been deferred. Prior to the acquisition of Williams Hospitality by Wyndham International, Williams Hospitality's sole business was primarily to manage three hotels in Puerto Rico: the Resort, the El San Juan Hotel & Casino and the Condado Plaza Hotel & Casino. Following Wyndham International's acquisition of Williams Hospitality during 1998, the employees of Williams Hospitality became employees of Wyndham International and in many cases their responsibilities have increased to include other properties operated by Wyndham International.



     The following table sets forth the basic management fees paid and the incentive management fees earned by Williams Hospitality during the periods set forth. Such fees do not include amounts Williams Hospitality was reimbursed for certain administrative expenses incurred in connection with its management of the Resort which are set forth separately in the following table.



                                                                                                        REIMBURSED
                                                                                           TOTAL      ADMINISTRATIVE
                                                                BASIC       INCENTIVE       FEES       EXPENSES OF
                                                              MANAGEMENT   MANAGEMENT     PAID AND       WILLIAMS
                                                              FEES PAID    FEES EARNED     EARNED      HOSPITALITY
                                                              ----------   -----------   ----------   --------------
12-months ended March 31, 1998............................... $3,426,000   $2,457,000    $5,883,000     $3,284,000
12-months ended March 31, 1997...............................  3,305,000    2,376,000     5,681,000      3,258,000
Fiscal year (9 months) ended December 31, 1997...............  2,125,000      860,000     2,985,000      2,497,000
9 month period ended December 31, 1996.......................  2,071,000      899,000     2,970,000      2,082,000
9 month period ended September 30, 1998......................  2,792,000    2,392,000     5,184,000      1,665,000
9 month period ended September 30, 1997......................  2,613,000    1,995,000     4,608,000      2,468,000



     El Conquistador will enter into an amended and restated management agreement with Williams Hospitality for the management and marketing of the Resort. The new management agreement will become effective January 1, 1999 and will expire in September 2013. Williams Hospitality will enter into an agreement with Wyndham Management with respect to the management of the Resort and the marketing of the Resort (excluding Las Casitas Village) as a Wyndham Resort. The term of the agreement between Williams Hospitality and Wyndham Management will coincide with the term of the Management Agreement. Williams Hospitality will also enter into a marketing agreement with Grand Bay with respect to the marketing of Las Casitas Village as a Grand Bay hotel. The agreement between Williams Hospitality and Grand Bay will be for a term of one year and will be renewable on a yearly basis if both Williams Hospitality and Grand Bay consent to such renewal.



     El Conquistador will enter into the new management agreement with Williams Hospitality rather than Wyndham Management in order to preserve the 401(k) retirement plan of the employees of the Resort. Williams Hospitality will provide administrative services with respect to employees of the Resort. It is intended that all employees of the Resort become employees of Williams Hospitality in the future. Employees of the Resort would be negatively affected with respect to their 401(k) plan had they become employees of Wyndham Management.



     Under the new management agreement, El Conquistador will be required to pay to Williams Hospitality a base management fee of 2.0% of the gross revenues of the Resort (excluding Las Casitas Village), and 3.0% of the gross room revenues from Las Casitas Village. El Conquistador is also required to pay a trade name fee of 0.5% of gross room revenues of the Resort (excluding Las Casitas Village), and marketing fees of 1.5% of gross room revenues of the Resort (excluding Las Casitas Village) and 1.0% of the gross room revenues of Las Casitas Village. In addition, El Conquistador is solely responsible for all of the expenses incurred by the Hotel Operator in connection with managing and operating the Resort and is solely responsible for its allocable share of the cost of the Hotel Operator's national sales office efforts.



     The fees payable under the new management agreement will differ from those under the existing management agreement as follows:



      the base management fee will be reduced from 3.5% to 2.0% of gross revenues of the Resort (excluding Las Casitas Village)



      the base management fee will be reduced from 3.5% to 3.0% of gross revenues of Las Casitas Village the 10.0% incentive fee under the existing agreement will be eliminated there will be a new trade name fee of 0.5% of gross room revenues of the Resort (excluding Las Casitas Village)



      there will be new marketing fees of 1.5% of gross room revenues of the Resort (excluding Las Casitas Village) and 1.0% of gross room revenues of Las Casitas Village



     The following table sets forth the fees that would have been payable to Williams Hospitality for the periods shown if the new management agreement had been in effect during such periods.



                                                                                               1.0%
                                                                      0.5%                   MARKETING
                                       2.0% BASE        3.0%         TRADE        1.5%        FEE FOR
                                       MANAGEMENT      FEE FOR        NAME      MARKETING       LAS         TOTAL
                                          FEE        LAS CASITAS      FEE          FEE        CASITAS        FEES
                                       ----------    -----------    --------    ---------    ---------    ----------
12-month period ended March 31,
  1998..............................   $1,846,907     $ 206,714     $200,120    $ 600,359     $68,905     $2,923,005
Fiscal year (9 months) ended
  December 31, 1997.................   1,190,042        140,463      125,648      376,944      46,821      1,879,919
9-month period ended September 30,
  1998..............................   1,559,321        191,003      163,393      490,180      63,668      2,467,564



     The new management agreement provides that Williams Hospitality has exclusive supervision, control and discretion in the management, maintenance and operation of the Resort (excluding Las Casitas Village) and limited management responsibilities with respect to Las Casitas Village. The Hotel Operator has sole responsibility and total discretion on all matters with respect to the employees of the Resort and all such employees will become employees of the Hotel Operator or its affiliates, not El Conquistador. All leases and concession agreements relating to the Resort require the approval of each of the Hotel Operator and El Conquistador. The Hotel Operator is responsible for providing repairs to and maintenance of the Resort, exclusive of Las Casitas Village, the payment for which is reimbursed by El Conquistador. The Hotel Operator will notify El Conquistador of the need for all capital improvements of the Resort, exclusive of Las Casitas Village. However, completion of such capital improvements is the responsibility of El Conquistador. The Hotel Operator may use its affiliates to furnish goods or services to the Resort, but the terms of such arrangements must be no less favorable than those reasonably obtainable from an unrelated party.



     The Hotel Operator's business strategy is to maximize the economic potential of the Resort. The Hotel Operator is constantly seeking new ways to reduce operating costs as well as upgrade or add amenities to the Resort to enhance the overall experience of its guests. One new restaurant and four new retail shops were recently opened at the Resort. Additionally, the Resort will be enhanced by a Golden Door'r' spa which opened in December 1998.



     El Conquistador believes that the Resort will benefit significantly from the use of the Wyndham Resorts'r' and Grand Bay'r' trade names in the marketing of the Resort and Las Casitas Village. The Hotel Operator promotes the multiple products of Wyndham International under a series of unified marketing programs and the proprietary reservation system. As a result, Wyndham International hotels enjoy a large market presence significant enough to yield cost savings by centralizing functions such as sales, marketing, reservations and advertising. According to industry studies, the Wyndham Resorts'r' brand was the top performing upper upscale hotel brand with respect to revenue per available room growth of 37.5% in the second quarter of 1998 versus the second quarter of 1997. With respect to the luxury Grand Bay hotels, the Hotel Operator's aim is to consistently deliver excellent and personalized service and 'seek opportunities to create memories.' To better position the Grand Bay'r' brand and to develop a unified luxury concept and brand, the Hotel Operator developed and is currently implementing a unified marketing program designed to position this brand as a collection of distinctive, luxury hotels and resorts competing with other high-end products.



     The Hotel Operator intends to initiate a multi-million dollar advertising campaign during January 1999. The advertising campaign will predominately feature the Resort as the flagship of the Wyndham Resorts. The Resort's portion of the cost of the advertising campaign will be funded by the marketing fees paid by El Conquistador to the Hotel Operator. The Hotel Operator expects that the advertising campaign will increase the exposure and awareness of the Resort and its amenities and, as a result, will increase the occupancy rate and revenues of the Resort. We cannot promise, however, that the advertising campaign will be a success with respect to either Wyndham Resorts as a whole or the Resort specifically.



     The advertising campaign may feature other Wyndham Resorts that compete directly or indirectly with the Resort such as the Wyndham Aruba Beach Resort & Casino in Palm Beach, Aruba, the Wyndham Rose Hall Golf & Beach Resort in Montego Bay, Jamaica, the El San Juan Hotel & Casino in San Juan, Puerto Rico and the Buena Vista Palace in Orlando, Florida. We cannot promise that the advertising campaign will not result in a loss of Resort guests to other Wyndham hotels.



     Las Casitas Village will be branded as a Grand Bay hotel and, like other Grand Bay hotels, will be marketed to the upper upscale traveler. All Grand Bay hotels intend to install Golden Door'r' spas on the hotel premises. An aggressive marketing campaign for Grand Bay hotels will be launched in early 1999 promoting Las Casitas Village as well as other Grand Bay hotels such as the Grand Bay Hotel in Miami, Florida, the Peaks in Telluride, Colorado, the Boulders in Boulder, Colorado, the Grand Bay Hotel in Scottsdale, Arizona and La Paloma in Tucson, Arizona. This campaign will be part of Wyndham International's strategy to consolidate the marketing of the properties acquired by Patriot/Wyndham during the past two years and enhance the Grand Bay brand. The Las Casitas Village portion of the campaign will be funded by the marketing fees paid to the Hotel Operator with respect to Las Casitas Village.

     The Resort will now have available the resources of the extensive sales and marketing networks of Wyndham Resorts and Grand Bay. Prior to 1998, the Resort had an in-house marketing staff of approximately 8 employees, a U.S. mainland exclusive marketing service with 40 employees located primarily in Miami, Florida and New York, New York and sales agents in South America and Europe.


     El Conquistador has agreed to indemnify and hold harmless the Hotel Operator and its shareholders and affiliates and their respective partners, shareholders, directors, officers, employees and agents from and against any and all liabilities relating to the operation of the Resort except for the gross negligence or willful misconduct of its executive employees.


GOLDEN DOOR'r' SPA


     The Hotel Operator has determined that each Grand Bay hotel will contain a Golden Door'r' spa. A Golden Door'r' spa was opened at the Resort in December 1998. The spa will be marketed as an amenity to Las Casitas Village but will also be available to all guests of the Resort. El Conquistador owns the spa and the Hotel Operator manages and markets the spa. The cost of construction of the spa was approximately $4.7 million, which cost was borne by El Conquistador. El Conquistador will pay Grand Bay a management fee of 6% of the gross revenues of the spa and an incentive fee of 25% of the operating income of the spa.


LAS CASITAS VILLAGE ARRANGEMENTS


     El Conquistador has entered into separate, year-to-year agreements with the owners of almost all of the condominium units of Las Casitas Village with respect to the management and marketing of the condominium units. El Conquistador has full discretion in fixing room rates for each unit in Las Casitas Village. Each unit must be made available to El Conquistador for at least 11 months per calendar year and 23 of 25 weeks during the Resort's high season. El Conquistador receives 50% of the net rental income of each condominium unit, which is equal to the gross rental income of each condominium unit less certain administrative, marketing, maintenance, operational and other costs associated with the condominium units individually and Las Casitas Village as a whole. During the 9-month period ended September 30, 1998 and the fiscal year (9 months) ended December 31, 1997, El Conquistador's net revenue from the operation of Las Casitas Village was approximately $1,663,000 and $1,409,000, respectively. None of the unit owners is an affiliate of El Conquistador. We cannot promise that the arrangements with each individual unit owner will be renewed in the future. However, El Conquistador believes that the condominium units will continue to generally be made available to it based on the tax incentives available to the owners of such units from such arrangements.



FURTHER DEVELOPMENT OF LAS CASITAS VILLAGE



     Immediately prior to the issuance of the bonds, El Conquistador will make a distribution of approximately 15 acres of vacant land located within its main parcel and adjacent to Las Casitas Village to a newly formed affiliated entity. As part of the restructuring for this offering, the common stock of the new entity will be issued to WHG El Con Corp. and Conquistador Holding, Inc. It is contemplated that this land will be developed for an expansion of Las Casitas Village. El Conquistador anticipates entering into management and marketing arrangements with the owners of the new development similar to the arrangements with the owners of Las Casitas Village.



AVAILABLE INFORMATION



     El Conquistador has filed a registration statement on Form S-11 under the Securities Act of 1933 with the SEC with respect to this offering of the undivided interests in the loan agreement between AFICA and El Conquistador relating to the bonds. This official statement and prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement, including the exhibits and schedules thereto, for further information with respect to the bonds. Summaries and other statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is hereby made to the copy of the document included in this official statement and prospectus or filed as an exhibit to the registration statement.



     The registration statement and the exhibits and schedules thereto can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC, Chicago, IL and New York, NY. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.



     Following consummation of this offering, El Conquistador will be subject to the informational reporting requirements of the Securities Exchange Act of 1934 during the current fiscal year by reason of the public offering and the issuance of the bonds. In accordance with the Exchange Act, El Conquistador will file with the SEC the reports and other information required to be filed under the Exchange Act. El Conquistador anticipates, however, that it will not be subject to the reporting requirements of the Exchange Act in future fiscal years pursuant to Section 15(d) of the Exchange Act; however, El Conquistador will continue to file copies of its annual reports and certain other information, documents and reports specified in Rule 15c2-12 promulgated under the Exchange Act so long as the bonds are outstanding.



                        EL CONQUISTADOR PARTNERSHIP L.P.



     El Conquistador is a Delaware limited partnership organized on January 16, 1990 under the Delaware Revised Uniform Limited Partnership Act. Immediately prior to this offering, El Conquistador will change its name to El Conquistador Partnership L.P., S.E. El Conquistador has elected special partnership treatment under the laws of Puerto Rico. El Conquistador's mailing address in Puerto Rico is 1000 El Conquistador Avenue, Fajardo, Puerto Rico 00738. El Conquistador registered office in the State of Delaware is c/o Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.



     The general partners and limited partners of El Conquistador are WKA El Con Associates, a New York general partnership, and Conquistador Holding, Inc., a Delaware corporation. Each of WKA El Con and Conquistador Holding owns a 35% limited partnership interest and a 15% general partnership interest in El Conquistador. Conquistador Holding is the managing general partner of El Conquistador with the authority to make all decisions on behalf of El Conquistador without the consent of WKA El Con. As of the date of issuance of the bonds, El Conquistador will be governed by an amended and restated agreement of limited partnership.


     Immediately prior to the issuance of the bonds:




     (1) WKA El Con will be dissolved;



     (2) WKA El Con's general partnership interest in El Conquistador will be distributed to Conquistador Holding;



     (3)a portion of WKA El Con's limited partnership interests in El Conquistador representing 11.73% of all such interests will be distributed to Conquistador Holding;



     (4) WKA El Con's limited partnership interests in El Conquistador representing 23.27% of all such interests will be distributed to WHG El Con Corp.;



     (5) Conquistador Holding will transfer its general and limited partnership interests in El Conquistador to Conquistador Holding (SPE), Inc., its newly-formed, wholly-owned, single-purpose subsidiary; and



     (6) Conquistador Holding (SPE) will become the managing general partner of El Conquistador at the time of the transfer referred to in (5) above.



     After the restructuring discussed above:



      WHG El Con Corp. will own a 23.27% limited partnership interest in El Conquistador

      Conquistador Holding (SPE) will own a 46.73% limited partnership interest in El Conquistador



      Conquistador Holding (SPE) will own a 30% general partnership interest in El Conquistador



      Conquistador Holding (SPE) will be the sole general partner and managing general partner of El Conquistador



     The term of El Conquistador will continue until March 31, 2030, provided that El Conquistador may be dissolved prior to such date upon (1) mutual agreement of all the partners of El Conquistador; (2) the sale or abandonment of all or substantially all of the Resort (excluding Las Casitas Village); or (3) the bankruptcy of the sole remaining general partner unless the remaining partners agree in writing to continue the business of El Conquistador and to replace the bankrupt general partner.



     No regular meetings of the partners of El Conquistador are required under the El Conquistador partnership agreement. However, the partners meet once per year to review and approve the forthcoming year's budget for the Resort as prepared and presented by the Hotel Operator. The partners also meet from time-to-time as required to discuss various matters pertaining to El Conquistador.



     In 1990, WHG Resorts & Casinos Inc., together with certain other individuals, caused the formation of WKA El Con. El Conquistador was formed by WKA El Con and Kumagai Caribbean, Inc., a subsidiary of Kumagai Gumi Co., Ltd., a large Japanese construction company, for the purpose of acquiring and renovating the hotel and casino property now known as the Resort. El Conquistador was originally owned 50% by WKA El Con and 50% by Kumagai Caribbean. The Resort was originally built as a 388 room hotel in 1962. In January 1990, Williams Hospitality entered into an agreement with El Conquistador for the management of the Resort. The Resort was substantially renovated and expanded during 1991 and 1992 with Kumagai Caribbean acting as construction manager and rendering technical development services during the construction phase and Williams Hospitality rendering management services in preparation of opening of the Resort. The completed Resort, excluding Las Casitas Village, opened for business in November 1993.



     In April 1993, WKA El Con became a limited partner in Las Casitas Development Company I, S en C (S.E.) which acquired certain land from El Conquistador for the purpose of developing and selling approximately 90 condominiums known as Las Casitas Village. The project was substantially completed in or about January 1995. Las Casitas Development is an affiliate of El Conquistador. However, Las Casitas Development currently conducts no business and it will not conduct any further business in the future.



     On January 16, 1998, WHG Resorts & Casinos Inc. was acquired by a wholly-owned subsidiary of Wyndham International. Williams Hospitality was owned by WHG Resorts and the certain other individuals. Wyndham International acquired WHG Resort's interest in Williams Hospitality concurrently with its acquisition of WHG Resorts. Wyndham International is an operating company which manages and operates hotels.



     On March 31, 1998, Patriot acquired the interests of certain of the other individual owners in WKA El Con and Kumagai Caribbean in El Conquistador and Wyndham International acquired the remaining interests in Williams Hospitality. Patriot is a real estate investment trust which owns hotel properties. On July 13, 1998, Patriot acquired the balance of the other individual owner's interests in WKA El Con. Subsequently, Patriot transferred its ownership interest in WKA El Con and El Conquistador to Conquistador Holding. WKA El Con is currently beneficially owned 46.54% by Wyndham International and 53.46% by Conquistador Holding. Patriot beneficially owns approximately 77% of El Conquistador by reason of its 99% equity ownership interest in Conquistador Holding. Wyndham International beneficially owns approximately 23% of El Conquistador by reason of its equity ownership in WKA El Con.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS


     El Conquistador's partnership interests are comprised of 30% general partnership interests and 70% limited partnership interests. The beneficial ownership of El Conquistador as of December 15, 1998 is set forth below:


          NAME AND ADDRESS                         AMOUNT AND NATURE OF
         OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP              PERCENT OF CLASS
-------------------------------------    ----------------------------------------    ----------------
WKA El Con Associates                    50.00% General Partnership Interest (1)          50.00%
  1000 El Conquistador Avenue
  Fajardo, PR 00738
Conquistador Holding, Inc.               76.73% General Partnership Interest (2)          76.73%
  1000 El Conquistador Avenue
  Fajardo, PR 00738
WKA El Con Associates                    50.00% Limited Partnership Interest (3)          50.00%
  1000 El Conquistador Avenue
  Fajardo, PR 00738
Conquistador Holding, Inc.               76.73% Limited Partnership Interest (4)          76.73%
  1000 El Conquistador Avenue
  Fajardo, PR 00738

------------


(1) WKA El Con directly owns 50% of the general partnership interests of El Conquistador which is equal to 15% of the total partnership interests of El Conquistador. WKA El Con is 46.54% indirectly owned by Wyndham International and 53.46% owned by Conquistador Holding.



(2) Conquistador Holding directly owns 50% of the general partnership interests of El Conquistador and indirectly owns 26.73% of the general partnership interests of El Conquistador by reason of its 53.46% ownership of WKA El Con, resulting in direct and indirect ownership of 76.73% of the general partnership interests in El Conquistador which is equal to 23.02% of the total partnership interests of El Conquistador. Wyndham International Operating Partnership, L.P. owns 100% of the Class A voting stock of Conquistador Holding, which represents 1% of the equity of Conquistador Holding, and Patriot owns 100% of the Class B non-voting stock of Conquistador Holding, which represents 99% of the equity of Conquistador Holding.



(3) WKA El Con directly owns 50% of the limited partnership interests of El Conquistador which is equal to 35% of the total partnership interests of El Conquistador.



(4) Conquistador Holding directly owns 50% of the limited partnership interests of El Conquistador and indirectly owns 26.73% of the limited partnership interests of El Conquistador by reason of its 53.46% ownership of WKA El Con, resulting in direct and indirect ownership of 76.73% of the limited partnership interests in El Conquistador which is equal to 53.71% of the total partnership interests of El Conquistador.


                            ------------------------

     Patriot/Wyndham owns substantially all of El Conquistador by reason of its beneficial ownership of WKA El Con and Conquistador Holding. Patriot beneficially owns approximately 77% of El Conquistador. Wyndham International owns approximately 23% of El Conquistador.

     As of the date of this official statement and prospectus, the ownership structure of El Conquistador is as follows:


               [CHART BREAKDOWN BY PERCENTAGE OF OWNERSHIP]


     Prior to consummation of this offering, the partners will enter into an amended and restated partnership agreement which will:



     (1) restrict El Conquistador's activities to the ownership of the Resort (excluding Las Casitas Village) and the operation of the Resort;



     (2) prohibit El Conquistador from acquiring any other property which will not become part of the Resort;



     (3) prohibit the incurrence of obligations not related to the Resort; and



     (4) limit El Conquistador's ability to file bankruptcy.



     Conquistador Holding (SPE), Inc., the newly-formed, single-purpose entity which will become the sole general partner of El Conquistador immediately prior to consummation of this offering, will be similarly restricted. Additionally, Conquistador Holding (SPE), Inc. will be required to have two independent directors whose approval will be required for it or El Conquistador to file bankruptcy.



     The outstanding shares of common stock of Patriot are 'paired' with the outstanding shares of common stock of Wyndham International so that they are transferable and tradable only in combination as units, each unit consisting of one share of Patriot common stock and one share of Wyndham International common stock.



     Patriot, through its wholly-owned subsidiaries PAH GP, Inc. and PAH LP, Inc., is the sole general partner of Patriot American Hospitality Partnership, L.P. In addition, Patriot is the holder of a 90.3% economic interest in the Patriot Partnership as of September 22, 1998. The Patriot Partnership was formed in connection with the initial public offering on October 2, 1995 of

Patriot's predecessor. Patriot's predecessor contributed its assets to the Patriot Partnership in exchange for units of limited Patriot Partnership interests ('OP Units') of the Patriot Partnership.



     Wyndham International was the holder of an 89.1% economic interest in Wyndham Hospitality Operating Partnership, L.P. (formerly known as Patriot American Hospitality Operating Partnership, L.P.) as of September 22, 1998.



     As of November 30, 1998, there were outstanding: 191,617,186 paired shares of Patriot/Wyndham common stock; 4,860,876 shares of Preferred Stock of Patriot; 1,781,173 shares of Series A Preferred Stock of Wyndham International; 1,781,181 shares of Series B Preferred Stock of Wyndham International; 12,537,193 Paired OP Units (excluding OP Units held by subsidiaries of Patriot) 1,109,186 Preferred Series A Wyndham OP Units; 1,324,804 Preferred Series B Wyndham OP Units; and 633,545 Preferred Series C Wyndham OP Units.



     The beneficial ownership of the executive officers of El Conquistador in paired shares of Patriot/Wyndham as of November 30, 1998 is set forth below:



                               NAME AND ADDRESS                                   AMOUNT AND NATURE OF     PERCENT
                           OF BENEFICIAL OWNERSHIP                                BENEFICIAL OWNERSHIP     OF CLASS
------------------------------------------------------------------------------   ----------------------    --------
Karim Alibhai ................................................................         4,787,938(1)          2.44%
  1950 Stemmons Freeway, Suite 6001, Dallas, TX 75207
James D. Carreker ............................................................         1,890,063(2)          *
  1950 Stemmons Freeway, Suite 6001, Dallas, TX 75207
Stanley M. Koonce, Jr. .......................................................           540,500(3)          *
  1950 Stemmons Freeway, Suite 6001, Dallas, TX 75207
William W. Evans, III ........................................................           488,225(4)          *
  590 Madison Avenue, New York, NY 10022
Thomas W. Lattin .............................................................           287,432(5)          *
  1950 Stemmons Freeway, Suite 6001, Dallas, TX 75207
Lawrence S. Jones ............................................................            30,000(6)          *
  1950 Stemmons Freeway, Suite 6001, Dallas, TX 75207
Carla S. Moreland ............................................................            13,128(7)          *
  1950 Stemmons Freeway, Suite 6001, Dallas, TX 75207
Brian R. Gamache .............................................................            32,803(8)          *
  1950 Stemmons Freeway, Suite 6001, Dallas, TX 75207


------------

* Less than 1%.


(1) Includes options to purchase 280,000 paired shares of Patriot/Wyndham issued to Mr. Alibhai, of which 93,333 options are currently exercisable. The number of shares beneficially held by Mr. Alibhai includes 633,545 shares of Preferred Series C Wyndham OP Units, 85,600 shares of Series A Preferred Stock of Wyndham International (beneficially owned by CHC Investor Partners, Ltd.), 85,600 shares of Series B Preferred Stock of Wyndham International (beneficially owned by CHC Investor Partners, Ltd.) and an aggregate of 421,161 OP Units (beneficially owned by Gencom Interests, Inc., a family corporation for which he serves as Vice President and of which he owns 30% of the outstanding capital stock). Mr. Alibhai disclaims beneficial ownership of the OP Units referred to above, except to the extent of his 30% ownership interest in such corporation. Mr. Alibhai also disclaims beneficial ownership of the Series A Preferred Stock of Wyndham International and the Series B Preferred Stock of Wyndham International's referred to above to the extent they exceed his pecuniary interest in CHC Investor Partners, Ltd.



(2) Includes options to purchase 72,716 paired shares of Patriot/Wyndham issued to Mr. Carreker, all of which are currently exercisable.



(3) Includes options to purchase 17,022 paired shares of Patriot/Wyndham issued to Mr. Koonce, none of which are currently exercisable.



(4) Includes options to purchase 560,009 paired shares of Patriot/Wyndham issued to Mr. Evans, of which 280,005 options are currently exercisable.



(5) Includes options to purchase 262,633 paired shares of Patriot/Wyndham issued to Mr. Lattin, of which 116,682 options are currently exercisable.



                                              (footnotes continued on next page)

(footnotes continued from previous page)


(6) Includes options to purchase 18,000 paired shares of Patriot/Wyndham issued to Mr. Jones, none of which are currently exercisable.



(7) Includes options to purchase 6,692 paired shares of Patriot/Wyndham issued to Ms. Moreland, none of which are currently exercisable.



(8) Includes options to purchase 12,351 paired shares of Patriot/Wyndham issued to Mr. Gamache, none of which are currently exercisable.



     The beneficial ownership of the stockholders that possess more than 5% of the paired shares of Patriot/Wyndham as of November 30, 1998 is:



                             NAME AND ADDRESS                                AMOUNT AND NATURE      PERCENT
                           OF BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP    OF CLASS
--------------------------------------------------------------------------  --------------------    --------
Harlan R. Crow ...........................................................
  2001 Ross Avenue, Dallas, TX 75201                                             11,288,220(1)        5.74%
CFHS, L.L.C. / Crow Family, Inc.  ........................................
  2001 Ross Avenue, Dallas, TX 75201                                             11,074,443(2)        5.64%



------------



(1) The number of shares beneficially owned by Mr. Crow include an aggregate of 6,427,217 paired shares of Patriot/Wyndham held by various family limited partnerships, in which Mr. Crow controls the general partner, and various family corporations and trusts in which Mr. Crow exercises control over investment decisions. Mr. Crow disclaims beneficial ownership of such paired shares. The number of shares also includes 4,860,876 shares of preferred stock of Patriot held by the same family limited partnerships, corporations and trusts. Mr. Crow disclaims beneficial ownership of such preferred stock of Patriot. Certain of such paired shares of Patriot/Wyndham and preferred stock of Patriot are also reported as being beneficially owned by CFHS, L.L.C. and Crow Family, Inc.



(2) Includes 6,305,569 paired shares of Patriot/Wyndham and 4,768,874 shares of preferred stock of Patriot held by various limited partnerships in which CFHS, L.L.C. serves as the general partner. All of such shares are also reported in Mr. Crow's beneficial holdings. Beneficial ownership information is based on the Schedule 13D filed by G-3 Securities, L.P., CFHS, L.L.C. and Crow Family, Inc. on January 8, 1998.



                 MANAGEMENT OF EL CONQUISTADOR PARTNERSHIP L.P.



EXECUTIVE OFFICERS OF EL CONQUISTADOR



     The following table sets forth the names, ages and principal occupations of each of El Conquistador's executive officers and the year in which each was elected an officer.



                  NAME                      AGE                     TITLE                   OFFICER SINCE
-----------------------------------------   ---   ----------------------------------------- -------------
James D. Carreker........................   51    Chief Executive Officer                        1998
Brian R. Gamache.........................   42    President                                      1995
Lawrence S. Jones........................   52    Executive Vice President and Treasurer         1998
Karim Alibhai............................   34    Executive Vice President                       1998
William W. Evans, III....................   46    Executive Vice President                       1998
Stanley M. Koonce, Jr....................   50    Executive Vice President                       1998
Thomas W. Lattin.........................   54    Executive Vice President and Director          1998
Carla S. Moreland........................   39    Secretary                                      1998



     JAMES D. CARREKER became the Chief Executive Officer of El Conquistador in 1998. Mr. Carreker also became the Chairman of the Board of Directors and Chief Executive Officer of Wyndham International and a director of Patriot in 1998. He has also been Chief Executive Officer and a Director of Conquistador Holding since 1998. Prior to such time, he had served as President and Chief Executive Officer of Wyndham Hotel Corporation, the predecessor corporation to Wyndham. He also served as Chief Executive Officer of Trammell Crow Company, a national real estate company, from August 1994 to December 1995. Mr. Carreker currently serves as a director of Trammel Crow Company. Mr. Carreker is 51 years old. Mr. Carreker holds a B.S. and a Master of Business Administration from Oklahoma State University.



     BRIAN R. GAMACHE became the President of El Conquistador and Conquistador Holding in 1998. Mr. Gamache was President of the Resort from May 1995 until November 1997. He was also President and Chief Operating Officer of WHG Resorts & Casino Inc. from April 1997 until January 1998. Mr. Gamache has been President of Williams Hospitality since March 1996 and he was Chief Operating Officer of Williams Hospitality from March 1996 until January 1998. Prior to such time, Mr. Gamache served as the Vice President -- Sales and Marketing of Williams Hospitality from September 1990 until May 1995. Prior to joining Williams Hospitality, Mr. Gamache held various positions for Hyatt Hotels Corp. from 1983 until 1990, including Corporate Director of Sales and Marketing -- Resorts from 1987 until 1990 and he held various positions at Marriott Hotels Corporation from 1980 until 1983, including Director of Sales at the Marriott Camelback Resort and Country Club in Scottsdale, Arizona. Mr. Gamache is 41 years old.



     LAWRENCE S. JONES became the Executive Vice President and Treasurer of El Conquistador and Conquistador Holding in 1998. Mr. Jones also became the Executive Vice President and Treasurer of each of Patriot and Wyndham International in 1998. Prior to such time, Mr. Jones joined Coopers & Lybrand in 1972 and continued there as a partner until March 1998 where he served as Chairman of the firm's REIT industry practice. Mr. Jones is 51 years old. Mr. Jones holds a B.S. from the University of California, Berkeley and a M.S. from UCLA. Mr. Jones is a certified public accountant.



     KARIM ALIBHAI became an Executive Vice President of El Conquistador and Conquistador Holding in 1998. Mr. Alibhai has been the President and the Chief Operating Officer and a director of Wyndham International since 1997. For the prior 11 years, Mr. Alibhai was a principal of the Gencom Group, an affiliated group of companies that acquired, developed, renovated, leased and managed hotel properties in the United States and Canada through Gencom American Hospitality. Most recently, Mr. Alibhai was the President and Chief Executive Officer of the Gencom Group. Mr. Alibhai is 34 years old. He holds a B.A. from Rice University.



     WILLIAM W. EVANS, III became an Executive Vice President of El Conquistador and Conquistador Holding in 1998. Mr. Evans also serves as Executive Vice President of Wyndham International and President and Chief Operating Officer of Patriot since 1998 and as a director of Patriot since 1997. Prior to such time, Mr. Evans served in the Office of the Chairman of Patriot or its predecessor since 1997. Previously, Mr. Evans was a Managing Director in PaineWebber's Real Estate Group with responsibility principally for the organization and structuring of principal transactions. He joined PaineWebber as a result of the firm's acquisition of Kidder, Peabody and Co. Incorporated in December 1994. Mr. Evans is 46 years old. Mr. Evans is a graduate of the University of Virginia.



     STANLEY M. KOONCE, JR. became an Executive Vice President of El Conquistador and Conquistador Holding in 1998. Mr. Koonce also has been the Executive Vice President -- Marketing and Strategic Planning of Wyndham International since 1998. Prior to such time, he served as Executive Vice President -- Marketing, Planning and Technical Services of Old Wyndham since October 1994, was elected a director of Wyndham Hotel Corp. in January 1997 and served as Senior Vice President of Sales and Marketing of Wyndham Hotel Corp. from October 1989 until October 1994. Mr. Koonce is 50 years old. Mr. Koonce holds a B.S. in Mathematics and an M.B.A. from the University of North Carolina.



     THOMAS W. LATTIN became an Executive Vice President of El Conquistador and Executive Vice President and a Director of Conquistador Holding in 1998. Mr. Lattin also has been an Executive Vice President of Wyndham International since October 1997. Prior to such time, he became President of Chief Operating Officer of the predecessor of Patriot in April 1995 and continues in such capacity for Patriot. From 1987 through 1994, he served as the National Partner of the hospitality industry consulting practice of Leventhal & Horwath and subsequently as a partner in the national hospitality consulting group of Coopers & Lybrand L.L.P. In 1994, he joined the Hospitality Group of Kidder, Peabody & Co. Incorporated as a Senior Vice President and later served as a Senior Vice President with PaineWebber Incorporated. Mr. Lattin is 54 years old. Mr. Lattin holds a B.S. and a M.S.
in Hotel Management from the Cornell School of Hotel Administration. He is a certified public accountant.



     CARLA S. MORELAND became Secretary of El Conquistador and Senior Vice President and Secretary of Conquistador Holding in 1998. Ms. Moreland also has been Senior Vice President, General Counsel and Secretary of Wyndham International since 1998. Ms. Moreland was Vice President, General Counsel and Secretary of Wyndham Hotel Corp. from 1994 until 1998. From 1988 until 1994 Ms. Moreland was an attorney at Weil Gotshal & Manges. Ms. Moreland is 39 years old.


OFFICERS AND DIRECTORS OF THE MANAGING GENERAL PARTNER


     Certain information is set forth below concerning the directors and principal executive officers of Conquistador Holding, each of whom has been elected or appointed to serve until his or her successor is duly elected and qualified.



                                                                                                        POSITION(S)
                     NAME                        AGE                    POSITION(S)                     HELD SINCE
----------------------------------------------   ---   ----------------------------------------------   ----------
James D. Carreker.............................   51    Chief Executive Officer and Director                1998
Brian R. Gamache..............................   42    President                                           1998
Lawrence S. Jones.............................   52    Executive Vice President and Treasurer              1998
Karim Alibhai.................................   34    Executive Vice President                            1998
William W. Evans, III.........................   46    Executive Vice President                            1998
Stanley M. Koonce, Jr.........................   50    Executive Vice President                            1998
Thomas W. Lattin..............................   54    Executive Vice President and Director               1998
Carla S. Moreland.............................   39    Senior Vice President and Secretary                 1998



     For biographical information with respect to the individuals listed above, see ' -- Executive Officers of El Conquistador' above. The individuals set forth above will also serve as the directors and principal executive officers of Conquistador Holding (SPE), Inc. at the time of this offering.



     Conquistador Holding (SPE), Inc. intends to designate two additional directors after completion of this offering. The individuals who will serve as the two additional directors will not become executive officers of El Conquistador or Conquistador Holding (SPE), Inc. As of the date of this official statement and prospectus, it has not been determined who will serve as the additional directors.



COMPENSATION OF EXECUTIVE OFFICERS OF EL CONQUISTADOR



     The executive officers of El Conquistador received no compensation from the partnership during the fiscal year (9 months) ended December 31, 1997 or the fiscal years ended March 31, 1997 or 1996.


LIMITATIONS ON THE LIABILITY OF AFFILIATED PERSONS


     Section 17-403 of the Delaware Revised Uniform Limited Partnership Act provides that unless modified by the partnership agreement, a general partner of a limited partnership owes a fiduciary duty and will be liable for a breach of such duty to the partnership and to other partners of the partnership. However, the new partnership agreement of El Conquistador will provide that no general partner and none of its officers, directors, partners, employees or agents, whether acting as a general partner or otherwise, will have any liability to El Conquistador or any other partner for any acts performed by such general partner, officer, director, partner, employee or agent, by or on behalf of El Conquistador in its capacity as such except for gross negligence or willful misconduct. The new partnership agreement will also provide that the liability of each limited partner is limited to its capital contribution and that no limited partner as such has any other liability to contribute money to, or in respect of the liabilities or obligations of, El Conquistador, nor is any limited partner as such personally liable for any obligations of El Conquistador except as otherwise provided by law. IN THE OPINION OF THE SEC, INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1993 IS AGAINST PUBLIC POLICY AND
THEREFORE UNENFORCEABLE.



     A successful indemnification of the general partner or an affiliate could deplete the assets of El Conquistador, unless El Conquistador's indemnification obligation is covered by insurance. El Conquistador does not anticipate obtaining such insurance.



     The new management agreement will provide that El Conquistador will indemnify and hold harmless Williams Hospitality and its shareholders and affiliates and their respective partners, shareholders, directors, officers, employees and agents from and against any and all liabilities (including those caused by the simple negligence of the indemnitee and those as to which the indemnitee may be strictly liable) (1) arising out of or incurred in connection with the construction, renovation, management or operation of the Resort or (2) arising out of or resulting from the environmental condition of the Resort or the applicability of any legal requirements relating to hazardous materials, except, in the case of both (1) and (2) above, those liabilities caused by the gross negligence or willful misconduct of executive personnel.

                            SELECTED FINANCIAL DATA


     The following table sets forth selected income data and balance sheet data of El Conquistador. The selected income data and balance sheet data are derived from the financial statements of El Conquistador for the fiscal year (9 months) ended December 31, 1997 and the fiscal years ended March 31, 1994, 1995, 1996 and 1997, which have been audited by Ernst & Young LLP, independent auditors. The financial statements and notes thereto as of December 31, 1997 and March 31, 1997 and for each of the three fiscal years ended December 31, 1997 are included in this official statement and prospectus, and include an explanatory paragraph which describes an uncertainty about El Conquistador's ability to continue as a going-concern. The information set forth below for other periods is unaudited. The pro forma operating information set forth below assumes that the offering and related transactions, including (1) repayment of the interim loan made by Citicorp Real Estate and (2) the effective date of the new management agreement occurred on April 1, 1997. The pro forma balance sheet assumes such transactions had occurred as of the respective balance sheet dates. The financial data for the twelve months ended March 31, 1998 (historical and pro forma), nine months ended December 31, 1997 (pro forma) and nine months ended September 30, 1998 (historical and pro forma) are under a new basis as a result of the acquisition of El Conquistador by Patriot/Wyndham. El Conquistador changed its fiscal year-end to December 31 from March 31 effective for the fiscal year ended December 31, 1997. The data below should be read in conjunction with the financial statements, related notes and other financial information included herein.



                                                                                                       TWELVE MONTHS
                                                                                       TWELVE MONTHS       ENDED
                                                 FISCAL YEAR ENDED MARCH 31,               ENDED         MARCH 31,
                                          ------------------------------------------     MARCH 31,         1998
                                            1994       1995       1996        1997         1998          PRO FORMA
                                          --------   --------   ---------   --------   -------------   -------------
                                                                                        (UNAUDITED)     (UNAUDITED)
                                                        (IN THOUSANDS, EXCEPT ROOM AND OCCUPANCY DATA)
Selected Statement of Income Data:
    Revenues:
      Rooms.............................  $ 16,873   $ 37,943   $  38,817   $ 40,025     $  41,354       $  41,354
      Food and beverage.................     9,421     27,298      26,189     26,235        27,020          27,020
      Casino............................     2,488      6,055       6,179      6,005         4,931           4,931
      Other income......................     4,344     14,652      19,166     21,959        24,416          24,416
                                          --------   --------   ---------   --------   -------------   -------------
                                            33,126     85,948      90,351     94,224        97,721          97,721
      Less casino promotional
        allowance.......................      (152)    (1,205)     (1,137)    (1,266)         (674)           (674)
                                          --------   --------   ---------   --------   -------------   -------------
        Total revenues..................  $ 32,974   $ 84,743   $  89,214   $ 92,958     $  97,047       $  97,047
                                          --------   --------   ---------   --------   -------------   -------------
                                          --------   --------   ---------   --------   -------------   -------------
    Operating expenses before
      depreciation and amortization.....  $ 33,559   $ 85,427   $  74,163   $ 76,251     $  78,706       $  75,192
                                          --------   --------   ---------   --------   -------------   -------------
    Depreciation and amortization.......     4,274     11,124      10,499      9,147         9,221           5,879(1)
                                          --------   --------   ---------   --------   -------------   -------------
    Income (loss) from operations
      (EBIT)............................    (4,859)   (11,808)      4,552      7,560         9,120          15,976
    Interest income.....................       109        468         229        199           173             173
    Interest expense....................    (5,298)   (16,137)    (17,022)   (17,162)      (17,229)        (10,750)(2)
                                          --------   --------   ---------   --------   -------------   -------------
        Net income (loss)...............  $(10,048)  $(27,477)  $ (12,241)  $ (9,403)    $  (7,936)      $   5,399
                                          --------   --------   ---------   --------   -------------   -------------
                                          --------   --------   ---------   --------   -------------   -------------
    (Deficiency in) partners' capital
      beginning of period...............  $ 46,189   $ 36,191   $   8,716   $ (3,525)    $ (12,928)      $ (12,928)
    Partner capital contributions.......        50          2          --         --        81,923          85,575
    (Deficiency in) partners' capital
      end of period.....................    36,191      8,716      (3,525)   (12,928)       61,059          78,046
    Ratio of earnings to fixed
      charges...........................    (9,861)   (27,241)    (12,004)    (9,166)       (7,699)           1.5X
    Ratio of EBITDA to fixed charges....                             0.8X       0.9X          1.0X            2.0X
Other Financial Data:
    Available rooms(#)(3)...............       751        751         751        751           751             751
    Occupancy(3)........................     72.1%      73.3%       71.0%      72.0%         72.7%           72.7%
    Average rate(3).....................  $ 220.99   $ 188.87   $  198.99   $ 202.86     $  207.56       $  207.56
    RevPAR(3)(4)........................  $ 159.37   $ 138.42   $  141.22   $ 146.01     $  150.87       $  150.87
    Room revenue per available
      room(3)...........................        NA   $112,840   $ 118,794   $123,779     $ 129,224       $ 129,224
    Cash flow from operating
      activities........................  $  2,283   $ (4,712)  $   1,906   $  5,855     $   4,376
    EBITDA(5)...........................  $   (585)  $   (684)  $  15,051   $ 16,707     $  18,341       $  21,855
Selected Balance Sheet Data:
    Current assets......................  $ 25,270   $ 15,316   $  11,823   $ 13,618
    Land, building and equipment, net...   197,139    194,557     188,994    183,960
    Total assets........................   243,587    225,191     211,691    205,430
    Long-term debt, including current
      maturities........................   181,989    193,034     197,154    199,709
    Total liabilities and (deficiency
      in) partners' capital.............   243,587    225,191     211,691    205,430


------------





(1) Reflects an adjustment for amortization of offering costs, estimated at $5.0 million, amortized on the straight-line method over the 30-year term of the bonds at a rate of $166,667 per year, and the effect of the acquisition of El Conquistador by Patriot/Wyndham related to depreciation and deferred cost amortization.



(2) Reflects an assumed interest rate of 6.08% for the bonds.



(3) Excludes Las Casitas Village.



(4) RevPAR is equal to the average rate multiplied by occupancy percentage.



(5) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. El Conquistador believes that EBITDA is a useful measure of operating performance because (A) it is industry practice to evaluate hotel companies based on operating income before interest, depreciation and amortization and minority interests, which is generally equivalent to EBITDA, and (B) EBITDA is unaffected by the debt and equity structure of the entity. EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles, is not necessarily indicative of cash available to fund all cash flow needs, should not be considered as an alternative to net income under generally accepted accounting principles for purposes of evaluating El Conquistador's results of operations and may not be comparable to other similarly titled measures used by other companies.

                                                                               NINE MONTHS
                                                NINE MONTHS    NINE MONTHS        ENDED            NINE MONTHS ENDED SEPTEMBER 30,
                                                   ENDED          ENDED       DECEMBER 31,       -----------------------------------
                                                DECEMBER 31,   DECEMBER 31,       1997                                     1998
                                                    1996           1997         PRO FORMA          1997       1998       PRO FORMA
                                                ------------   ------------   -------------      --------   --------   -------------
                                                (UNAUDITED)                    (UNAUDITED)                 (UNAUDITED)
                                                                   (IN THOUSANDS, EXCEPT ROOM AND OCCUPANCY DATA)
Selected Statement of Income Data:
    Revenues:
      Rooms...................................    $ 24,420       $ 25,130       $  25,130        $ 31,670   $ 32,679  $  32,679
      Food and beverage.......................      17,633         17,429          17,429          20,421     23,327     23,327
      Casino..................................       4,011          3,554           3,554           4,266      3,551      3,551
      Other income............................      12,954         14,472          14,472          18,142     20,072     20,072
                                                ------------   ------------   -------------      --------   --------  -----------
                                                    59,018         60,585          60,585          74,499     79,629     79,629
      Less casino promotional allowance.......        (849)          (458)           (458)           (687)      (512)      (512)
                                                ------------   ------------   -------------      --------   --------  -----------
        Total revenues........................    $ 58,169       $ 60,127       $  60,127        $ 73,812   $ 79,117  $  79,117
                                                ------------   ------------   -------------      --------   --------  -----------
                                                ------------   ------------   -------------      --------   --------  -----------
    Operating expenses before depreciation and
      amortization............................    $ 53,572       $ 55,253       $  53,724        $ 58,889   $ 59,887  $  56,617
                                                ------------   ------------   -------------      --------   --------  -----------
    Depreciation and amortization.............       6,856          6,887         4,381(1)          6,922      5,670      5,224(1)
                                                ------------   ------------   -------------      --------   --------  -----------
    Income (loss) from operations (EBIT)......      (2,259)        (2,013)          2,022           8,001     13,560     17,276
    Interest income...........................         139            128             128             150        149        149
    Interest expense..........................     (12,691)       (13,157)         (8,063)(2)     (13,231)   (12,159)    (8,063)(2)
    Loss on early extinguishment of debt......          --             --              --              --     (1,676)        --
                                                ------------   ------------   -------------      --------   --------   -----------
        Net income (loss).....................    $(14,811)      $(15,042)      $  (5,913)       $ (5,080)  $   (126)  $   9,362
                                                ------------   ------------   -------------      --------   --------   -----------
                                                ------------   ------------   -------------      --------   --------   -----------
    (Deficiency in) partners' capital
      beginning of period.....................    $ (3,525)      $(12,928)      $ (12,928)       $(18,336)  $(27,971)  $ (27,971)
    Partner capital contributions.............          --             --          94,851              --     85,200     100,073
    (Deficiency in) partners' capital end of
      period..................................     (18,336)       (27,970)         73,700          23,417     57,103      81,464
    Ratio of earnings to fixed charges........     (14,633)       (14,864)         (5,735)         (4,902)      1.0X        2.2X
    Ratio of EBITDA to fixed charges..........        0.3X           0.3X            0.8X            1.1X       1.5X        2.7X
Other Financial Data:
    Available rooms(#)(3).....................         751            751             751             751        751         751
    Occupancy(3)..............................       67.6%          69.3%           69.3%           76.4%      74.5%       74.5%
    Average rate(3)...........................    $ 175.01       $ 175.59       $  175.59        $ 202.16   $ 213.93   $  213.93
    RevPAR(3)(4)..............................    $ 118.24       $ 121.68       $  121.68        $ 154.47   $ 159.38   $  159.38
    Room revenue per available room(3)........    $ 77,456       $ 80,062       $  80,062        $ 42,170   $ 43,513   $  43,513
    Cash flow from operating activities.......    $     13       $ (1,415)                       $  2,828   $  7,176
    EBITDA....................................    $  4,597       $  4,874       $   6,402        $ 14,923   $ 19,229   $  22,500
Selected Balance Sheet Data:
    Current assets............................    $ 12,517       $ 13,953                        $ 10,637   $ 13,203   $  21,176
    Land, building and equipment..............     185,822        181,127                         181,874    232,292     232,292
    Total assets..............................     206,755        200,422                         198,543    252,250     264,585
    Long-term debt, including current
      maturities..............................     202,969        204,624                         146,274    146,274     134,274(5)
    Total liabilities and (deficiency in)
      partners' capital.......................     206,755        200,422                         198,543    252,250     264,585


------------


(1) Reflects an adjustment for amortization of offering costs, estimated at $5.0 million, amortized on the straight-line method over the 30-year term of the Bonds at a rate of $125,000 for each of the 9 months ended December 31, 1997 and 9 months ended September 30, 1998, and the effect of the acquisition of El Conquistador by Patriot/Wyndham related to depreciation and deferred cost amortization.



(2) Reflects an assumed interest rate of 6.08% for the bonds.



(3) Excludes Las Casitas Village.



(4) RevPAR is equal to the average rate multiplied by occupancy percentage.



(5) Reflects the reduction in long-term debt of $25,000,000 owed to the Government Development Bank for Puerto Rico by El Conquistador, which will be assumed by Patriot and the addition of the gross proceeds from this offering.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL


     El Conquistador's results of operations are highly seasonal with the highest revenues occurring from December through April. During the months of May through November, efforts are made to actively market the Resort in order to minimize the adverse effects of seasonality. Accordingly, results for any single quarter are not necessarily indicative of the results for any other quarter or for the full fiscal year. Results can also be negatively affected by circumstances beyond El Conquistador's control such as hurricanes, airline strikes, droughts and water shortages, and the like. The impact of such events, if any, will depend, in part, upon the time of year when such events occur.



     El Conquistador and the Hotel Operator have taken steps to improve the operating performance of the Resort. El Conquistador has strengthened management at the Resort by increased supervision of hiring practices, providing increased benefits to employees and providing comprehensive training to new and existing employees. El Conquistador has also reduced operating costs at the Resort primarily through the implementation of cost controls and more efficient staffing. Generally, such cost savings are attributable to reduced staffing levels, food and beverage operating hours and transportation services during the low-season months.


RESULTS OF OPERATIONS


NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)



                                                                       NINE MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                                   -------------------------
                                                                     1998             1997
                                                                   --------         --------
                                                                        (IN THOUSANDS)
Revenues:
     Hotel and casino revenues, net.............................   $ 79,117         $ 73,812
     Operating expenses.........................................     65,557           65,811
                                                                   --------         --------
          Operating income......................................     13,560            8,001
          Interest income.......................................        149              150
          Interest expense......................................    (12,159)         (13,231)
                                                                   --------         --------
          Income (loss) before extraordinary item...............      1,550            5,080
          Loss from early extinguishment of debt................     (1,676)              --
                                                                   --------         --------
               Net income (loss)................................   $   (126)        $ (5,080)
                                                                   --------         --------
                                                                   --------         --------



     Hotel and casino revenues increased $5,305,000 or 7.2% in the nine months ended September 30, 1998 to $79,117,000 from $73,812,000 in the nine months ended September 30, 1997, notwithstanding the fact that the Resort was closed for the last 10 days of September 1998 as a result of Hurricane Georges. El Conquistador has estimated its loss of revenues due to the hurricane at approximately $1,390,000. El Conquistador believes its business interruption insurance will cover lost net income resulting from the aforementioned loss of revenues. Revenues primarily increased due to a higher percentage of occupancy in the group sector which generated higher average rates and additional room revenue as well as additional banquet, food and beverage revenues. During the period ended September 30, 1998, room prices increased an aggregate of $1,798,876 accounting for 178.3% of the change in room revenue while the value of rooms sold decreased an aggregate of $790,229 accounting for (78.3%) of the change in room revenue compared to the corresponding period in 1997. Additional revenues were also generated from transportation and golf greens fee price increases implemented on January 1, 1998.



     Operating income increased by $5,559,000 or 69.5% from $8,000,000 to $13,560,000 for the nine months ended September 30, 1998 compared with the nine months ended September 30, 1997. These results were achieved by the combination of operating departments producing higher margins on improved sales and expenses of overhead departments remaining constant or being reduced for the period ended September 30, 1998 compared to the corresponding period in 1997.



     Income before extraordinary items for the nine months ended September 30, 1998 was $1,550,613 versus a loss of $5,080,488 for the same period in 1997. This improvement was generated from higher revenues in the current period while maintaining operating expense levels at the same rate as the prior year. In the third quarter of 1998, El Conquistador expensed as an extraordinary item the remaining $1,676,613 of deferred financing fees relating to its 1991 $120,000,000 AFICA bond transaction. The extraordinary item expense was due to the replacement of the 1991 AFICA bonds with an interim loan in August 1998, and represents full amortization of the property's original financing costs. Amortization expenses decreased as the unamortized portion of the five-year pre-opening marketing expenses amounting to approximately $1,087,000 were eliminated in March 1998 as a result of the acquisition of control of El Conquistador by Conquistador Holding and the resulting new basis of accounting.



     The net loss for the nine month period ended September 30, 1998 decreased by $4,954,000 to $126,000 versus $5,080,000 for the nine month period ended September 30, 1997. This improvement is directly related to increased group revenues, improved operating efficiencies and a $1,000,000 reduction in interest expense associated with the buyout of certain loans made by Kumagai Caribbean to El Conquistador together with lower capital lease interest expenses during the current nine month period compared to the corresponding period in 1997.


FISCAL YEAR (NINE MONTHS) ENDED DECEMBER 31, 1997 COMPARED WITH NINE MONTHS
ENDED
DECEMBER 31, 1996 (UNAUDITED)


                                                                       NINE MONTHS ENDED
                                                                         DECEMBER 31,
                                                                   -------------------------
                                                                     1997             1996
                                                                   --------         --------
                                                                        (IN THOUSANDS)
Revenues:
     Hotel and casino revenues, net.............................   $ 60,127         $ 58,169
     Operating expenses.........................................     62,140           60,428
                                                                   --------         --------
          Operating income (loss)...............................     (2,013)          (2,259)
          Interest income.......................................        128              139
          Interest expense......................................    (13,157)         (12,691)
                                                                   --------         --------
               Net income (loss)................................   $(15,042)        $(14,811)
                                                                   --------         --------
                                                                   --------         --------



     Hotel and casino revenues increased by $1,958,000 or 3.4% in the nine months ended December 31, 1997 to $60,127,000 from $58,169,000 in the nine months ended December 31, 1996. Despite this increase, the additional travel agent commissions paid and greater sales and marketing expenses to attract summer business negated this revenue gain. The Resort extended additional discounts and marketing promotional monies to stimulate demand in other markets. During the period ended December 31, 1997, room prices increased an aggregate of $627,417 accounting for 11.6% of the change in room revenue and the value of rooms sold increased an aggregate of $709,872 accounting for 88.4% of the change in room revenue compared to the corresponding period in 1996.


     For the nine primarily off-season months of April 1, 1997 to December 31, 1997, operating loss was $2,013,000 as compared to a loss of $2,259,000 for April 1, 1996 to December 31, 1996. Operating income increased $246,000 notwithstanding the slow summer convention season and higher marketing expenses for the 9 months ended December 31, 1997 as compared to the same 9 months ended December 31, 1996.


     The net loss in the nine months ended December 31, 1997 was $15,042,000 compared to a net loss of $14,811,000 in the nine months ended December 31, 1996. The net loss increased due to increased travel agent commissions and higher marketing expenses along with increased interest charges for the deferred Williams Hospitality management fees and the $120,000,000 1991 AFICA bonds.

TWELVE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) COMPARED WITH FISCAL YEAR ENDED MARCH 31, 1997


                                                                      TWELVE MONTHS ENDED
                                                                           MARCH 31,
                                                                   -------------------------
                                                                     1998             1997
                                                                   --------         --------
                                                                        (IN THOUSANDS)
Revenues:
     Hotel and casino revenues, net.............................   $ 97,047         $ 92,958
     Operating expenses.........................................     87,927           85,398
                                                                   --------         --------
          Operating income......................................      9,120            7,560
          Interest income.......................................        173              199
          Interest expense......................................    (17,229)         (17,162)
                                                                   --------         --------
               Net income (loss)................................   $ (7,936)        $ (9,403)
                                                                   --------         --------
                                                                   --------         --------



     Hotel and casino revenues increased by $4,089,000 or 4.4% in the 12 months ended March 31, 1998 to $97,047,000 from $92,958,000 in the fiscal year ended March 31, 1997. This revenue growth was due to increased room nights sold, transportation and golf price increases, and higher concession rents collected in the 12 months ended March 31, 1998. During the period ended March 31, 1998, room prices increased an aggregate of $937,021 accounting for 70.4% of the change in room revenue and the value of rooms sold increased an aggregate of $393,539 accounting for 29.6% of the change in room revenue compared to the corresponding period in the prior year.


     Operating income increased by $1,560,000 or 20.6% for the 12 months ended March 31, 1998 to $9,120,000 from $7,560,000 in the period ended March 31, 1997.
Except for the additional expenses incurred to promote summer business through local advertising and increasing commissions paid to travel agents, operating expenses remained constant for the periods ended March 31, 1998 and March 31, 1997.

     The net loss for the 12 month period ended March 31, 1998 totaled $7,936,000 versus $9,403,000 for the fiscal year ended March 31, 1997. The $1,467,000 improvement was due to the higher operating profits generated on increased revenues over the 12 months ended March 31, 1998 as compared to the period ended March 31, 1997.

FISCAL YEAR ENDED MARCH 31, 1997 COMPARED WITH FISCAL YEAR ENDED
MARCH 31, 1996


                                                                      TWELVE MONTHS ENDED
                                                                           MARCH 31,
                                                                   -------------------------
                                                                     1997             1996
                                                                   --------         --------
                                                                        (IN THOUSANDS)
Revenues:
     Hotel and casino revenues, net.............................   $ 92,958         $ 89,214
     Operating expenses.........................................     85,398           84,662
                                                                   --------         --------
          Operating income......................................      7,560            4,552
          Interest income.......................................        199              229
          Interest expense......................................    (17,162)         (17,022)
                                                                   --------         --------
               Net income (loss)................................   $ (9,403)        $(12,241)
                                                                   --------         --------
                                                                   --------         --------


     Hotel and casino revenues were $92,958,000 in the fiscal year ended March 31, 1997 compared to $89,214,000 for the fiscal year ended March 31, 1996, an increase of $3,744,000 or 4.2%.


     Combined 1997 fiscal year revenues increased by $3,744,000 or 4.2% over fiscal 1996 as the Resort was able to pass on higher room rates as well as increasing occupancy by 1% in fiscal 1997. In addition, transportation price increases as well as increased concession rents contributed to the revenue increase for fiscal 1997 over fiscal 1996. During the period ended March 31, 1997, room prices increased an aggregate of $762,195 accounting for 63.2% of the change in room revenue and the value of rooms sold increased an aggregate of $444,548 accounting for 36.8% of the change in room revenue compared to the corresponding period in the prior year.


     Operating income increased by $3,008,000 or 66.0% for the 12 months ended March 31, 1997 as management continued to improve the operating efficiency and profit margins in the rooms, food and beverage departments. Undistributed expenses increased in sales and marketing due to increased advertising and promotions necessary to stimulate summer demand. Depreciation and amortization expenses declined for the period ended March 31, 1997 versus March 31, 1996 by $1,352,000 as the 24-month pre-opening expenses became fully amortized at the end of fiscal 1996.

     Net loss for the 12 months ended March 31, 1997 was $9,403,000 compared to a net loss of $12,241,000 for the 12 months ended March 31, 1996. This $2,838,000 or 23.2% reduction can be attributed to increased volume and pricing as well as the decrease in amortization in fiscal 1997 of certain pre-opening marketing expenses.

FINANCIAL CONDITION


     The Resort's cash needs during the high-season months of December through April are provided from cash generated at the Resort. The Resort's cash needs during the off-season months of May through November have historically been provided from cash generated at the Resort and by the Hotel Operator, and from a revolving credit facility. The revolving credit facility was terminated in May 1998. Additionally, during the fiscal year ending December 31, 1998, a portion of the Resort's cash needs were funded from short-term borrowings from Patriot. Such borrowings are payable on demand and interest accrues at a rate of 8.00% per annum. Such borrowings were necessary to fund a portion of the interest and real property tax reserves and certain costs and expenses related to the extension of the $90,000,000 interim loan provided by Citicorp Real Estate. El Conquistador believes that after completion of this offering its cash needs throughout the year will be provided by cash generated at the Resort.



     At September 30, 1998, total short-term and long-term indebtedness of El Conquistador was approximately $175,497,353 consisting of the following:



      $90,000,000 interim loan provided by Citicorp Real Estate which is due January 29, 1999;



      $32,453,458 owed to Posadas de Puerto Rico Associates, Incorporated, an affiliate of El Conquistador and the Hotel Operator;



      $25,000,000 owed to the Government Development Bank for Puerto Rico;



      $167,585 of equipment financing debt;



      $15,510,970 of loans and accrued interest owed to the partners of El Conquistador;



      $8,794,194 of incentive management fees owed to Williams Hospitality;



      $1,112,820 of interest on the incentive management fees owed to Williams Hospitality; and



      $2,458,326 of loans and accrued interest owed to Williams Hospitality.



     The first mortgage lien in the amount of $90,000,000 in favor of Citicorp Real Estate requires monthly payments of interest and matures January 29, 1999, unless extended or refinanced. The obligation is non-recourse to the partners of El Conquistador payable solely from assets of the partnership. Patriot has guaranteed up to $22,500,000 of the amount owed to Citicorp Real Estate. The $90,000,000 indebtedness will be repaid in full with the proceeds from this offering.



     The second mortgage lien on the El Conquistador is in the principal amount of $25,000,000 in favor of the Government Development Bank for Puerto Rico. The loan is non-recourse to the partners of El Conquistador and is the subject of a subordination and standstill agreement with Citicorp Real Estate, the holder of the first mortgage lien. The $25,000,000 loan becomes due in February 2006. The $25,000,000 indebtedness will be assumed by Patriot in a transaction which is subject to completion of this offering. El Conquistador will have no further obligation with respect to this indebtedness upon its assumption by Patriot.

     On August 3, 1998, El Conquistador borrowed $32,021,172 from Posadas de Puerto Rico Associates, Incorporated, the proceeds of which were used, together with the $90,000,000 advance from Citicorp Real Estate, to repay the $120,000,000 1991 AFICA bonds. As of September 30, 1998, the amount of such indebtedness together with accrued interest totaled $32,453,458. The loan is payable on demand but is subordinate in all respects to El Conquistador's obligations to Citicorp Real Estate with respect to the $90,000,000 advance. This loan will be subordinate to the bonds.



     All the amounts owed to the partners of El Conquistador and to Williams Hospitality will be subordinate to the bonds.



     Upon completion of this offering, El Conquistador believes that cash flow from operations of the Resort will be adequate to pay its long-term obligations with respect to the bonds as they become due.



     Annual capital expenditures are provided for each year as part of the Resort's annual budgeting process. Capital expenditures are incurred taking into account available cash and available financing, if necessary. The loan agreement will permit El Conquistador to borrow funds for capital expenditures subject to satisfaction of certain conditions. For a complete description of the covenants in the loan agreement with respect to additional indebtedness, see 'Summary of the Loan Agreement -- Covenants.'



     The new management agreement will provide for reduced fees on an overall basis as compared to the existing management agreement which will be in effect through December 31, 1998. The base fee will be reduced by 1.5%, from 3.5% to 2.0%, of gross revenue of the Resort. There will be a new trade name fee of 0.5% of gross revenue of the Resort (excluding Las Casitas Village). The incentive fee of 10.0% of the Resort's gross operating profit will be eliminated. Although there will be a new marketing fee of 1.5% of gross room revenues of the Resort (excluding Las Casitas Village) as well as 1.0% of gross room revenues of Las Casitas Village, El Conquistador believes that such fee will not increase the overall marketing expense of the Resort. Prior to the effective date of the new marketing arrangements, El Conquistador incurred marketing expenses internally at approximately the same rate as contemplated under the new management agreement. As the marketing function will now be outsourced to Wyndham Management and Grand Bay, through their arrangements with Williams Hospitality, El Conquistador believes that the Resort's future marketing costs will be substantially the same as its historical marketing expenses.



     12 Months Ended March 31, 1998 (unaudited) Compared With the Fiscal Year Ended March 31, 1997. Cash flows from the operating, investing and financing activities of the property for the 12 months ended March 31, 1998 resulted in net cash used of $724,000 compared with net cash provided of $1,523,000 for the fiscal year ended March 31, 1997.


     Cash provided by operating activities was $4,376,000 for the 12 months ended March 31, 1998 versus $5,855,000 for the fiscal year ended Mach 31, 1997. This decline was due to higher accounts receivable and an increase in prepaid expenses associated with a short-term loan extension.

     Cash used by investing activities was $2,553,000 for the 12 months ended March 31, 1998 versus $1,428,000 for March 31, 1997. Cash used for the purchase of property and equipment was $2,486,000 in the 12 months ended March 31, 1998 versus $1,306,000 in 1997. Cash used for the purchase of operating equipment was $68,000 in the 12 months ended March 31, 1998 versus $123,000 in fiscal 1997.

     Cash used by financing activities during the 12 months ended March 31, 1998 was $2,546,000 compared with $2,903,000 for the period ended March 31, 1997. Cash used for payment of long term chattel mortgages and capital lease obligations totaled $3,046,000 versus $2,429,000 in comparing the periods ending March 31, 1998 and 1997, respectively. Net cash proceeds provided from bank notes for the 12 months ended March 31, 1998 totaled $500,000 versus $1,273,000 net cash used in the 12 months ended March 31, 1997.

     Fiscal Year (Nine Months) Ended December 31, 1997 Compared With Nine Months Ended December 31, 1996 (unaudited). Cash flows from the operating, investing and financing activities of the property for the nine months ended December 31, 1997 resulted in net cash used of $1,252,000 compared with net cash provided of $191,000 for the nine months ended December 31, 1996.

     Cash used by operating activities was $1,415,000 for the nine months ended December 31, 1997 as compared to $13,000 provided by operations during the nine months ended December 31, 1996. The increase of cash used was due to accounts receivable and prepaid expense increases along with the reduction of balances due to affiliates.

     Cash used by investing activities was $1,890,000 for the nine months ended December 31, 1997 versus $1,623,000 for the period ended December 31, 1996. Cash used for the purchase of property and equipment was $1,994,000 in the nine months ended December 31, 1997 versus $1,625,000 for the nine months ended December 31, 1996. Cash provided in the reduction of operating equipment was $104,000 in the nine month ended December 31, 1997 versus $2,000 in the nine month period ended December 31, 1996.

     Cash provided by financing activities during the nine months ended December 31, 1997 was $2,053,000 versus $1,802,000 for the period ended December 31, 1996. Cash used for the payment of long term chattel mortgages and capital lease obligations totaled $2,447,000 and $1,698,000 in the periods ended December 31, 1997 and December 31, 1996, respectively. Net cash proceeds provided from bank notes totaled $4,500,000 in the nine month period ended December 31, 1997 compared to $3,500,000 for the nine month period ended December 31, 1996.


     Nine Months Ended September 30, 1998 (unaudited) Compared With Nine Months Ended September 30, 1997 (unaudited). Cash flows from the operating, investing and financing activities of the property for the nine months ended September 30, 1998 resulted in net cash used of $233,000 compared with net cash used of $317,000 for the nine months ended September 30, 1997.



     Cash provided by operating activities was $7,176,000 for the nine months ended September 30, 1998 compared to $2,828,000 in the nine months ended September 30, 1997. The increase was primarily due to the improvement in net income of $4,954,000 in the nine months ended September 30, 1998.



     Cash used by investing activities was $5,992,000 for the nine months ended September 30, 1998 versus $865,000 for the same period in 1997. Cash used for the purchase of property and equipment, including for major renovations realted to the Golden Door'r' Spa, was $5,983,000 in the first nine months of 1998 versus $869,000 in the first nine months of 1997. Cash used for the purchase of operating equipment was $10,000 in the first nine months of 1998 compared to $4,000 of cash provided during the same period in 1997.



     Cash used by financing activities during the nine months ended September 30, 1998 totaled $1,416,000 versus $2,279,000 during the corresponding period ended September 30, 1997. During the nine months ended September 30, 1998, El Conquistador (1) borrowed $32,021,172 from Posadas de Puerto Rico, (2) borrowed $90,000,000 from Citicorp Real Estate on an interim basis and (3) received $4,988,000 of partners' capital contributions. The proceeds from (1), (2) and
(3) above were used to repay the $120,000,000 originally borrowed in 1991 through an AFICA bond financing as well as to repay a $6,000,000 revolving credit line with the GDB. $700,324 of debt issuance expenses were recorded in August 1998 which were associated with the interim loan provided by Citicorp Real Estate.


TAXES


     As El Conquistador is not a taxable entity for Puerto Rico income tax purposes and as each partner reports its distributive share of profits and losses in its respective income tax return, no provision for income taxes has been made in El Conquistador's financial statements.


INFLATION

     During the past three fiscal years, the level of inflation affecting the Resort has been relatively low. The ability of the Resort to pass on future cost increases in the form of higher room rates and other price increases will continue to be dependent on the prevailing competitive environment and the acceptance of the Resort's services in the market place.

SEASONALITY


     The hotel and casino business in Puerto Rico is highly seasonal. From December through April the occupancies of the Resort, including Las Casitas Village, are greater than other months and the average room rates are higher than other months resulting in higher revenues and net income primarily in the first calendar quarter. During the calendar quarter of July 1 through September 30 El Conquistador normally has a net loss.


RECENT DEVELOPMENTS


     Hurricane Georges passed through Puerto Rico on September 21 and 22, 1998. Hurricane Georges caused approximately $36,000,000 of property related damage at the Resort (excluding Las Casitas Village), all of which is covered by insurance, subject to an approximately $250,000 deductible. Since the hurricane, El Conquistador has had numerous meetings and contacts with its insurance providers. To date, all of El Conquistador's insurance claims for physical damage caused by Hurricane Georges have been paid by the insurers. The aggregate amount paid to date to El Conquistador for insurance claims for physical damage is $12,566,645. These payments include funds for: construction repairs completed to date; materials; equipment rentals; furniture, fixture and equipment replacements; and related associated expenses. Additional claims will be made by El Conquistador on an on-going basis until all repairs are completed. It is contemplated that permanent repair of certain roof areas and the heating/air conditioning system will not be made until after the current high season ends in April 1999. The aggregate cost of repairs to be delayed until after the high season will be approximately $7,500,000, all of which should be covered by insurance. The roof and heating/air conditioning system have been repaired temporarily and are fully operational at this time.



     The Resort lost at least 2,500 room nights during the 10-day period September 20-30, 1998 as a direct result of Hurricane Georges. El Conquistador believes such room night losses will be covered by its business interruption insurance. To date, El Conquistador has received no payments under its business interruption insurance. As a result of Hurricane Georges, the Resort was closed from September 21, 1998 through October 3, 1998. Additionally, the majority of condominium units of Las Casitas Village were damaged and were not available to the Resort until December 10, 1998. Puerto Rico itself and other hotel properties on the island also suffered extensive damage from Hurricane Georges. As a result, travelers' perception of Puerto Rico as a leisure destination may be adversely affected for the 1998/1999 tourist season. The Resort could lose additional room nights as a result of this perception, which may or may not be covered by its business interruption insurance. As of the date of this official statement and prospectus, the Resort is fully operational. However, El Conquistador cannot predict the effect that Hurricane Georges will have on its future bookings. To the extent that additional group and leisure travelers with reservations cancel their plans to come to the Resort or additional travelers do not make reservations as a result of Hurricane Georges, such lost bookings could have a material adverse effect on El Conquistador's financial condition and results of operations.



     The Puerto Rico Tourism Company launched a $1.7 million advertising campaign to negate the negative perception created by media images of Hurricane Georges. The campaign was entitled 'Puerto Rico Now' and includes three new 30 second commercials and a 20 minute video. The campaign commenced on October 14, 1998 with the airing of television commercials in key media markets in the Northeastern United States during early prime time programming periods. The video was shown at tourism industry trade shows and was distributed to approximately 2,000 travel agents around the United States. El Conquistador believes that the Wyndham International advertising campaign together with the 'Puerto Rico Now' campaign will limit the adverse effects of the perception of damage caused by Hurricane Georges.

YEAR 2000 COMPLIANCE



     Many computer systems were not designed to interpret any dates beyond 1999, which could lead to business disruptions in the United States and internationally. This technological problem is commonly referred to as the Year 2000 issue. El Conquistador recognizes the importance of minimizing the number and seriousness of any disruptions that may occur as a result of Year 2000 and has adopted an extensive compliance program. El Conquistador's compliance program involves three major program areas:



      corporate information technology infrastructure and reservation systems other electronic assets (such as, but not limited to, automated time clocks, point-of-sale, non-information technology systems, including embedded technologies that operate fire-life safety systems, phone systems, energy management systems and other similar systems)



      third parties with whom El Conquistador conducts business



     El Conquistador is applying a three phase approach to each program area:



      Inventory Phase (identify systems and third parties that may be affected by Year 2000 issues)



      Assessment Phase (prioritize the inventoried systems and third parties, assess their Year 2000 readiness, plan corrective actions)



      Remediation Phase (implement corrective actions, verify implementation, formulate contingency plans)



     El Conquistador engaged a consulting firm to conduct the inventory and assessment phases of the compliance program. The inventory and assessment phases have been completed with respect to the Resort's corporate information technology infrastructure and reservations system. The inventory and assessment phases have also been completed with respect to the Resort's information technology and other electronic assets. Based on the assessment, El Conquistador has determined, together with its consultants, which systems are not Year 2000 compliant and the scope of the non-compliance.



     El Conquistador will modify or replace a portion of its software so that its information technology will function properly with respect to dates in the year 2000 and thereafter. El Conquistador estimated that its Year 2000 project cost at approximately $1,000,000, which includes approximately $950,000 for the purchase of new hardware and software that will be capitalized and approximately $50,000 that will be expensed as incurred. To date, El Conquistador has incurred approximately $20,000 for assessment of the Year 2000 issue. El Conquistador's non-information technology assets require a limited amount of modifications with respect to the Year 2000 issue. El Conquistador is currently completing such modifications and it does not believe that such modifications will be significant.



     El Conquistador is surveying its significant vendors and service providers to determine the extent to which the Resort's interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 issues. El Conquistador now expects to complete its vendor and service provider surveys in the first quarter of 1999, but cannot guarantee that all vendors or service providers will comply with El Conquistador's surveys. More importantly, El Conquistador must rely on the information provided by third parties and will not be able to test the third parties' compliance. As a result, El Conquistador will not be able to ensure Year 2000 compliance of these vendors or service providers. During the first quarter of 1999, El Conquistador intends to determine the extent to which it will be able to replace vendors and service providers that are expected to be non-compliant. Due to the lack of an alternative source, there may be instances in which El Conquistador will have no alternative but to remain with non-compliant vendors and service providers. As El Conquistador identifies the non-compliant vendors and service providers, it will then determine appropriate contingency plans.



     The costs of the project and the date on which El Conquistador believes it will complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.


     The project is estimated to be completed not later than November 1999. El Conquistador believes that with the modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer system. However, if such modifications and conversions are not made, or are not completed in a timely manner, the Year 2000 issue could have a material impact on the operations of the Resort. Because of the importance of addressing the Year 2000 issue, El Conquistador expects to develop contingency plans if it determines that the remediation phase of its compliance plan will not be fully implemented by June 30, 1999. El Conquistador believes that the time frames set forth above will provide adequate time to test and correct, if necessary, any remaining Year 2000 problems or to implement a contingency plan, if necessary.



     The Resort also utilizes certain computer systems and programs of Patriot/Wyndham and its subsidiaries. Patriot/Wyndham has reported that its Year 2000 compliance involves the three major program areas discussed above. Patriot/Wyndham is also applying the three phase approach set forth above. Patriot/Wyndham has further reported the following on the Year 2000 issue:



          Patriot/Wyndham engaged a consulting firm to conduct the inventory and assessment phases of its compliance program. The inventory and assessment phases have been completed with respect to Patriot/Wyndham's corporate information technology infrastructure and reservations systems. The inventory and assessment phases have also been completed with respect to Patriot/Wyndham's information technology and other electronic assets that are located in Patriot/Wyndham's hotels, other than certain hotels acquired in 1998, other than the Resort. During the fourth quarter of 1998, Patriot/Wyndham expects that the inventory and assessment phases will be completed with respect to the systems used in the operation of a portion of such other hotels whose owners have undertaken their own compliance programs. Based on these completed assessments, Patriot/Wyndham, working with its consultants, has determined which systems are not Year 2000 compliant and the scope of the non-compliance.



          As previously disclosed, Patriot/Wyndham has been informed by the appropriate owners or managers/operators of certain of its properties that they intend to effect their own compliance programs. Patriot/Wyndham is continuing to monitor the status of compliance programs being implemented by these parties. Patriot/Wyndham is also surveying the Year 2000 compliance of the owners of the hotels that are franchised under the Wyndham brand but not managed by Wyndham. However, as these systems are not under Patriot/Wyndham's control, Patriot/Wyndham will be required to rely on the information provided by these owners or managers/operators and will not be able to test the assessment or remediation phases of these parties' compliance programs at the hotels effecting their own programs or these franchised hotels.



          Patriot/Wyndham is now preparing the necessary work plans to remediate the systems for which the assessment phase has been completed, including Patriot/Wyndham's corporate information technology infrastructure and reservations systems. Patriot/Wyndham has engaged a consulting firm to provide the support and additional skills to effect the necessary remediation in sufficient time for testing and any necessary modifications. Patriot/Wyndham is also negotiating with hardware vendors to obtain the necessary hardware components and other equipment, and software vendors to obtain the requisite modifications, upgrades or new software to implement Patriot/Wyndham's remediation plan.



          Patriot/Wyndham presently expects to expend approximately $34 million in connection with Year 2000 issues. To date, Patriot/Wyndham has expended $1.25 million in connection with the inventory and assessment phases of its compliance program and $500,000 to remediate its systems. However, Patriot/Wyndham anticipates expenditures may increase as it completes the inventory and assessment phases in respect to the hotels acquired in 1998 referred to above and the remediation plans are effected.

          Patriot/Wyndham is also surveying its vendors and service providers that are critical to its business to determine whether they are Year 2000 compliant. Patriot/Wyndham now expects to complete its surveys in the first quarter of 1999, but cannot guarantee that all vendors or service providers will comply with Patriot/Wyndham's surveys. More importantly, Patriot/Wyndham must rely on the information provided by third parties and will not be able to test the third parties' compliance. As a result, Patriot/Wyndham will not be able to ensure Year 2000 compliance of those vendors or service providers. During the first quarter of 1999, Patriot/Wyndham intends to determine the extent to which it will be able to replace vendors and service providers that are expected to be non-compliant. Due to the lack of an alternative source, there may be instances in which Patriot/Wyndham will have no alternative but to remain with non-compliant vendors or service providers. As Patriot/Wyndham identifies the non-compliant vendors and service providers, it will then determine appropriate contingency plans.



          Patriot/Wyndham believes that its current compliance program will allow it sufficient time to identify which of its systems and other electronic assets are not Year 2000 compliant and to effect the necessary remediation to avoid substantial problems arising from Year 2000 failures. More importantly, Patriot-Wyndham must rely on the information provided by third parties and will not be able to test the third parties' compliance. As a result, Patriot/Wyndham will not be able to ensure Year 2000 compliance of those vendors or service providers. During the first quarter of 1999, Patriot/Wyndham intends to determine the extent to which it will be able to replace vendors and service providers that are expected to be non-compliant. Due to the lack of an alternative source, there may be instances in which Patriot/Wyndham will have no alternative but to remain with non-compliant vendors or service providers. As Patriot/Wyndham identifies the non-compliant vendors and service providers, it will then determine appropriate contingency plans.



          Patriot/Wyndham believes that its current compliance program will allow it sufficient time to identify which of its systems and other electronic assets are not Year 2000 compliant and to effect the necessary remedies to avoid substantial problems arising from Year 2000 failures. Patriot/Wyndham believes that its reprogramming, upgrading and systems replacements will be implemented and tested by June 30, 1999. Patriot/Wyndham believes that this should provide adequate time to further correct any problems that did not surface during the implementation and testing for those systems. Notwithstanding that, Patriot/Wyndham does recognize that some vendors and the owners and managers/operators of certain of its hotels not owned and managed by Patriot/Wyndham may not comply with its present schedules and could affect Patriot/Wyndham's timing and remediation effects generally.



          In addition to those systems within Patriot/Wyndham's control and the control of its vendors and suppliers, there are other systems that could have an impact on Patriot/Wyndham's businesses and which may not be Year 2000 compliant by January 1, 2000. These systems could affect the operations of the air traffic control system and airlines or other segments of the lodging and travel industries, or the economy and travel generally. These systems are outside of Patriot/Wyndham's control or influence and their compliance may not be verified by Patriot/Wyndham. However, these systems could adversely affect Patriot/Wyndham's financial condition or results of operation.


          If Patriot/Wyndham is not successful in implementing its Year 2000 compliance plan, it may suffer a material adverse impact on its consolidated results of operations and financial condition. Because of the importance of addressing the Year 2000 problem, Patriot/Wyndham expects to develop contingency plans if it determines that the compliance plans will not be implemented by June 30, 1999.


                               LEGAL PROCEEDINGS



     On or about November 23, 1998, Ava, Inc. d/b/a Avante Salon & Spa, which operates a beauty salon at the Resort, filed a preliminary and permanent injunction and a torts claim against El Conquistador and Golden Door Corp. The case is pending in the Puerto Rico Court of First

Instance, Superior Court of Humacao. The action seeks preliminary and permanent injunctions ordering defendants not to intervene with Avante's contractual and property rights provided in the concession agreement pursuant to which the beauty salon is operated. Avante also seeks damages in the sum of $5,000,000, plus costs and attorney's fees. On December 4, 1998, defendants filed a motion to dismiss the complaint together with their opposition to the complaint. On the same day, the court held a hearing with respect to the preliminary injunction without granting such injunction. At the hearing, the parties agreed to submit a joint stipulation with respect to certain facts in order to assist the court in rendering its decision. On December 14, 1998, the parties filed the joint stipulation of facts. Avante requested an extension until December 23, 1998 to file a reply to defendants' opposition to the complaint. Defendants will have until early next year to file their reply to plaintiff's motion. The court will then evaluate the issues presented and will decide whether to grant injunctive relief and continue the tort action or dismiss the suit.



     Other than set forth above, El Conquistador currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of El Conquistador, none of the existing litigations is likely to have a material adverse effect on El Conquistador or its business including the one set forth above.


                   POLICY WITH RESPECT TO CERTAIN ACTIVITIES


     The loan agreement will prohibit El Conquistador from issuing any securities which are senior to the bonds. During the past three years, El Conquistador has not issued any senior securities. From time to time during the past three years, El Conquistador has borrowed monies from third-parties, its affiliates and its partners in order to fund day-to-day operations at the Resort as well as for capital improvements and furniture, fixtures and equipment. Additionally, El Conquistador maintained a revolving credit facility with the Government Development Bank of up to $6,000,000 during the period of July 1995 through May 1998. As a condition to entering into the revolving credit facility, the Government Development Bank required the partners of El Conquistador to lend El Conquistador $800,000. To date, $465,000 of these loans has been repaid and $335,000 remains outstanding and will be subordinate to the bonds. Additionally, as of September 30, 1998, El Conquistador was indebted to the Posadas de Puerto Rico Associates, Incorporated in the aggregate principal amount of $32,021,172. Such loan will be subordinate to the bonds. Posadas de Puerto Rico is an indirect wholly-owned subsidiary of Wyndham International and is the owner of the Condado Plaza Hotel & Casino. El Conquistador's ability to borrow funds in the future will be governed by the loan agreement. To the extent that El Conquistador is able to borrow in the future, such borrowing decisions will be made solely by its managing general partner which will be Conquistador Holding
(SPE), Inc.



     The loan agreement will prohibit El Conquistador from making loans to other persons, offering securities in exchange for property and repurchasing or otherwise acquiring its partnership interests or other securities, including the bonds. Additionally, El Conquistador does not engage in the purchase and sale (or turnover) of investments, investing in securities of other persons or underwriting securities of other issuers. El Conquistador has not engaged in any of the aforementioned activities during the past three years.



     Following consummation of this offering, El Conquistador will be subject to the informational reporting requirements of the Securities Exchange Act of 1934 during the current fiscal year by reason of the public offering and the issuance of the bonds. In accordance with the Exchange Act, El Conquistador will file with the SEC the reports and other information required to be filed under the Exchange Act. El Conquistador anticipates, however, that it will not be subject to the reporting requirements of the Exchange Act in future fiscal years pursuant to Section 15(d) of the Exchange Act; however, El Conquistador will continue to file copies of its annual reports and certain other information, documents and reports specified in Rule 15c2-12 promulgated under the Exchange Act so long as the bonds are outstanding.

                       INVESTMENT OBJECTIVES AND POLICIES


     The purpose of El Conquistador is limited to the ownership of the Resort. El Conquistador was formed in order to develop, own and operate the Resort, and to generate income therefrom. El Conquistador and the managing general partner, on behalf of El Conquistador, are authorized to enter into any agreements necessary or desirable for the operation of the Resort and ownership of the Resort (excluding Las Casitas Village).



     The Resort will be operated by the Hotel Operator. For a complete discussion concerning the management of the Resort, see 'THE
RESORT -- Management and Marketing and the Resort.' El Conquistador does not anticipate any additional long-term financing other than the bonds. El Conquistador believes that its cash flows from future operations will be sufficient to meet short-term working capital needs. Additional financing may be required for specific projects at the Resort, including the purchase of replacement furniture, fixtures and equipment. The loan agreement will limit El Conquistador's ability to obtain additional financing, including secured financing, in certain circumstances. For a description of such limitations, see 'SUMMARY OF THE LOAN AGREEMENT -- Covenants.' El Conquistador will not invest in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.


                 POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS


     El Conquistador was formed solely to operate the Resort and own the Resort (excluding Las Casitas Village). El Conquistador will be prohibited from making other investments or disposing of its assets pursuant to the loan agreement, and, therefore, a policy with respect to such matters for executive officers and partners of El Conquistador is not necessary.



     The new partnership agreement will prohibit the general partner of El Conquistador from engaging in any other business activities other than those as a partner of El Conquistador. Conquistador Holding (SPE), Inc. will be the sole general partner of El Conquistador upon consummation of this offering. Conquistador Holding (SPE), Inc. will be a single purpose entity which will only be permitted to engage in the business of acting as a partner of El Conquistador. Conquistador Holding (SPE), Inc. will be prohibited from any other business activities. However, Patriot/Wyndham, the beneficial owner of substantially all of the partnership interests in El Conquistador will not be so restricted.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     El Conquistador is subject to various conflicts of interest arising out of its relationship with the partners of the partnership and their affiliates. See 'RISK FACTORS -- Potential Conflicts of Interest between El Conquistador and the Hotel Operator' for a description of these various conflicts of interest. Because El Conquistador will be operated by, Conquistador Holding (SPE), Inc., the managing general partner, these conflicts will not be resolved through arm's-length negotiations, but through the exercise of the managing general partner's judgment consistent with its fiduciary responsibility to WHG El Con Corp. which will be the only other partner other than the managing general partner. El Conquistador has agreed to indemnify the managing general partner and its officers, directors, employees or agents, whether acting as general partner or otherwise, except for gross negligence or willful misconduct.



     Williams Hospitality, an affiliate of El Conquistador, has historically and will continue to manage the Resort. The arrangements between El Conquistador and Williams Hospitality, including those contained in the new management agreement, were not negotiated at arm's-length. There can be no assurances that the terms of the new management agreement, including the Hotel Operator's fees, are as favorable to El Conquistador as those that could reasonably be obtained in an arm's-length negotiation with an unrelated third party. See 'THE
RESORT -- Management and Marketing of the Resort' for a detailed description of these arrangements.



     El Conquistador is also an affiliate of Wyndham Management, which will manage the entire Resort and market the Resort, exclusive of Las Casitas Village. El Conquistador is also an affiliate of Grand Bay, which will market Las Casitas Village. Each of Wyndham Management and Grand

Bay market other resorts, some of which compete directly with the Resort. There can be no assurance that either Wyndham Management or Grand Bay will not take actions which favor other properties that they market to the detriment the Resort.


     Wyndham International has a responsibility to its shareholders to maximize the economic return of all of the Wyndham Resorts that it manages, not only the Resort. There can be no assurance that Wyndham International will not take actions or cause Wyndham Management or Grand Bay to take such actions to benefit another Wyndham Resort or Grand Bay Resort to the detriment of the Resort. Such actions may include, without limitation, shifting key employees from the Resort to another Wyndham Resort, marketing other Wyndham Resorts or Grand Bay Resorts more prominently than the Resort and not providing the financial support to the Resort that it provides to other Wyndham Resorts.



     In order to repay a portion of the $120,000,000 1991 AFICA bonds, El Conquistador borrowed $32,021,172 from Posadas de Puerto Rico Associates, Incorporated. Posadas de Puerto Rico is an indirect wholly-owned subsidiary of Wyndham International, which beneficially owns approximately 23% of El Conquistador. The loan is evidenced by a demand promissory note bearing interest at the prime rate. This loan will be subordinate to the bonds.



     Historically from time to time, El Conquistador borrowed funds from the partners of El Conquistador. Such loans are classified as deficiency loans and additional loans and are subordinate to the bonds. Deficiency loans were required to be made during the five-year period from November 1993 until November 1998. The proceeds of deficiency loans were used to pay operating costs or any other fees or expenses related to the operation of the Resort (excluding Las Casitas Village) or the partnership's business, including payment of liabilities or reserves for liabilities. Deficiency loan proceeds were not used for renovation, improvement, construction or development of the Resort. The maximum aggregate principal amount of deficiency loans that could be called was $7,000,000 for each general partner and $14,000,000 in total. The actual amount of deficiency loans that were called was $7,600,000. Additional loans are required to be made any time after all capital contributions are made and either
(1) there are outstanding $14,000,000 of deficiency loans or (2) the obligations to make deficiency loans has terminated. The general partners have the right, but not the obligation, to make additional loans. The proceeds of additional loans are used to meet any of the partnership's obligations for which it has insufficient funds. To date $9,597,120 of additional loans have been made by the partners to El Conquistador. As of September 30, 1998, such partner loans and related interest totalled $15,510,970. Interest on partner loans currently ranges from 7.50% to 8.00% per annum. The most recent of such loans was in the aggregate principal amount of $800,000 and is described under 'POLICY WITH RESPECT TO CERTAIN ACTIVITIES' above.

                                   THE BONDS

GENERAL


     The bonds will be issued pursuant to the trust agreement in the aggregate principal amount of $104,000,000. The bonds will be dated the date of the initial delivery and payment for the bonds and will bear interest at such rates and will mature (subject to the rights of redemption described below) in such
amounts on       and       of such years, as set forth on the inside front cover
page of this official statement and prospectus. Interest on the bonds will be
payable monthly on the first day of each month commencing on       , 1999 until
maturity or prior redemption.


     The bonds are issuable as fully registered bonds without coupons in denominations of $5,000 or any integral multiple thereof. The bonds will be registered under The Depository Trust Company Book-Entry Only System described below. The principal or redemption price of and interest on the bonds will be payable as described below under 'Book-Entry Only System.'

TRUSTEE

     The trustee will be Banco Santander Puerto Rico. The trustee's corporate trust office is located at 221 Ponce de Leon Avenue, Lobby Level, Hato Rey, Puerto Rico 00918.

BOOK-ENTRY ONLY SYSTEM


     The following information concerning The Depository Trust Company and its book-entry system has been obtained from The Depository Trust Company.



     The Depository will act as securities depository for the bonds. The bonds will be issued as fully registered bonds in the name of Cede & Co., the Depository's partnership nominee. One fully registered bond will be issued for each maturity of the bonds in the aggregate principal amount of such maturity, and will be deposited with the Depository.



     The Depository has advised El Conquistador and the underwriters as follows:
The Depository is a limited-purpose trust company organized under the New York Banking Law, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depository holds securities that its direct participants deposit with the Depository. The Depository also facilitates the settlement of securities transactions among direct participants, such as transfers and pledges, in deposited securities through electronic book-entry changes in accounts of the direct participants, thereby eliminating the need for physical movement of securities. Direct participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations, and certain other organizations. The Depository is owned by a number of the direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the the Depository system is also available to others such as banks, brokers, dealers and trust companies that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the Depository and its participants are on file with the SEC.



     Purchases of bonds under the the Depository system must be made by or through direct participants which will receive a credit for the bonds on the Depository's records. The ownership interest of each actual beneficial owner of each bond is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from the Depository of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the bonds are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the bonds, except in the event that use of the Depository system for the bonds is discontinued.



     To facilitate subsequent transfers, all bonds deposited by participants with the Depository are registered in the name of the Depository's partnership nominee, Cede & Co. The deposit of bonds with the Depository and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository has no knowledge of the actual beneficial owners of the bonds. The Depository's records reflect only the identity of the direct participants to whose accounts such bonds are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.



     Conveyance of notices and other communications by the Depository to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.



     Redemption notices shall be sent to Cede & Co. If less than all of the bonds of any maturity are being redeemed, the Depository's practice is to determine by lot the amount of the interest of each direct participant in such maturity to be redeemed.



     Neither the Depository nor Cede & Co. will consent or vote with respect to the bonds. Under its usual procedures, the Depository mails an 'Omnibus Proxy' to AFICA as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).



     Principal of and redemption premium, if any, and interest payments on the bonds will be made to the Depository. The Depository's practice is to credit direct participants' accounts on each interest payment date in accordance with their respective holdings shown on the Depository's records unless the Depository has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in 'street name,' and will be the responsibility of such participant and not of the Depository, the trustee, El Conquistador or AFICA, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to the Depository is the responsibility of the trustee, disbursement of such payments to direct participants is the responsibility of the Depository, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.



     Each person for which a participant acquires an interest in the bonds, as nominee, may desire to make arrangements with such participant to receive a credit balance in the records of such participant, and may desire to make arrangements with such participant to have all notices of redemption or other communications to the Depository, which may affect such persons, forwarded in writing by such participant and to have notification made of all interest payments.



     The Depository may discontinue providing its services as securities depository with respect to the bonds at any time by giving reasonable notice to AFICA or the trustee. In such event, AFICA will try to find a substitute securities depository and, if unsuccessful, definitive bonds will be printed and delivered. In addition, AFICA, in its sole discretion and without the consent of any other person, may terminate the services of the Depository as securities depository with respect to the bonds if AFICA determines that beneficial owners of such bonds shall be able to obtain definitive bonds. In such event, definitive bonds will be printed and delivered as provided in the trust agreement and registered in accordance with the instructions of the beneficial owners.



     So long as Cede & Co., as nominee of the Depository (or any other nominee of the Depository), is the registered owner of the bonds, all references herein to the bondholders or registered owners of the bonds (other than under the section 'Tax Consequences') shall mean Cede & Co., or such other nominee, in the capacity of nominee for the Depository, and shall not mean the beneficial owners of the bonds.

     When reference is made to any action which is required or permitted to be taken by the beneficial owners, such reference shall only relate to those permitted to act (by statute, regulation or otherwise) on behalf of such beneficial owners for such purposes. When notices are given, they shall be sent by AFICA or the trustee to the Depository only.


     For every registration of transfer or exchange of the book-entry bonds, the beneficial owner may be charged a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto.


     NONE OF AFICA, THE TRUSTEE OR EL CONQUISTADOR SHALL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANT OR ANY BENEFICIAL OWNER WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY THE DEPOSITORY OR ANY PARTICIPANT, AS DESCRIBED ABOVE; (2) THE PAYMENT OR TIMELINESS OF PAYMENT BY THE DEPOSITORY OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OR REDEMPTION PRICE OF OR INTEREST ON THE BONDS; (3) THE DELIVERY OR TIMELINESS OF DELIVERY BY THE DEPOSITORY OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE TRUST AGREEMENT TO BE GIVEN TO BONDHOLDERS; (4) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS; OR (5) THE DEPOSITORY'S DUTIES WITH RESPECT TO ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY BONDHOLDERS.



     In the event that the book-entry only system is discontinued and the beneficial owners become registered owners of the bonds, the following provisions will apply: The principal of the bonds and premium, if any, thereon when due will be payable upon presentation of the bonds at the corporate trust office of the trustee in San Juan, Puerto Rico, and interest on the bonds will be paid by check mailed to the persons who were the registered owners, or in the case of beneficial owners holding at least $1,000,000 aggregate principal amount of bonds who so request by wire transfer, as of the 15th day of the month immediately preceding the related interest payment date, as provided in the trust agreement. Bonds may be exchanged for an equal aggregate principal amount of bonds in other authorized denominations and of the same maturity and interest rate, upon surrender thereof at the trustee's corporate trust office in San Juan, Puerto Rico. The transfer of any bond may be registered only upon surrender thereof to the trustee along with a duly executed assignment in form satisfactory to the trustee. Upon any such registration of transfer, a new bond or bonds of authorized denominations in an equal aggregate principal amount, of the same maturity, bearing interest at the same rate and registered in the name of the transferee will be executed by AFICA and authenticated by the trustee. No charge may be made to the bondholders for any exchange or registration of transfer of the bonds, but any bondholder requesting any such exchange shall pay any tax or other governmental charge required to be paid with respect to such exchange or registration of transfer. The trustee will not be required to exchange or to register the transfer of any bond during the period of 15 days preceding the date of giving of notice of redemption or after any bond or portion thereof has been selected for redemption.


REDEMPTION


     Mandatory Redemption Other Than Upon Event of Taxability. The bonds will be subject to mandatory redemption at a price equal to the principal amount thereof plus accrued and unpaid interest up to the redemption date, without premium,
(1) in whole or in part, to the extent of any condemnation, casualty or insurance proceeds received upon the occurrence of an event of condemnation, taking or destruction of, or damage to the Resort under the conditions set forth in the loan agreement, and (2) in whole upon cessation of operations of the Resort.



     A cessation of operation of the Resort will not be deemed to have occurred
(1) until 30 days have elapsed after notice has been given to El Conquistador by AFICA that operations at the Resort have ceased and El Conquistador has not demonstrated to the satisfaction of AFICA that the Resort is being operated as 'Industrial Facilities' within the meaning of Act No. 121 of June 27, 1977 of Puerto Rico, as amended, or that El Conquistador is, in good faith, seeking to cause the resumption of an economically reasonable operation of the Resort as Industrial Facilities or

(2) until receipt by AFICA and the trustee of notice from El Conquistador that El Conquistador has no present intention of causing the resumption of operations of the Resort as Industrial Facilities or of seeking, in good faith, to cause the resumption of an economically reasonable operation of the Resort as Industrial Facilities. A cessation of operation of the Resort will not be deemed to exist on account of an occurrence of an event of condemnation, damage or destruction of the Resort.


     In addition, the term bonds (unless previously redeemed or purchased for cancellation), are subject to mandatory redemption, in amounts equal to the following amortization requirements:


                                                                      YEAR       [DATE]          [DATE]
                                                                     ------   ------------    ------------
Term bonds maturing               , 2014..........................    2009      $               $
                                                                      2010
                                                                      2011
                                                                      2012
                                                                      2013
                                                                      2014
Term bonds maturing               , 2019..........................    2014
                                                                      2015
                                                                      2016
                                                                      2017
                                                                      2018
                                                                      2019
Term bonds maturing               , 2024..........................    2019
                                                                      2020
                                                                      2021
                                                                      2022
                                                                      2023
                                                                      2024
Term bonds maturing               , 2029..........................    2024
                                                                      2025
                                                                      2026
                                                                      2027
                                                                      2028
                                                                      2029



     The serial bonds mature at six-month intervals commencing                ,
1999 as set forth on the inside front cover of this official statement and prospectus.



     Mandatory Redemption Upon Event of Taxability. The bonds are further subject to mandatory redemption in whole at a price equal to the principal amount thereof plus accrued and unpaid interest to the redemption date upon the second occurrence of an Event of Taxability. An Event of Taxability will occur upon receipt by AFICA and the trustee of an accountants' report to the effect that because of the failure of El Conquistador to comply with certain provisions of the U.S. Internal Revenue Code of 1986, as amended, as in effect on the date of issuance of the bonds interest paid or accrued on the bonds to a Qualifying Bondholder is includable in gross income and subject to the payment of income taxes, a credit for the payment of which is not otherwise available under the Internal Revenue Code as in effect on the date of such report. If redeemed, such redemption shall occur not later than 45 days after the occurrence of such an Event of Taxability. No such mandatory redemption shall be required as a result of a change in the tax laws in force on the date of issuance of the bonds.



     Optional Redemption. The bonds are subject to redemption, at the option of
El Conquistador, in whole or in part, on               , 2009 or on any interest
payment date thereafter (which date shall not be less than 45 days from the date that notice of such redemption is received by the trustee) at the redemption prices set forth below (expressed as percentages of the outstanding principal amount of such bonds), plus accrued interest to the redemption date:


                 REDEMPTION PERIOD                                      REDEMPTION PRICE
----------------------------------------------------  ----------------------------------------------------
              , 2009 -               , 2010.........                         102.0%
              , 2010 -               , 2011.........                         101.0%
              , 2011 and thereafter.................                         100.0%



     To exercise the foregoing optional redemption, El Conquistador is required to deposit with the trustee moneys necessary to effect such redemption on a business day not less than 31 days before the date on which the corresponding redemption price is due and payable.



     Selection and Notice of Redemption. At least 30 days before any redemption date, notice thereof will be sent by the trustee via first-class mail, postage prepaid, to Cede & Co., as nominee of the Depository, or if the book-entry only system is discontinued as described above, by first-class mail, postage prepaid, to the holders of the bonds to be redeemed. If less than all of the bonds are called for redemption, the particular bonds or portions thereof to be redeemed will be selected as provided below, except that so long as the book-entry only system shall remain in effect, in the event of any such partial redemption, the Depository shall reduce the credit balances of the applicable participants in respect of the bonds in inverse order of maturity; provided that if fewer than all of the outstanding bonds of the same maturity are called for redemption, the bonds or portions of such maturity date to be redeemed shall be selected by the trustee by such method as the trustee deems fair and appropriate. Such participants shall in turn select those beneficial owners of the bonds whose ownership interests are to be extinguished by such partial redemption, each by inverse order of maturity or as determined by the trustee as provided above.


     Each notice of redemption shall set forth:


          (1) the redemption date;



          (2) the redemption price;



          (3) if fewer than all of the bonds then outstanding shall be called for redemption, the distinctive numbers and letters, if any, of such bonds to be redeemed and, in the case of bonds to be redeemed in part only, the portion of the principal amount thereof to be redeemed;



          (4) that on the date fixed for redemption such redemption price will become due and payable upon each bond or portion thereof called for redemption, and that interest thereon shall cease to accrue on and after said redemption date; and



          (5) the place where such bonds or portions thereof called for redemption are to be surrendered for payment of such redemption price.


     In case any bond is to be redeemed in part only, the notice of redemption shall state also that on or after the redemption date, upon surrender of such bond, a new bond or bonds in principal amount equal to the unredeemed portion of such bond will be issued. Failure to mail such notice to any bondholder or any defect in any notice so mailed shall not affect the validity of the proceedings for the redemption of the bonds of any other bondholders.


     Except with respect to the mandatory redemption of the term bonds in accordance with the amortization requirements described above, if less than all of the outstanding bonds shall be called for redemption, such bonds will be redeemed in inverse order of maturity unless otherwise requested by El Conquistador. If less than all of the bonds of any maturity are called for redemption, the particular bonds or portions thereof to be redeemed shall be selected by the trustee by such method as the trustee deems fair and appropriate, in integral multiples of $5,000.


     If notice of redemption is given and if sufficient funds are on deposit with the trustee to provide for the payment of the principal of and premium, if any, and interest on the bonds (or portions thereof) to be redeemed, then the bonds (or portions thereof) so called for redemption

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

will, on the redemption date, cease to bear interest and shall no longer be deemed outstanding or be entitled to any benefit or security under the trust agreement.


     Any moneys which have been set aside for the purpose of paying any of the bonds, either at the maturity thereof or upon a redemption or otherwise, and which remain unclaimed by a bondholder for a period of two years after the date on which such bonds shall have become due and payable or deemed tendered for purchase, may, upon the request of El Conquistador, be paid to El Conquistador or to such office, board or body as may be entitled by law to receive the same. Thereafter, the holder of such bonds shall look only to El Conquistador or to such office, board or body, as the case may be, for payment and then only to the extent of the amount so received, without interest. AFICA and the trustee shall have no responsibility with respect to such moneys.



SOURCES OF PAYMENT AND SECURITY FOR THE BONDS



     In General. The bonds are limited obligations of AFICA payable solely from monies derived pursuant to the loan agreement and from such other amounts as may be available to the trustee under the trust agreement and the related collateral agreements. The bonds will not constitute a charge against the general credit of AFICA and will not constitute an indebtedness of the government of Puerto Rico or any of its political subdivisions other than AFICA. The partners and the affiliates of El Conquistador are not liable with respect to the payment of principal of, premium, if any, or interest on the bonds.



     The Loan Agreement. Under the loan agreement, El Conquistador will agree to deposit with the trustee in a bond fund established under the trust agreement amounts sufficient to pay, together with the amounts then on deposit therein, principal of and premium, if any, and interest on the bonds. Such deposit must be made on the business day immediately preceding the day on which the corresponding amounts of principal, premium, if any, and interest are due and payable. Pursuant to the trust agreement, AFICA will assign its interest in the loan agreement (except certain rights of AFICA to indemnification, exemption from liabilities, notices and the payment of costs and expenses) to the trustee as security for the bonds.



     The Reserve Fund. On the Date of Issuance, El Conquistador shall cause $9,000,000 to be deposited from the proceeds of the bonds to the credit of a reserve fund. Moneys held for the credit of the reserve fund shall be used for the purpose of paying the principal of and interest on the bonds when due, whenever and to the extent that the moneys held to the credit of the bond fund established to facilitate payments on the bonds shall be insufficient for such purposes. If El Conquistador has failed to deposit amounts sufficient to pay principal of and interest on the bonds as required under the loan agreement, the trustee will transfer funds from the reserve fund to the bond fund, and will notify El Conquistador of the existence of a deficiency in the reserve fund, on the business day immediately succeeding the next interest payment date. In accordance with the loan agreement, El Conquistador has the obligation to replenish the reserve fund within 20 business days after notice from the trustee of the existence of a reserve fund deficiency. Additionally, commencing
              , 1999 and on each [              ] thereafter if the trustee
determines that there exists a deficiency in the reserve fund due to a reduction in the market value of securities deposited in the reserve fund, as determined by the trustee pursuant to a valuation effected as provided in the trust agreement, El Conquistador shall be obligated to replenish the reserve fund within 20 business days after receipt of notice from the trustee. El Conquistador shall direct the trustee to cause the moneys held in the reserve fund to be invested in Investment Obligations (as defined in 'Summary of the Trust Agreement -- Investment of Funds' below) of such long-term or short-term maturities as El Conquistador elects; provided that such Investment Obligations deposited in the reserve fund shall mature or be subject to redemption (at the option of the holder thereof) not later than the respective dates when moneys held to the credit of such fund or account will be required for the purposes intended.



     Pledge Agreement and Mortgage. The bonds will be secured by a pledge of real estate and leasehold mortgage notes in the principal amounts of $104,000,000 and $2,000,000, respectively, and


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


bearing interest at the rate of 12% per annum. The mortgage notes will be secured by a first priority mortgage lien on the Resort (excluding Las Casitas Village) and on the Palominos Island lease, subject only to liens permitted by the loan agreement.



     The mortgage notes will be pledged to AFICA pursuant to a pledge agreement as security for the obligations of El Conquistador under the loan agreement. AFICA will assign its rights under the pledge agreement and the mortgage notes to the trustee for the benefit of the bondholders.



     A mortgagee title insurance policy insuring the real estate and leasehold mortgages as a first priority lien on the Resort (excluding Las Casitas Village), subject only to liens permitted by the loan agreement, will be delivered on the date of issuance of the bonds in an amount equal to the principal amount of the mortgage notes referred to above.



     Personal Property Security Agreements. The bonds additionally will be secured by a personal property security agreement which will create a first priority security interest in a substantial portion of El Conquistador's tangible and intangible personal property, including tangible assets, used in connection with the operation of the Resort. A portion of El Conquistador's personal property is subject to a senior security interest securing approximately $574,800 of equipment financing. If sufficient moneys were otherwise not available in the bond fund established pursuant to the trust agreement and the $9,000,000 reserve fund for the payment of the principal of and interest on the bonds, the trustee may institute proceedings to cause the enforcement of its security interests under such security agreements.



     Assignments. As security for its obligations under the loan agreement, El Conquistador will enter into an assignment of leases and rents and security agreement and an assignment of the new management agreement. The assignment contracts perfect an assignment of certain contracts, leases, subleases, concessions and other agreements and licenses related to the operation of the Resort.

                         SUMMARY OF THE LOAN AGREEMENT


     The following summary which describes certain provisions of the loan agreement, does not purport to be complete and is subject to, and is qualified by reference to, the loan agreement. A copy of the loan agreement is filed as an exhibit to the registration statement of which this official statement and prospectus is a part.



     AFICA will issue the bonds and lend the proceeds to El Conquistador. El Conquistador will agree to make payments directly to the trustee which, together with amounts then held in the bond fund established under the trust agreement, will be sufficient to make the payments of principal of and interest on such bonds as the same become due. El Conquistador will make such payments from cash it generates from operating activities. The obligations of El Conquistador under the loan agreement will be absolute and unconditional without right of set-off for any reason.



     Pursuant to the loan agreement, El Conquistador will agree to indemnify AFICA and to pay the costs and expenses of indemnifying the trustee against any losses arising from the operation of the Resort or their participation in this offering (subject to certain exceptions) and will agree to pay the legal fees and expenses of AFICA and the trustee.


     AFICA will assign all its rights under the loan agreement (except for certain rights of AFICA to indemnification, exemption from liability and the payment of costs and expenses) to the trustee pursuant to the trust agreement.

BOND PROCEEDS


     The proceeds of the sale of the bonds will be used immediately after completion of this offering to:



      repay the $90,000,000 interim loan made on August 3, 1998 by Citicorp Real Estate to El Conquistador and any unpaid interest thereon reimburse El Conquistador for interest previously paid on the interim loan to fund the $9,000,000 reserve fund



       pay the $520,000 administrative fee to AFICA



      pay costs and expenses associated with the issuance of the bonds, including, printing fees, professional fees and fees of the trustee


MAINTENANCE AND OPERATION OF THE RESORT


     El Conquistador will agree to cause the Resort to be operated as an 'Industrial Facility' within the meaning of Act No. 121 of the Legislature of Puerto Rico and to be maintained, preserved and kept in good repair, working order and condition and from time to time to make all necessary and proper repairs, replacements and renewals; provided, however, that El Conquistador will have no obligation to cause to be maintained, preserved, repaired, replaced or renewed any element or unit of the Resort the maintenance, repair, replacement or renewal of which, in the opinion of El Conquistador, becomes uneconomical to El Conquistador because of damage or destruction or obsolescence, or change in economic or business conditions, or change in government standards and regulations, or the termination by El Conquistador of the operation of the facilities to which such element or unit of the Resort is an adjunct.



DISPOSITION OF PROJECT; ASSIGNMENT OF LOAN AGREEMENT; MERGER OR CONSOLIDATION OF EL CONQUISTADOR


     The Resort may be sold, leased or otherwise disposed of with the prior written consent of AFICA and the trustee. The said consent shall not be required if the following conditions are met:


          (1) El Conquistador (A) notifies AFICA, the trustee and the rating agency rating the bonds of the proposed transaction, and (B) provides to AFICA and the trustee proof reasonably satisfactory to them (which may include an opinion of counsel approved by AFICA and the trustee) that the consummation of the proposed transaction will not result in the interest payable on the bonds not continuing to constitute income from sources within Puerto Rico under the Internal Revenue Code; and



          (2) the rating agency provides confirmation that the rating on the bonds will not be withdrawn or downgraded below investment grade as a result of the consummation of the proposed transaction. No such sale, lease or other disposition will relieve El Conquistador of its obligations to make payments under the loan agreement sufficient to pay principal of and interest on the bonds as the same become due.



     El Conquistador may assign the loan agreement with the prior written consent of AFICA and the trustee. The said consent shall not be required if



          (A) the conditions mentioned in (1) and (2) of the prior paragraph are complied with by El Conquistador; and



          (B) the assignee (1) expressly assumes in writing El Conquistador's obligations under the loan agreement and (2) delivers to AFICA and the trustee a certificate executed by its chief financial officer or treasurer stating that none of the obligations and covenants under the loan agreement, the trust agreement and the related collateral documents assumed by it, or the performance thereof will conflict with, or constitute on the part of such assignee a breach of, or default under, any indenture, mortgage, agreement or other instrument to which such assignee is a party or by which it is bound, or any existing law, rule, regulation, judgment, order or decree to which such assignee is subject.



     So long as any bonds are outstanding, El Conquistador will not dispose of all or substantially all of its assets and will not consolidate or merge into another entity; provided, however, that El Conquistador may do so if, (1) the successor or transferee entity is organized under the laws of Puerto Rico or any state of the United States and complies with the source of income covenants contained in the loan agreement; and (2) if the conditions mentioned in (A) and
(B) of the prior paragraph are complied with by El Conquistador or the successor or transferee, as the case may be.


MAINTENANCE OF SOURCE OF INCOME; ADDITIONAL INTEREST UPON EVENT OF TAXABILITY


     El Conquistador will agree under the loan agreement that during each taxable year while the bonds are outstanding it will comply with the source of income covenants so that all interest paid or payable on the bonds will constitute income from sources within Puerto Rico under the provisions of the Internal Revenue Code as in effect on the date of issuance of the bonds. Failure to comply with the source of income covenants shall constitute an Event of Taxability. If an Event of Taxability occurs, El Conquistador is required to pay additional interest to each Qualifying Bondholder who receives or accrues interest on the bonds subject to federal income taxation as a result thereof.



     The source of income covenants under the loan agreement require El Conquistador, so long as it is a partnership under the Internal Revenue Code, on any determination date, to:



          (1) be a partnership;



          (2) be engaged in trade or business only in Puerto Rico;



          (3) not be engaged, directly or imputedly, in any trade or business outside Puerto Rico; and



          (4) not derive, directly or imputedly, any gross income which is, or is treated as, effectively connected with, or attributable to, the conduct of a trade or business outside Puerto Rico.


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


     The source of income covenants under the loan agreement further require, if El Conquistador is deemed an association taxable as a corporation for purposes of the Internal Revenue Code, on any determination date, that:



          (1) at least 80% of the gross income from all sources has been and will be



             (A) derived from sources outside the United States, or attributable to income so derived by a subsidiary of El Conquistador, and



             (B) attributable to the active conduct of a trade or business outside the United States by El Conquistador or by a subsidiary of El Conquistador; and



          (2) all interest on the bonds will be paid by a trade or business of El Conquistador in Puerto Rico.



     The source of income covenants also require that all interest paid to, or accrued by, a bondholder on the bonds to constitute income from sources within Puerto Rico for purposes of the Internal Revenue Code.



     Under the loan agreement, El Conquistador will be required to cause its independent accountants to submit, no later than the last day of the third month following the close of each of its taxable years, a report (which shall be made in accordance with generally accepted auditing standards) stating whether in connection with their audit of the books and records of El Conquistador, it failed to comply with any of the source of income covenants during the taxable year just ended and if as a consequence thereof:



          (1) the interest paid to, or accrued by a beneficial owner on the bonds constituted income from sources outside Puerto Rico for purposes of the Internal Revenue Code as in effect on the date of issuance of the bonds; and



          (2) in his opinion, under the Internal Revenue Code as in effect on the date of such report, interest paid or accrued on bonds held by a Qualifying Bondholder is includable in the gross income and subject to the payment of income taxes, a credit for the payment of which is not otherwise available to the Qualifying Bondholder.



     Upon receipt of such report, the trustee shall promptly cause a copy thereof to be mailed to each person who is a bondholder or who was a bondholder during the then current calendar year and during the immediately preceding calendar year. Thereafter, any Qualifying Bondholder who has paid or is required to pay income taxes under the Internal Revenue Code in respect of the interest paid or accrued on the bonds may submit a written claim for additional interest. Such claim must set forth in reasonable detail the basis therefor and the calculation of the additional interest and must be submitted to the trustee and El Conquistador within 180 days from the date of receipt of the trustee's notice of an independent accountants report showing that an Event of Taxability occurred. El Conquistador will pay such claim for additional interest to the Qualifying Bondholder within 30 days from the date El Conquistador receives the notice of claim from the Qualifying Bondholder.


COVENANTS


     In connection with this offering, El Conquistador agreed to certain limitations on additional indebtedness and liens. El Conquistador will be permitted to incur additional indebtedness provided it maintains, after taking into consideration the principal amount of and debt service for such additional indebtedness:



          (1)(A) an Additional Indebtedness Loan-to-Value Ratio of no more than 65%; and



             (B) an Additional Indebtedness Debt Service Coverage Ratio of no less than 1.75; and



          (2) in the case of additional indebtedness of more than $10,000,000, El Conquistador must deliver a letter to the trustee from the rating agency then rating the bonds, to the effect that the rating agency reviewed the additional indebtedness and after the incurrence of the same, the bonds will continue to have a rating not lower than the one then assigned to the bonds.


                                       62


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


     Additional Indebtedness Debt Service Converge Ratio means at the time of calculation, the quotient resulting from dividing the net operating income (before income taxes and interest and excluding depreciation and other noncash items) of the Resort for the last full 12 month period by the sum of the amount necessary to pay the principal and the interest of (1) the bonds and (2) the additional indebtedness scheduled for payment over the next 12 month period. Additional Indebtedness Loan-to-Value Ratio means at the time of calculation, the quotient resulting from dividing (1) the total principal amount of bonds then outstanding less the aggregate amount deposited to the credit of the bond fund and the reserve fund, plus the principal amount of any additional indebtedness, by (2) the appraised value of the Resort as determined by the most recent appraisal dated not more than three years prior to the date of calculation.



     El Conquistador will be permitted to make distributions to its partners on an annual basis provided all amounts owed with respect to the bonds during the previous fiscal year have been paid and that the reserve fund balance is $9,000,000 at the time of such distribution.



     Additionally, El Conquistador agreed not to conduct any business other than the ownership and operation of the Resort. These covenants may be amended or eliminated without the consent of or notice to any bondholder, so long as the rating agency rating the bonds confirms that such action will not result in a downgrading below investment grade or withdrawal of its rating of the bonds.



     The loan agreement contains covenants of El Conquistador normally required of borrowers with respect to properties similar to that of the Resort, including covenants with respect to compliance with environmental laws and regulations and maintenance of insurance. The loan agreement permits El Conquistador to restore or replace the Resort or portions thereof in the event of any damage due to casualty or loss due to condemnation upon compliance with certain conditions set forth therein.


EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an event of default under the loan agreement:


          (1) failure by El Conquistador to pay the amounts required to be paid with respect to principal of or premium, if any, or interest on the bonds when the same shall become due and payable;



          (2) failure by El Conquistador to make any other payments (excluding payments referred to in (1) above and payments to replenish the $9,000,000 reserve fund) required by the loan agreement and continuation of such failure for 30 days after written notice thereof unless an extension is granted by the trustee prior to its expiration;



          (3) failure by El Conquistador to observe and perform any other covenant, condition, or agreement under the loan agreement (other than (1) or (2) above) and continuation of such failure for 90 days after written notice thereof from the trustee or AFICA unless an extension is granted by the trustee prior to its expiration; provided, however, that if such failure cannot be corrected within such 90-day period, it shall not constitute an event of default if corrective action is instituted by El Conquistador during such period and diligently pursued until such failure is corrected; and



          (4) certain events of bankruptcy, liquidation or similar proceedings involving El Conquistador.



     If by reason of Force Majeure El Conquistador is unable to perform any of its obligations under (2) and (3) above, El Conquistador shall not be deemed in default during the continuance of such inability, including reasonable time for the removal of the effect thereof. Force Majeure is defined in the loan agreement to mean, without limitation, the following: (1) acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States or of Puerto Rico or any of their respective departments, agencies, political subdivisions or officials, or any civil or military authority; war; insurrections; civil disturbances; riots, epidemics; landslides; lightning; earthquakes; fires; hurricanes; storms; droughts;


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floods; washouts; arrests; restraint of government and people; explosions;
breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies or transportation; or (2) any cause, circumstance or event not reasonably within the control of El Conquistador.



     Upon the occurrence of any of the foregoing events of default, the trustee may declare all unpaid amounts payable under the loan agreement in respect of the bonds to be immediately due and payable and may take any action at law or equity necessary to collect the payments then due and thereafter to become due, or to enforce any obligation of El Conquistador under the loan agreement. No remedial steps shall be taken, however, the effect of which would be to provide funds for the payment of principal of and interest on the bonds which have not yet matured or otherwise become due unless such principal and interest shall have been declared due and payable under the trust agreement.



     AFICA has no power to waive any default under the loan agreement or extend the time for the correction of any default that could become an event of default under the loan agreement without the consent of the trustee.


LIMITATION ON PARTNER'S LIABILITY


     The loan agreement provides that no recourse may be had against any partner of El Conquistador or any stockholder, officer, director, employee or agent, among others, of such partner for any obligation under the loan agreement and the remedies available under the loan agreement upon a default in any such obligation shall be only against El Conquistador and its assets, including the Resort, and shall include foreclosure pursuant to the related collateral documents.



AMENDMENTS AND SUPPLEMENTS TO THE LOAN AGREEMENT AND THE RELATED DOCUMENTS



     The loan agreement and the related documents may be amended or supplemented without the consent of the bondholders: (1) to cure any ambiguity or formal defect or omission therein or, in any supplement thereto; (2) to grant to or confer upon AFICA or the trustee for the benefit of the bondholders any additional rights, remedies, powers, benefits, authority or security that may lawfully be granted to or conferred upon AFICA, the trustee or the bondholders; and (3) to add to the covenants of El Conquistador for the benefit of the bondholders.



     Other than for the purposes of the above paragraph, the loan agreement and the related documents may be amended or supplemented with the approval of the bondholders of not less than a majority of the principal of the bonds outstanding at the time. No amendment or supplement to the loan agreement or the related documents will become effective without the consent of the trustee.

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

                         SUMMARY OF THE TRUST AGREEMENT


     The following summary which describes certain provisions of the trust agreement, does not purport to be complete and is subject to, and is qualified by reference to, the trust agreement. A copy of the trust agreement is filed as an exhibit to the Registration Statement of which this official statement and prospectus is a part.



     The trust agreement will constitute an assignment by AFICA to the trustee of all of AFICA's right, title and interest in the loan agreement and the related collateral documents (except for certain rights of AFICA to indemnification, exemption from liability, the payment of costs and expenses and the receipt of notices) in trust as security for the payment of the principal of and interest on the bonds.


PROJECT FUND


     The proceeds of the bonds (exclusive of the $9,000,000 reserve fund amount) will be deposited with the trustee in the project fund established pursuant to the trust agreement. The trustee will make disbursements from the project fund immediately after completion of this offering to:



      repay the $90,000,000 interim loan made on August 3, 1998 by Citicorp Real Estate to El Conquistador and any unpaid interest thereon reimburse El Conquistador for interest previously paid on the interim loan pay the $520,000 administrative fee to AFICA



      pay costs and expenses associated with the issuance of the bonds, including, printing fees, professional fees and fees of the trustee


BOND FUND

     The trust agreement will establish with the trustee a bond fund that shall be used for the payment of the principal of and interest on the bonds. The following amounts will be deposited in the bond fund:


          (1) all amounts paid pursuant to the loan agreement with respect to principal of and interest on the bonds, including payments with respect to optional and mandatory prepayments of the bonds;



          (2) all amounts derived from the related collateral documents securing payment of the bonds; and



          (3) all other moneys received by the trustee or otherwise which are permitted or required, or are directed by El Conquistador or AFICA to be paid into the bond fund.


RESERVE FUND


     On the date of issuance of the bonds, an amount equal to $9,000,000 will be deposited in the reserve fund created under the trust agreement. Thereafter, El Conquistador is required to make additional deposits from time to time so that the amounts held to the credit of the reserve fund are not less than $9,000,000. The trustee shall use amounts held to the credit of the reserve fund to make transfers to the bond fund to the extent necessary to pay interest on and principal of the bonds (whether at maturity, or upon acceleration or redemption), whenever and to the extent that the monies on deposit in the bond fund are insufficient therefor.



     After the trustee makes any disbursement from the reserve fund, El Conquistador is obligated to deposit with the trustee, on the 20th business day succeeding the receipt of notice from the trustee, sufficient funds to cause the amount then to the credit of the reserve fund to equal $9,000,000. El Conquistador is also required to similarly deposit any amount necessary to cover any loss resulting from a decline in value of Investment Obligations held to the credit of the reserve fund if on any date of valuation the value of such Investment Obligations and other amounts on deposit in the reserve fund is less than $9,000,000. Investment Obligations is defined below under the section
' -- Investment of Funds.'

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RENEWAL AND REPLACEMENT FUND



     The trust agreement will establish with the trustee a renewal and replacement fund that shall be used for the payment of renewal and replacement of furniture, fixtures and equipment for the Resort (excluding Las Casitas Village). El Conquistador is obligated to deposit $333,333.34 in the renewal and replacement fund on each monthly interest payment date, up to an aggregate of $4,000,000.



     After the trustee makes any disbursement from the renewal and replacement fund, El Conquistador is required to make additional deposits with the trustee on each monthly interest payment date of $333,333.34 until the balance of such fund equals $4,000,000. El Conquistador is also required to similarly deposit any amount necessary to cover any loss resulting from a decline in value of Investment Obligations held to the credit of the renewal and replacement fund if on any date the value of such Investment Obligations and other amounts on deposit in the renewal and replacement fund is less than (1) the aggregate amount deposited to date in such fund less (2) amounts disbursed by the trustee from such fund. El Conquistador's obligations to make payments to the renewal and replacement fund are limited to a maximum of $333,333.34 per month and $4,000,000 in the aggregate.


INVESTMENT OF FUNDS


     Moneys held for the credit of all funds and accounts under the trust agreement shall be invested in Investment Obligations in accordance with the instructions of El Conquistador. Any such Investment Obligations shall mature not later than the respective dates when the money held for the credit of such funds or accounts will be required for the purposes intended.


     Investment Obligations are defined as government obligations and obligations of any agency or instrumentality whose obligations are backed by the full faith and credit of the United States of America and, to the extent from time to time permitted by law,


     (A) the obligations of the



     (1) Federal National Mortgage Association,



     (2) Federal Home Loan Banks,



     (3) Federal Farm Credit System,



     (4) Federal Home Loan Mortgage Corporation, and



     (5) Government National Mortgage Association (to the extent not included in government obligations);


     (B) repurchase agreements with financial institutions which are members of the Federal Reserve System or primary dealers in the United States Treasury market the short-term obligations of which institutions or dealers are rated at
least ['   '] by Moody's (or any similar rating to which it may be changed by each such rating agency) or whose long-term obligations are rated in one of the three highest rating categories by Moody's (without regard to any gradations within such categories) secured by government obligations or by securities described in clause (A); provided, that such repurchase agreement must provide that the value of the underlying obligations shall be maintained at a current market value, calculated at least weekly, of not less than 104% of the repurchase price (or in the case such underlying obligations are obligations of the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, of not less than 105% of the repurchase price), a legal opinion shall be furnished to the trustee to the effect that


     (1) the repurchase agreement meets guidelines under the laws of Puerto Rico for the legal investment of public funds,



     (2) the trustee shall be given a first priority security interest,



     (3) no independent third party shall have a lien,



     (4) such obligations repurchased must be transferred to the trustee or an independent third party agent by physical delivery or by an entry made on the records of the issuer of such obligations,

     (5) in either case, the entity should receive confirmation from the independent third party that those securities are being held in a safekeeping account in the name of the entity (the trust or safekeeping departments of broker-dealers or financial institutions selling investments or pledging collateral or underlying securities, or their custodial agents, are not considered independent third parties for the foregoing purposes),



     (6) such repurchase agreement shall constitute a 'repurchase agreement' within the meaning of Section 101 of the United States Bankruptcy Code, as amended, and



     (7) any investment in a repurchase agreement shall mature within 30 days;


     (C) debt obligations and commercial paper rated ['   '] or better by
Moody's;

     (D) U.S. Treasury Strips, REFCORP Strips and FICO Strips;


     (E) money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933, and having a rating of [' '] by Moody's;


     (F) certificates of deposit secured at all times by government obligations or collateral described in (A) which certificates are issued by commercial banks, savings and loan associations or mutual savings banks; provided that the collateral must be held by a third party and the trustee must have a perfected first priority security interest in the collateral;


     (G) certificates of deposit, savings accounts, deposit accounts or money market deposits which are fully insured by the Federal Deposit Insurance Corporation, including the Bank Insurance Fund and the Savings Association Insurance Fund;


     (H) bonds or notes issued by any state, territory or municipality which are rated by Moody's in one of the two highest rating categories (without regard to any gradations within such categories) assigned by such agencies;

     (I) federal funds or bankers' acceptances with a maximum term of one year of any bank which has an unsecured, uninsured and unguaranteed obligation rating
of ['   '] or better by Moody's;

     (J) any Puerto Rico administered pool investment fund in which AFICA is statutorily permitted or required to invest; and

     (K) any other obligation, security or investment for which the trustee shall have received written confirmation from Moody's to the effect that no reduction in the rating on the bonds will result from the addition of such other obligation, security or investment.

     Any investment in government obligations or in obligations described in
(A) above may be made in the form of an entry made on the records of the issuer of the particular obligation.

     Government obligations are defined as


     (1) direct obligations of, or obligations the timely payment of principal of and interest on which are unconditionally guaranteed by, the United States of America,



     (2) bonds, debentures or notes issued by Government National Mortgage Association, and



     (3) any certificates or other evidences of an ownership of a proportionate interest in obligations or in specified portions thereof (which may consist of specified portions of the principal thereof or the interest thereon) of the character described in clause (1).


EVENTS OF DEFAULT

     Each of the following events is an event of default under the trust agreement:


          (1) failure to pay the principal of and premium, if any, and interest on the bonds when the same shall become due and payable by AFICA;



          (2) certain events of bankruptcy, receivership, insolvency, liquidation or similar proceedings involving El Conquistador; or

          (3) any 'event of default' (other than an event of default of the type described in (1) or (2) above) shall have occurred under the loan agreement and such event of default shall not have been remedied or waived.


ACCELERATION OF MATURITIES

     Upon the happening and continuance of an event of default specified above, the trustee may, and upon the written request of holders of not less than 25% in aggregate principal amounts of bonds then outstanding shall, by notice in writing to AFICA, declare the principal of all the bonds then outstanding (if not then due and payable) to be due and payable immediately, and upon such declaration the same shall become and be immediately due and payable.


     If at any time after the principal of bonds shall have been declared to be due and payable, and before the entry of a final judgment or decree in any suit, action or proceeding instituted on account of such default, or before the completion of the enforcement of any other remedy under the trust agreement, moneys shall have accumulated in the bond fund sufficient to pay the principal of all bonds then outstanding (except the principal of any bonds due and payable solely as a result of such acceleration) and the interest accrued on such bonds since the last payment date to which interest shall have been paid or duly provided for, interest on overdue installments of interest (to the extent permitted by law) at the rate or rates then borne by the bonds, and the charges, compensation, expenses, disbursements, advances and liabilities of the trustee, and all other amounts then payable by AFICA under the trust agreement shall have been paid or a sum sufficient to pay the same shall have been deposited with the trustee, and every other default known to the trustee in the observance or performance of any covenant, condition, agreement or provision contained in the bonds or in the trust agreement shall have been cured or waived, then and in every such case the trustee may, and upon the written direction of the holders of not less than a majority in aggregate principal amount of the bonds then outstanding shall, by a notice in writing to AFICA and El Conquistador, rescind and annul such declaration and its consequences, but no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.


ENFORCEMENT OF REMEDIES

     The holders of a majority of the aggregate principal of bonds then outstanding will have the right, subject to indemnification of the trustee, by an instrument or concurrent instruments in writing delivered to the trustee, to direct the remedial proceedings to be taken by the trustee under the trust agreement provided such directions are in accordance with law and the trust agreement and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such directions. Except as to the indemnity provided in the loan agreement with respect to an Event of Taxability, no bondholder will have any right to institute any suit, action or proceeding in equity or at law on any bond or for the execution of any trust under the trust agreement, or for any other remedy under the trust agreement unless:


     (1) such boldholder has previously given to the trustee written notice of the event of default on account of which such suit, action or proceeding is to be instituted;



     (2) the holders of not less than 25% of the aggregate principal of bonds then outstanding have requested the trustee, after the right to execute such powers or right of action, as the case may be, has accrued, and have afforded the trustee a reasonable opportunity, either to proceed to exercise such powers or to institute such action, suit or proceeding in its or their name;



     (3) the trustee has been offered reasonable security and indemnity against the costs, expenses and liabilities to be incurred (including, without limitation, indemnification for environmental liability); and



     (4) the trustee has refused or neglected to comply with such request within a reasonable time.



     No one or more bondholders will have any right, in any manner, to affect, disturb or prejudice any rights under the trust agreement, or to enforce any right thereunder, except in the manner therein provided. All suits, actions and proceedings at law or in equity must be instituted, had and maintained in the manner provided in the trust agreement and for the benefit of the bondholders. Any individual right of action or other right given to one or more bondholder by law is restricted by the trust agreement to the rights and remedies therein provided.


AMENDMENTS AND SUPPLEMENTS TO THE TRUST AGREEMENT


     The trust agreement may be amended or supplemented without the consent of the bondholders:



          (1) to cure any ambiguity or to make any other provisions with respect to matters or questions arising under the trust agreement consistent with the provisions of the trust agreement; or



          (2) to grant or confer upon the trustee for the benefit of the bondholders any additional rights, remedies, powers, benefits, authority or security that may lawfully be so granted or conferred; or



          (3) to add to the covenants of AFICA for the benefit of the boldholders or to surrender any right or power conferred upon AFICA under the trust agreement; or



          (4) to permit the qualification of the trust agreement under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification of the bonds for sale under the securities laws of any of the states of the United States, and to add to the trust agreement or any supplement or amendment thereto such other terms, conditions and provisions as may be required by said Trust Indenture Act of 1939 or similar federal statute.



     The trust agreement may be amended or supplemented with the consent of the holders of a majority of the principal of the bonds outstanding at the time. However, without the consent of each bondholder affected, any amendment to the trust agreement may not:



          (1) extend the time for the payment of the principal of or the interest on any bond; or



          (2) reduce the principal of any bond or the redemption premium, if any, or the rate of interest thereon; or



          (3) create any lien or security interest with respect to the loan agreement or the payments thereunder; or



          (4) give a preference or priority to any bond or bonds over any other bond or bonds; or



          (5) reduce the aggregate principal of the bonds required for consent to such supplement or amendment or any waiver thereunder.


     The trustee is not obligated to execute any proposed supplement or amendment if its rights, obligations and interests would be affected thereby. Nothing herein will affect any preexisting rights to create liens set forth in the trust agreement.


     No amendment or supplement to the trust agreement, other than to cure any ambiguity, will become effective without the consent of El Conquistador.


DEFEASANCE


     Any bond will be deemed paid and no longer entitled to any security under the trust agreement upon satisfaction of certain conditions and the deposit with the trustee of sufficient funds, or direct obligations of the United States of America or obligations unconditionally guaranteed by the United States of America, the principal of and the interest on which, when due (without any reinvestment thereof), will provide moneys which will be sufficient to pay when due the principal of and premium, if any, and interest due and to become due, excluding any additional interest payable upon the second occurrence of an Event of Taxability, on such bond. El Conquistador will be required to indemnify the beneficial owners for any additional interest. If any bond is not to be redeemed or does not mature within 60 days after such deposit, El Conquistador must give irrevocable instructions to the trustee to give notice, in the same manner as notice of redemption, that such deposit has been made. The bonds shall have not been deemed paid unless the trustee shall have received an opinion of counsel experienced in bankruptcy matters to the effect that payment to the beneficial owners would not constitute a transfer which may be voided under the provisions of the United States Bankruptcy Code, and an opinion of counsel experienced in tax matters under the Internal Revenue Code to the effect that, assuming El Conquistador will continue to comply with the source of income covenants in the loan agreement, the deposit of said obligations or moneys would not adversely affect the treatment of interest received by the beneficial owners as income from sources within Puerto Rico.


                                     AFICA

GENERAL


     AFICA is a body corporate and politic constituting a public corporation and governmental instrumentality of Puerto Rico. The Legislature of Puerto Rico determined that the development and expansion of commerce, industry, and health and educational services within Puerto Rico is essential to the economic growth of Puerto Rico and to attain full employment and preserve the health, welfare, safety and prosperity of all its citizens. The Legislature also determined that new methods of financing capital investments were required to promote industry in Puerto Rico and to provide modern and efficient medical facilities for the citizens of Puerto Rico. Accordingly, AFICA was created under Act No. 121 of the Legislature of Puerto Rico, approved June 27, 1977, as amended, for the purpose of promoting the economic development, health, welfare and safety of the citizens of Puerto Rico. AFICA is authorized to borrow money through the issuance of revenue bonds and to loan the proceeds thereof to finance and refinance the acquisition, development, construction and equipping of industrial, tourist, educational, medical and environmental pollution control and solid waste disposal facilities. AFICA has no taxing power. AFICA's offices are located at Minillas Government Center, De Diego Avenue, Stop 22, San Juan, Puerto Rico 00940. AFICA's telephone number is (787) 782-4060.


GOVERNING BOARD


     Act No. 121 of the Legislature of Puerto Rico provides that the governing board of AFICA shall consist of seven members. The President of the Government Development Bank for Puerto Rico, the Executive Director of Puerto Rico Industrial Development Company, the Executive Director of Puerto Rico Aqueduct and Sewer Authority, the President of the Puerto Rico Environmental Quality Board and the Executive Director of the Puerto Rico Tourism Company are each ex officio members of the governing board. The remaining two members of the governing board are appointed by the Governor of Puerto Rico for terms of four years. The following individuals are the current members of the governing board:


              NAME                   POSITION           TERM                  OCCUPATION
--------------------------------   ------------   -----------------  -----------------------------
Lourdes M. Rovira...............   Chairperson       Indefinite      President, Government
                                                                       Development Bank for Puerto
                                                                       Rico
Jaime Morgan Stubbe.............      Member         Indefinite      Executive Director, Puerto
                                                                       Rico Industrial Development
                                                                       Company
Perfecto Ocasio.................      Member         Indefinite      Executive Director, Puerto
                                                                       Rico Aqueduct and Sewer
                                                                       Authority
Hector Russe-Martinez...........      Member         Indefinite      President, Puerto Rico
                                                                       Environmental Quality Board
Jorge Davila....................      Member         Indefinite      Executive Director, Puerto
                                                                       Rico Tourism Company
James Thordsen..................      Member        June 27, 2002    President, James Thordsen,
                                                                       Inc.
Jose Salas-Soler................      Member      October 22, 2001   Attorney-at-Law

     Act No. 121 of the Legislature of Puerto Rico provides that the affirmative vote of four members is sufficient for any action taken by the governing board.


     The following individuals are currently officers of AFICA:


          LOURDES M. ROVIRA, Executive Director of AFICA, is also President of the Government Development Bank for Puerto Rico. Ms. Rovira was the Executive Vice President of the Government Development Bank from 1996 until her appointment as President. Prior to her appointment at the Government Development Bank, Ms. Rovira was the chief financial officer of the University of Puerto Rico system. Ms. Rovira received a bachelor's degree in Business Administration from the University of Puerto Rico in 1972.



          VELMARIE BERLINGERI, Assistant Executive Director of AFICA, is also a Vice President of the Government Development Bank for Puerto Rico. Ms. Berlingeri has been associated with the Government Development Bank since 1993. Prior to her appointment, Ms. Berlingeri worked in the investments area of a major private sector corporation in Puerto Rico. Ms. Berlingeri received a Bachelor of Science in Business Administration degree from the University of Puerto Rico in 1982.



          DELFINA BETANCOURT-CAPO, Secretary and General Counsel of AFICA, is also Senior Vice President and General Counsel of the Government Development Bank for Puerto Rico. Ms. Betancourt has been associated with the Government Development Bank since 1984. She received a law degree from Cornell University in 1982.


OUTSTANDING REVENUE BONDS AND NOTES OF AFICA

     As of June 30, 1998, AFICA had revenue bonds and notes issued and outstanding in the aggregate principal amount of approximately $2.2 billion.

     All such bond and note issues have been authorized and issued pursuant to trust agreements or resolutions separate from and unrelated to the trust agreement relating to the bonds and are payable from sources other than the payments under the loan agreement.


     Under Act No. 121 of the Legislature of Puerto Rico, AFICA may issue additional bonds and notes from time to time to finance and refinance industrial, tourist, educational, medical or pollution control facilities. However, any such bonds and notes would be authorized and issued pursuant to other trust agreements or resolutions separate from and unrelated to the trust agreement relating to the bonds described in this official statement and prospectus and would be payable from sources other than the payments under the loan agreement.


                  GOVERNMENT DEVELOPMENT BANK FOR PUERTO RICO


     As required by Act No. 272 of the Legislature of Puerto Rico, approved May 15, 1945, as amended, the Government Development Bank has acted as a financial advisor to AFICA in connection with the issuance and sale of the bonds.



     The Government Development Bank is a public corporation with varied governmental financial functions. Its principal functions are to act as financial advisor to and fiscal agent for Puerto Rico, its municipalities and its public corporations in connection with the issuance of bonds and notes, to make advances to public corporations and to make loans to private enterprises that will aid in the economic development of Puerto Rico. The underwriters have been selected by the Government Development Bank to act from time to time as underwriters of its obligations and the obligations of Puerto Rico, its instrumentalities and public corporations. The underwriters or their affiliates also participate in other financial transactions with the Government Development Bank.

                                TAX CONSEQUENCES


     In the opinion of Fiddler Gonzalez & Rodriguez, LLP, bond counsel, under the provisions of the Acts of Congress and the laws of Puerto Rico now in force:


          1. The bonds, and the transfer of the bonds, including any gain derived upon the sale of the bonds, are exempt from Puerto Rico income tax pursuant to Article 8(b) of Act No. 121 of the Legislature of Puerto Rico.



          2. Interest on the bonds is:



             (A) excluded from the gross income of the recipient thereof for Puerto Rico income tax purposes pursuant to Section 1022(b)(4)(B) of the Puerto Rico Internal Revenue Code of 1986, as amended;



             (B) exempt from Puerto Rico income tax and alternative minimum tax pursuant to Section 1022(b)(4)(B) of the Puerto Rico Internal Revenue Code, Article 8(b) of Act No. 121 of the Legislature of Puerto Rico, and
        Section 3 of the Puerto Rico Federal Relations Act; and



             (C) exempt from Puerto Rico municipal license tax pursuant to
        Section 9(25) of the Puerto Rico Municipal License Tax Act of 1974, as amended, and Section 3 of the Puerto Rico Federal Relations Act.



          3. The bonds are exempt from Puerto Rico personal property tax pursuant Section 3.11 of the Puerto Rico Municipal Property Tax Act of 1991, as amended, and Section 3 of the Puerto Rico Federal Relations Act.



          4. The bonds are exempt from Puerto Rico (A) gift tax with respect to donors who are residents of Puerto Rico at the time the gift is made and
     (B) estate tax with respect to estates of decedents who are residents of Puerto Rico at the time of death, excluding, in each case, United States citizens who acquired their United States citizenship other than by reason of birth or residence in Puerto Rico.



     In the opinion of Fiddler Gonzalez & Rodriguez, LLP, bond counsel, based upon the provisions of the Internal Revenue Code now in force and assuming that El Conquistador complies with the source of income covenants contained in the loan agreement, then:



          1. interest on the bonds received by, or accrued to, an individual who is a bona fide resident of Puerto Rico during the entire taxable year in which such interest is received or accrued is excludable from gross income for income tax purposes under the Internal Revenue Code;


          2. interest on the bonds received by, or accrued to, a corporation organized under the laws of Puerto Rico or any foreign country is not subject to federal income taxation provided such interest or original issue discount is not effectively connected with the conduct of a trade or business in the United States by such corporation; and


          3. interest on the bonds is not excludable from the gross income of the recipients thereof for federal income tax purposes under Section 103(a) of the Internal Revenue Code.



     United States taxpayers, other than individuals who are bona fide residents of Puerto Rico during the entire taxable year, will be subject to federal income tax on any gain realized upon the sale or exchange of the bonds. Pursuant to Notice 89-40 issued by the United States Internal Revenue Service on March 27, 1989, gain on the sale of the bonds (excluding 'original issue discount' accrued under the Internal Revenue Code as of the date of such sale or exchange) by an individual who is a bona fide resident of Puerto Rico during the entire taxable year and that is a resident of Puerto Rico for purposes of Section 865(g)(1) of the Internal Revenue Code will constitute Puerto Rico source income and, therefore, qualify for the exclusion provided in Section 933(1) of the Internal Revenue Code, provided such bonds do not constitute inventory in the hands of such individual.

     You should be aware that ownership of the bonds may result in having a portion of your interest expense allocable to interest on the bonds disallowed for purposes of computing the regular tax and the alternative minimum tax for Puerto Rico income tax purposes.


     The opinion of Fiddler Gonzalez & Rodriguez, LLP, bond counsel, regarding the tax consequences under the Internal Revenue Code and the Puerto Rico Internal Revenue Code arising from ownership or disposition of the bonds is limited to the above.


                                     RATING


     The bonds will be rated 'Baa2' by Moody's Investors Service, Inc. There is no assurance that the rating given to the bonds will remain in effect for any given period or that it will not be revised downward or withdrawn entirely by Moody's if, in its sole judgment, circumstances so warrant. Any such downward revision or withdrawal of such rating may have an adverse effect on the market prices of the bonds. The rating of the bonds by Moody's is not a recommendation to buy, sell or hold the bonds.



     The rating given to the bonds reflects only the views of Moody's. An explanation of the significance of such rating may be obtained only from Moody's at 99 Church Street, New York, New York 10007. The rating does not constitute a recommendation to buy, sell or hold the bonds.



     Moody's was provided with materials relating to El Conquistador, the Resort, the bonds and other relevant information, and no application has been made to any other rating agency for purposes of obtaining a rating on the bonds. In addition, if requested, El Conquistador shall deliver to Moody's, from time to time, such documents and other relevant information required for purposes of its due diligence on the assigned rating to the bonds.


                                LEGAL INVESTMENT

     The bonds will be eligible for deposit by banks in Puerto Rico to secure public funds and will be approved investments for insurance companies to qualify them to do business in Puerto Rico as required by law.

                                  UNDERWRITING


     The underwriters of the bonds are as follows:



         Citicorp Financial Services Corporation
        Citibank Center
        Lomas Verdes Avenue
        Cupey, Puerto Rico






     Subject to the terms and conditions of a certain bond purchase agreement to be entered into among AFICA, El Conquistador and the underwriters, AFICA will agree to sell to the underwriters, and the underwriters will agree to purchase from AFICA, all of the bonds listed on the inside front cover page of this official statement and prospectus. The underwriters will purchase the bonds at the public offering price thereof less the underwriting discount set forth below:



        AGGREGATE PUBLIC                                 UNDERWRITING
         OFFERING PRICE            UNDERWRITING     STRUCTURING/MANAGEMENT        PROCEEDS TO
          OF THE BONDS               DISCOUNT                FEE               EL CONQUISTADOR(1)
--------------------------------   ------------     ----------------------     ------------------
          $104,000,000               $                     $                        $


------------


(1) The proceeds to El Conquistador set forth above is before deducting expenses of this offering payable by El Conquistador estimated at $5,000,000, and $9,000,000 which will be deposited in the reserve fund.



     The underwriters propose initially to offer the bonds to the public, when, as and if issued by AFICA and accepted by the underwriters, at the initial public offering prices set forth or derived from information shown on the inside front cover page of this official statement and prospectus. The initial offering prices may be changed from time to time by the underwriters. The underwriters may offer and sell the bonds to certain dealers (including dealers depositing bonds into investment trusts) and others at prices lower than the initial public offering prices stated or derived from information shown on the inside front cover page hereof.



     The bond purchase agreement will provide that the obligations of the underwriters thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The underwriters are committed to purchase all of the bonds if any are purchased.



     Prior to this offering, there has been no active market for the bonds. The underwriters have advised El Conquistador that they presently intend to make a market in the bonds as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the bonds and any such market making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the bonds.



     El Conquistador will agree to indemnify the underwriters and AFICA against certain civil liabilities, including liabilities under the Securities Act. IN THE OPINION OF THE SEC, INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 IS AGAINST PUBLIC POLICY AND THEREFORE UNENFORCEABLE.



     The underwriters have in the past and may from time to time in the future provide underwriting and other investment banking services to El Conquistador. Citicorp Real Estate, Inc., an affiliate of Citicorp Financial Services Corporation, is the lender under the interim loan made to El Conquistador on August 3, 1998 and, in such capacity received customary fees for such services.


                                 LEGAL MATTERS


     Legal matters incident to the authorization, issuance and sale of the bonds are subject to the unqualified approving opinion of Fiddler Gonzalez & Rodriguez, LLP, San Juan, Puerto Rico, bond counsel. Certain legal matters will be passed upon for El Conquistador by Shack & Siegel, P.C., New York, New York and by McConnell Valdes, San Juan, Puerto Rico, and for the underwriters by Pietrantoni Mendez & Alvarez, San Juan, Puerto Rico.


                         CONTINUING DISCLOSURE COVENANT


     El Conquistador will enter into a continuing disclosure agreement with the trustee wherein El Conquistador will covenant for the benefit of the holders and the beneficial owners of the bonds to file within 120 days after the end of each fiscal year beginning after their fiscal year 1998, with each nationally recognized municipal securities information repository and with any Puerto Rico state information depository financial information and operating data for such fiscal year. Such disclosure will include (1) audited financial statements, prepared in accordance with generally accepted accounting principles in effect from time to time, and (2) operating data and revenues, expenditures, financial operations and indebtedness generally found in this official statement and prospectus, such as Selected Financial Data and, Results of Operations and Financial Condition as provided in Management's Discussion and Analysis of Financial Condition and Results of Operations.



     El Conquistador will covenant also to file in a timely manner, with each nationally recognized municipal securities information repository or with the Municipal Securities Rulemaking Board, and with any Puerto Rico state information depository, notice of any of the following events with respect to the bonds, if material:



       (1)  principal and interest payment delinquencies;
       (2)  non-payment related defaults;
       (3)  unscheduled draws on debt service reserves reflecting financial difficulties;
       (4)  substitution of credit or liquidity providers, or their failure to perform;

       (5)  adverse tax opinions or events affecting the tax-exempt status of the bonds, including the occurrence of an Event of Taxability;
       (6)  modifications to rights of bondholders;
       (7)  bond calls;
       (8)  defeasances;
       (9)  release, substitution, or sale of property securing repayment of the bonds; and
      (10)  rating changes.



     These covenants have been made in order to assist the underwriters in complying with paragraph (b)(5) of Rule 15c2-12 promulgated under the Securities Exchange Act of 1934.



     El Conquistador does not undertake to provide the above-described event notice of a scheduled redemption, not otherwise contingent upon the occurrence of an event, if the terms, dates and amounts of redemption are set forth in detail in this official statement and prospectus under 'THE
BONDS -- Redemption.'



     El Conquistador expects to provide the financial information and operating data described above by delivering its audited financial statements prepared in accordance with generally accepted accounting principles for the applicable fiscal year and a supplemental report containing other information such as Selected Financial Data and, Results of Operations and Financial Condition as provided in Management's Discussion and Analysis of Financial Condition and Results of Operations to the extent necessary to provide the financial information and operating data described above by such deadline.



     As of the date of this official statement and prospectus, there was no Puerto Rico state information depository, and the nationally recognized municipal securities information repositories are: Bloomberg Municipal Repository, P.O. Box 840, Princeton, New Jersey 08542-0840; Kenny Information Systems, Inc., Attn: Kenny Repository Service, 65 Broadway, New York, New York 10006; Thompson NRMSIR, 395 Hudson Street, New York, New York 10004, Attn:
Municipal Disclosure; and DPC Data Inc., One Executive Drive, Fort Lee, New Jersey 07024.



     El Conquistador may from time to time choose to provide notice of the occurrence of certain other events in addition to those listed above if, in the judgment of El Conquistador, such other events are material with respect to the bonds, but El Conquistador does not undertake to provide any such notice of the occurrence of any material event except those events listed above.



     No bondholder may institute any suit, action or proceeding at law or in equity for the enforcement of the foregoing covenants or for any remedy for breach thereof, unless such bondholder shall have filed with El Conquistador written notice of any request to cure such breach, and El Conquistador shall have refused to comply within a reasonable time. All actions, suits or proceedings shall be instituted only as specified in the continuing disclosure agreement in any federal or Puerto Rico court located in the Municipality of San Juan, and for the equal benefit of all bondholders of the outstanding bonds benefitted by the same or a substantially similar covenant, and no remedy shall be sought or granted other than specific performance by El Conquistador of the covenant at issue. Notwithstanding the foregoing, no challenge to the adequacy of the information provided in accordance with the filings mentioned above may be prosecuted by any bondholder except in compliance with the remedial and enforcement provisions contained in the trust agreement.


     The above covenants may only be amended or waived if:


          (A) the amendment or waiver is made in connection with a change in circumstances that arises from a change in legal requirements, change in law, or change in the identity, nature or status of El Conquistador; the covenants, as amended, or the provision as waived, would have complied with the requirements of Rule 15c2-12 promulgated under the Securities Exchange Act at the time of issuance of the bonds, after taking into account any amendments or change in circumstance as evidenced by the receipt of an opinion of counsel experienced in federal securities laws acceptable to the trustee and El Conquistador; and the amendment or waiver does not materially impair the interests of the bondholders, as determined by the trustee or by counsel experienced in federal securities laws acceptable to the trustee and El Conquistador; and


          (B) the annual financial information containing (if applicable) the amended operating data or financial information will explain, in narrative form, the reasons for the amendment or waiver and the impact of the change in the type of operating data or financial information being provided.


                  REPORTS OF EL CONQUISTADOR PARTNERSHIP L.P.



     As a result of this offering, El Conquistador will be required to file all reports with the SEC required by Sections 13 and 15(d) of the Securities Exchange Act of 1934 from the date hereof at least through the end of the reporting period for the fiscal year ending December 31, 1999. After such time, El Conquistador does not intend to file annual or quarterly financial information with the SEC. However, El Conquistador will file its audited annual financial statements with each nationally recognized municipal securities information repository and state information depository as required by Rule 15c2-12 promulgated under the Securities Exchange Act as well as provide certain notices to such entities as well as the Municipal Securities Rulemaking Board pursuant to such Rule. Such financial statements will also be available from El Conquistador upon written request, but will not be sent to bondholders without such request. Requests for any of the aforementioned reports should be addressed to El Conquistador Partnership L.P., S.E., c/o El Conquistador Resort & Country Club, 1000 El Conquistador Avenue, Fajardo, Puerto Rico, 00738, Attention: Chief Financial Officer.


                                    EXPERTS


     The (1) Balance Sheet of El Conquistador as of December 31, 1997 and March 31, 1997, and the related statements of operations and deficiency in partners' capital, and cash flows for the nine month period ended December 31, 1997 and each of the two years in the period ended March 31, 1997, (2) Balance Sheet of WKA El Con as of December 31, 1997, and (3) Balance Sheet of WHG El Con Corp. as of December 31, 1997 appearing in this official statement and prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about each of El Conquistador's, WKA El Con's and WHG El Con Corp.'s ability to continue as a going concern as described in: (A) the fourth paragraph of Note 14 to the audited Financial Statements of El Conquistador, (B) the fourth paragraph of
Note 7 to the audited Balance Sheet of WKA El Con, and (C) the third paragraph of Note 5 to the audited Balance Sheet of WHG El Con Corp.), appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.



     The Balance Sheet of Conquistador Holding, Inc. as of June 30, 1998 appearing in this official statement and prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about Conquistador Holding, Inc.'s ability to continue as a going concern as described in Note 5 to the Conquistador Holding, Inc. Balance Sheet), appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 MISCELLANEOUS


     Appended as Appendix A and constituting part of this official statement and prospectus is the proposed form of opinion of Fiddler Gonzalez & Rodriguez, LLP, bond counsel.



     The execution and delivery of this official statement and prospectus have been duly authorized by AFICA, and this official statement and prospectus has been approved by El Conquistador.



     This official statement and prospectus will be filed with each nationally recognized municipal securities information repository and with the Municipal Securities Rulemaking Board.


                                   PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL,
                                      MEDICAL AND ENVIRONMENTAL CONTROL
                                      FACILITIES FINANCING AUTHORITY


                                   By: /s/
                                       .....................................
                                            ASSISTANT EXECUTIVE DIRECTOR

                         INDEX TO FINANCIAL STATEMENTS


EL CONQUISTADOR PARTNERSHIP L.P.
Pro Forma Condensed Financial Statements (Unaudited)
     Introduction..........................................................................................   F-2
     Pro Forma Condensed Balance Sheet as of September 30, 1998............................................   F-3
     Pro Forma Condensed Statement of Operations for Nine Months Ended September 30, 1998..................   F-5
     Pro Forma Condensed Statements of Operations for Nine Months Ended December 31, 1997..................   F-7
Audited Financial Statements
     Report of Independent Auditors........................................................................   F-9
     Balance Sheet as of September 30, 1998 and 1997 and at December 31, 1997 and 1996 and March 31,
      1997.................................................................................................   F-10
     Statements of Operations and (Deficiency in) Partners' Capital for Nine Months Ended September 30,
      1998 and 1997, for the Period of January 1, 1998 to February 28, 1998, for the Period of March 1,
      1998 to September 30, 1998, for the Nine Months Ended December 31, 1996 and for Fiscal Years Ended
      December 31, 1997 (9 Months), March 31, 1997 and 1996................................................   F-11
     Statements of Cash Flows for Nine Months Ended September 30, 1998 and 1997, for the Period of January
      1, 1998 to February 28, 1998, for the Period of March 1, 1998 to September 30, 1998, for the Nine
      Months Ended December 31, 1996 and for Fiscal Years Ended December 31, 1997 (9 Months), March 31,
      1997 and 1996........................................................................................   F-12
     Notes to Financial Statements.........................................................................   F-13

WKA EL CON ASSOCIATES
Consolidated Balance Sheet (Unaudited)
     Consolidated Balance Sheet as of September 30, 1998...................................................   F-22
     Notes to Consolidated Balance Sheet...................................................................   F-23
Audited Balance Sheet
     Report of Independent Auditors........................................................................   F-30
     Balance Sheet as of December 31, 1997.................................................................   F-31
     Notes to Balance Sheet................................................................................   F-32

CONQUISTADOR HOLDING, INC.
Consolidated Balance Sheet (Unaudited)
     Consolidated Balance Sheet as of September 30, 1998...................................................   F-36
     Notes to Consolidated Balance Sheet...................................................................   F-37
Audited Balance Sheet
     Report of Independent Auditors........................................................................   F-39
     Balance Sheet as of June 30, 1998.....................................................................   F-40
     Notes to Balance Sheet................................................................................   F-41

WHG EL CON CORP.
Consolidated Balance Sheet (Unaudited)
     Consolidated Balance Sheet as of September 30, 1998...................................................   F-43
     Notes to Consolidated Balance Sheet...................................................................   F-44
Audited Balance Sheet
     Report of Independent Auditors........................................................................   F-50
     Balance Sheet as of December 31, 1997.................................................................   F-51
     Notes to Balance Sheet................................................................................   F-52

                        EL CONQUISTADOR PARTNERSHIP L.P.
                    PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


     The following unaudited pro forma condensed financial statements of El Conquistador Partnership L.P. (the 'Partnership') reflect the following transactions: (i) the Offering and related transactions, including repayment of the interim loan with Citicorp Real Estate; (ii) reduction in base management fees and elimination of additional incentive management fees pursuant to the new management agreement; and (iii) the assumption by Patriot of the Partnership's indebtedness to the Government Development Bank in the aggregate principal amount of $25 million. The pro forma condensed balance sheets as of September 30, 1998 and December 31, 1997, show the effects of these transactions as if they had occurred at the date of the balance sheets. The unaudited pro forma condensed statements of operations for the nine months ended September 30, 1998, and for the fiscal year (9 months) ended December 31, 1997, show the effects of these transactions as if they had occurred April 1, 1997.


     The pro forma condensed financial statements were prepared by the management of the Partnership. These pro forma condensed financial statements may not be indicative of the results that actually would have occurred if the transactions had been effected on the dates indicated or which may be obtained in the future. The pro forma condensed financial statements should be read in conjunction with the financial statements and notes thereto of the Partnership included elsewhere in this Preliminary Official Statement and Prospectus.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                       PRO FORMA CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998



                                                                 HISTORICAL     ADJUSTMENTS(1)    PRO FORMA(2)
                                                                ------------    --------------    ------------
                                                                                 (UNAUDITED)
                           ASSETS
Current assets:
     Cash....................................................   $    895,423     $  1,482,239     $  2,377,662
     Restricted cash and investments held by bank............      5,764,940        6,491,431       12,256,371
     Trade accounts receivable, net of allowance for doubtful
       accounts..............................................      3,212,872                         3,212,872
     Inventories.............................................      1,218,803                         1,218,803
     Prepaid expenses and others current assets..............      2,110,483                         2,110,483
                                                                ------------    --------------    ------------
          Total current assets...............................     13,202,521        7,973,670       21,176,191
Land, building and equipment:
     Land....................................................     20,255,500                        20,255,500
     Building................................................    191,746,169                       191,746,169
     Furniture, fixture and equipment........................     21,141,052                        21,141,052
     Construction in progress................................      2,491,401                         2,491,401
                                                                ------------    --------------    ------------
                                                                 235,634,122                       235,634,122
     Less accumulated depreciation...........................      3,341,716                         3,341,716
                                                                ------------    --------------    ------------
                                                                 232,292,406                       232,292,406
Operating equipment, net.....................................      1,451,521                         1,451,521
Deferred debt issuance costs, net of accumulated.............        639,441        4,360,559        5,000,000
Goodwill, net of accumulated amortization of $140,136........      6,974,516                         6,974,516
                                                                ------------    --------------    ------------
     Total assets............................................   $254,560,405     $ 12,334,229     $266,894,634
                                                                ------------    --------------    ------------
                                                                ------------    --------------    ------------

       LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
     Trade accounts payable..................................   $  5,068,064     $                $  5,068,064
     Advance deposits........................................      5,346,761                         5,346,761
     Accrued interest........................................      1,026,330       (1,026,330)               0
     Other accrued liabilities...............................      6,832,582                         6,832,582
     Due to affiliated companies.............................     32,909,749                        32,909,745
     Note payable............................................     90,000,000      (90,000,000)               0
     Current portion of chattel mortgages and capital lease
       obligations...........................................        167,585                           167,585
                                                                ------------    --------------    ------------
          Total current liabilities..........................    141,351,071      (91,026,330)      50,324,741
Long-term debt...............................................     25,000,000       79,000,000      104,000,000
Due to affiliated companies..................................     15,594,962                        15,594,962
Due to partners..............................................     15,510,970                        15,510,970
Partners' capital:
     Limited partners........................................     48,537,892       20,706,475       69,244,367
     General partners........................................      8,565,510        3,654,084       12,219,594
                                                                ------------    --------------    ------------
          Total partners' capital............................     57,103,402       24,360,559       81,463,961
                                                                ------------    --------------    ------------
          Total liabilities and partners' capital............   $254,560,405     $ 12,334,229     $266,894,634
                                                                ------------    --------------    ------------
                                                                ------------    --------------    ------------


                                                        (footnotes on next page)

(footnotes from previous page)


(1)

                                              DEFERRED
                                                DEBT
                             RESTRICTED       ISSUANCE       ACCRUED          NOTE           LONG-TERM         PARTNERS
                CASH            CASH           COSTS         INTEREST        PAYABLE           DEBT            CAPITAL
             -----------     -----------     ----------     ----------     -----------     -------------     ------------
     (a)     $   704,908     $  (704,908)
               1,803,661      (1,803,661)
     (b)      (1,026,330)                                   $1,026,330
     (c)                                     $ (639,441)                                                     $    639,441
     (d)                       9,000,000      5,000,000                    $90,000,000     $(104,000,000)
     (e)                                                                                      25,000,000      (25,000,000)
             -----------     -----------     ----------     ----------     -----------     -------------     ------------
             $ 1,482,239     $ 6,491,431     $4,360,559     $1,026,330     $90,000,000     $ (79,000,000)    $(24,360,559)
             -----------     -----------     ----------     ----------     -----------     -------------     ------------
             -----------     -----------     ----------     ----------     -----------     -------------     ------------



(a) Represents receipts of restricted cash associated with the interim loan with Citicorp Real Estate.

           FF&E reserve                         $    704,908
           Interest reserve                        1,803,661
                                                ------------
           Total restricted cash                $  2,508,569
                                                ------------
                                                ------------

(b) Represents the payment of accrued interest associated with the interim loan.
(c) Represents the write-off of deferred financing costs associated with the interim loan.
(d) Represents the gross proceeds from the offering and the application of those proceeds.

           Repay interim loan                   $ 90,000,000
           Restricted cash required by offering    9,000,000
           Payment of deferred financing costs     5,000,000
                                                ------------
                                                $104,000,000
                                                ------------
                                                ------------

(e) Represents the reduction in long term debt of $25,000,000 related to the Government Development Bank debt which will be assumed by Patriot. The assumption will be a capital contribution by Patriot.
(2) Assumes that the offering and related transactions, including repayment of the interim loan, were completed as of the balance sheet date.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                    FOR NINE MONTHS ENDED SEPTEMBER 30, 1998



                                                                      HISTORICAL     ADJUSTMENTS(1)    PRO FORMA(2)
                                                                      -----------    --------------    ------------
                                                                                       (UNAUDITED)
Revenues:
     Rooms.........................................................   $32,678,642                      $ 32,678,642
     Food and beverage.............................................    23,327,433                        23,327,433
     Casino........................................................     3,550,742                         3,550,742
     Other income.................................................     20,071,955                        20,071,955
                                                                      -----------    --------------    ------------
                                                                       79,628,772                        79,628,772
     Less casino promotional allowances............................       511,532                           511,532
                                                                      -----------    --------------    ------------
Net revenues.......................................................    79,117,240                        79,117,240
Costs and expenses:
     Rooms.........................................................    11,298,148                        11,298,148
     Food and beverage.............................................    13,718,918                        13,718,918
     Casino........................................................     2,386,663                         2,386,663
     Selling, general and administrative...........................    11,801,210                        11,801,210
     Management and incentive management fees......................     5,183,858     $ (3,270,141)       1,913,717
     Property operation, maintenance and energy costs..............     8,070,548                         8,070,548
     Depreciation and amortization.................................     5,669,578         (445,507)       5,224,071
     Other expenses................................................     7,427,975                         7,427,975
                                                                      -----------    --------------    ------------
                                                                       65,556,898       (3,715,648)      61,841,250
                                                                      -----------    --------------    ------------
Income from operations.............................................    13,560,342        3,715,648       17,275,990
Interest income....................................................       149,377                           149,377
Interest expense...................................................   (12,159,106)      (4,096,474)      (8,062,632)
                                                                      -----------    --------------    ------------
Income before extraordinary items..................................   $ 1,550,613        7,812,122        9,362,735
Loss from early extinguishment of debt.............................     1,676,613       (1,676,613)         --
                                                                      -----------    --------------    ------------
     Net (loss) income.............................................   $  (126,000)    $  9,488,735     $  9,362,735
                                                                      -----------    --------------    ------------
                                                                      -----------    --------------    ------------


------------


(1)

             MANAGEMENT
               FEE AND       DEPRECIATION
              INCENTIVE           AND           INTEREST       EXTRAORDINARY         NET
                 FEE         AMORTIZATION        EXPENSE           ITEM            INCOME
             -----------     -------------     -----------     -------------     -----------
     (a)     $(5,183,858)                                                        $ 5,183,858
     (b)       1,750,324                                                          (1,750,324)
                 163,393                                                            (163,393)
     (c)                       $(570,507)                                            570,507
     (d)                         125,000                                            (125,000)
     (e)                                       $(8,842,756)                        8,842,756
     (f)                                         4,746,282                        (4,746,282)
     (g)                                                        $(1,676,613)       1,676,613
             -----------     -------------     -----------     -------------     -----------
             $(3,270,141)      $(445,507)      $(4,096,474)     $(1,676,613)     $ 9,488,735
             -----------     -------------     -----------     -------------     -----------
             -----------     -------------     -----------     -------------     -----------



(a) Represents the elimination in historical base management fees of 3.5% ($2,792,235) and incentive management fees of 10% ($2,391,623) which were accrued based on the Resort's gross revenues and gross operating profit, respectively, and interest thereon.

(b) Represents the base management fees of 2.0% of gross revenues of the Resort (excluding Las Casitas Village) and the implementation of a trade name fee of 0.5% of gross room revenues of the Resort (excluding Las Casitas Village). No adjustment has been made with respect to the new marketing fee of 1.5% of gross room revenues of the Resort (excluding Las Casitas Village) and 1.0% of gross room revenues of Las Casitas Village payable to Williams Hospitality pursuant to the new management agreement. The Partnership had previously incurred marketing expenses internally at approximately the same costs. As the marketing function will now be outsourced to its affiliate, the Partnership believes that the Resort's total historical marketing expenses will be substantially the same on a pro forma basis.

           Base management fee              $1,750,324
           Trade name fee                      163,393
                                            ----------
                                            $1,913,717
                                            ----------
                                            ----------

(c) Represents the elimination of the deferred loan cost amortization associated with the 1991 AFICA bonds. These bonds were repaid with the net proceeds from the interim loan with Citicorp Real Estate on August 3, 1998.

(d) Represents the amortization of the deferred loan costs associated with the offering estimated at approximately $5.0 million. The costs are amortized on a straight-line basis over the 30-year term of the bonds at a rate of $125,000 for the nine months ended September 30, 1998.

(e) Represents the elimination of the interest associated with the 1991 AFICA bonds and the interim loan with Citicorp Real Estate.

(f)  Represents the interest on the bonds at an assumed rate of 6.08% per annum.

(g) Represents the elimination of the extraordinary item recorded for the full amortization of deferred financing costs for the 1991 AFICA bonds.

(2) Assumes that the offering and related transactions, including repayment of the interim loans with Citicorp Real Estate, were completed on April 1, 1997. Also assumes that the new management agreement became effective as of April 1, 1997.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
             FOR FISCAL YEAR (NINE MONTHS) ENDED DECEMBER 31, 1997



                                                                      HISTORICAL     ADJUSTMENTS(1)    PRO FORMA(2)
                                                                     ------------    --------------    ------------
                                                                                      (UNAUDITED)
Revenues:
     Rooms........................................................   $ 25,129,621                      $ 25,129,621
     Food and beverage............................................     17,428,549                        17,428,549
     Casino.......................................................      3,553,713                         3,553,713
     Other income.................................................     14,473,191                        14,473,191
                                                                     ------------    --------------    ------------
                                                                       60,585,074                        60,585,074
     Less casino promotional allowances...........................        458,447                           458,447
                                                                     ------------    --------------    ------------
Net revenues......................................................     60,126,627                        60,126,627

Costs and expenses:
     Rooms........................................................      9,603,101                         9,603,101
     Food and beverage............................................     12,314,635                        12,314,635
     Casino.......................................................      2,383,568                         2,383,568
     Selling, general and administrative..........................     11,996,536                        11,996,536
     Management and incentive management fees.....................      2,984,995       (1,528,841)       1,456,154
     Property operation, maintenance and energy costs.............      9,094,645                         9,094,645
     Depreciation and amortization................................      6,886,836       (2,506,024)       4,380,812
     Other expenses...............................................      6,875,562                         6,875,562
                                                                     ------------    --------------    ------------
                                                                       62,139,878       (4,034,865)      58,105,013
                                                                     ------------    --------------    ------------
Income (loss) from operations.....................................     (2,013,251)       4,034,865        2,021,614

Interest income...................................................        127,840                           127,840
Interest expense..................................................    (13,156,711)      (5,094,079)      (8,062,632)
                                                                     ------------    --------------    ------------
          Net (loss) .............................................   $(15,042,122)    $  9,128,944     $ (5,913,178)
                                                                     ------------    --------------    ------------
                                                                     ------------    --------------    ------------



------------

 (1)

                                           MANAGEMENT
                                             FEE AND      DEPRECIATION
                                            INCENTIVE         AND           INTEREST          NET
                                               FEE        AMORTIZATION      EXPENSE          INCOME
                                           -----------    ------------    ------------    ------------
(a).....................................   $(2,984,995)                                   $  2,984,995
(b).....................................     1,330,506                                      (1,330,506)
                                               125,648                                        (125,648)
(c).....................................                  $   (733,509)                        733,509
(d).....................................                       125,000                        (125,000)
(e).....................................                    (1,897,515)                      1,897,515
(f).....................................                                  $ (9,840,361)      9,840,361
(g).....................................                                     4,746,282      (4,746,282)
                                           -----------    ------------    ------------    ------------
                                           $(1,528,841)   $ (2,506,024)   $ (5,094,079)   $  9,128,944
                                           -----------    ------------    ------------    ------------
                                           -----------    ------------    ------------    ------------



(a) Represents the elimination in historical base management fees of 3.5% ($2,124,952) and incentive management fees of 10% ($860,043) which were accrued based on the Resort's gross revenues and gross operating profit, respectively, and interest thereon.



(b) Represents the base management fees of 2.0% of gross revenues of the Resort (excluding Las Casitas Village) and the implementation of a trade name fee of 0.5% of gross room revenues of the Resort (excluding Las Casitas Village). No adjustment has been made with respect to the new marketing fee of 1.5% of gross room revenues of the Resort (excluding Las Casitas Village) and 1.0% of gross room revenues of Las Casitas Village payable to Williams Hospitality pursuant to the


                                              (footnotes continued on next page)

(footnotes continued from previous page)


    new management agreement. The Partnership had previously incurred marketing expenses internally at approximately the same costs. As the marketing function will now be outsourced to its affiliate, the Partnership believes that the Resort's total historical marketing expenses will be substantially the same on a pro forma basis.



Base management fee...............................................................   $1,330,506
Trade name fee....................................................................      125,648
                                                                                     ----------
                                                                                     $1,456,154
                                                                                     ----------
                                                                                     ----------



(c) Represents the elimination of the deferred loan cost amortization associated with the 1991 AFICA bonds. These bonds were repaid with the net proceeds from the interim loan with Citicorp Real Estate on August 3, 1998.



(d) Represents the amortization of the deferred loan costs associated with the offering estimated at approximately $5.0 million. The costs are amortized on a straight-line basis over the 30-year term of the bonds at a rate of $125,000 for the fiscal year beginning April 1, 1997 through December 31, 1997, and the effect of the acquisition of the Partnership by Patriot/Wyndham related to depreciation and deferred cost amortization.



(e) Represents the elimination of deferred pre-opening costs associated with the 1993 pre-opening marketing expenses of the Resort.



(f) Represents the elimination of the interest associated with the 1991 AFICA bonds and the interim loan with Citicorp Real Estate.



(g) Represents the interest on the bonds at an assumed rate of 6.08% per annum.



(2) Assumes that the offering and related transactions, including repayment of the interim loan with Citicorp Real Estate, were completed on Apri 1, 1997. Also assumes that the new management agreement became effective as of April 1, 1997.

                         REPORT OF INDEPENDENT AUDITORS

The Partners
EL CONQUISTADOR PARTNERSHIP L.P.

     We have audited the accompanying balance sheets of El Conquistador Partnership L.P. as of December 31 and March 31, 1997, and the related statements of operations and deficiency in partners' capital, and cash flows for the nine month period ended December 31, 1997 and for each of the two years in the period ended March 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of El Conquistador Partnership L.P. at December 31 and March 31, 1997, and the results of its operations and its cash flows for the nine month period ended December 31, 1997 and for each of the two years in the period ended March 31, 1997, in conformity with generally accepted accounting principles.


     The accompanying financial statements have been prepared assuming that El Conquistador Partnership L.P. will continue as a going-concern. As more fully described in Note 14, El Conquistador Partnership L.P. did not renew or replace, prior to June 9, 1998, a letter of credit collateralizing $120,000,000 of indebtedness and the debt was required to be repaid on August 3, 1998. The debt was repaid partially with the proceeds from a short-term loan due on January 29, 1999 and partially with the proceeds of an advance from Posadas de Puerto Rico Associates, Incorporated, an affiliate of the Partnership. This condition raises substantial doubt about the Partnership's ability to continue as a going-concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.


                                                 ERNST & YOUNG LLP


San Juan, Puerto Rico
June 12, 1998, except for the third,
fourth, sixth and seventh paragraphs of Note 14 as to which the dates are July 13, August 3, September 21, and November 3, 1998, respectively

                        EL CONQUISTADOR PARTNERSHIP L.P.
                                 BALANCE SHEETS


                                                                       DECEMBER 31,                   SEPTEMBER 30,
                                                MARCH 31,      ----------------------------    ----------------------------
                                                  1997             1997            1996            1998            1997
                                               ------------    ------------    ------------    ------------    ------------
                                                                               (UNAUDITED)             (UNAUDITED)
                   ASSETS
Current assets:
    Cash....................................   $  2,380,218    $  1,128,177    $  1,048,357    $    895,423    $    731,070
    Restricted cash and investments held by
      bank..................................      3,360,607       3,480,539       3,332,324       5,764,940       3,396,721
    Trade accounts receivable, less
      allowance for doubtful accounts of
      $269,115 in March 31, 1997, $346,436
      and $215,848 in December 31, 1997 and
      1996 and $248,021 and $296,436 in
      September 30, 1998 and 1997...........      4,764,607       5,851,394       4,927,730       3,212,872       2,722,875
    Due from affiliated companies...........        428,987          96,365         415,351              --         473,398
    Inventories.............................      1,662,877       1,673,266       1,585,225       1,218,803       1,550,079
    Prepaid expenses and others current
      assets................................      1,020,716       1,723,603       1,207,886       2,110,483       1,762,364
                                               ------------    ------------    ------------    ------------    ------------
        Total current assets................     13,618,012      13,953,344      12,516,873      13,202,521      10,636,507
Due from affiliated company.................        418,957          71,429         421,024              --         146,845
Land, building and equipment:
    Land....................................     14,372,707      14,372,707      14,372,707      20,255,500      14,372,707
    Building................................    158,039,190     158,039,190     158,039,190     191,746,169     158,039,190
    Furniture, fixture and equipment........     32,664,796      34,658,913      32,937,874      21,141,052      33,807,008
    Construction in progress................             --              --              --       2,491,401              --
                                               ------------    ------------    ------------    ------------    ------------
                                                205,076,693     207,070,810     205,349,771     235,634,122     206,218,905
    Less accumulated depreciation...........     21,116,551      25,944,072      19,527,910       3,341,716      24,344,919
                                               ------------    ------------    ------------    ------------    ------------
                                                183,960,142     181,126,738     185,821,861     232,292,406     181,873,986
Operating equipment, net....................      1,592,219       1,488,342       1,467,384       1,451,521       1,417,502
Deferred debt issuance costs, net of
  accumulated amortization of $5,709,747 in
  March 31, 1997, $6,443,252 and $5,465,254
  in December 31, 1997 and 1996, and
  $224,743 and $4,165,846 in September 30,
  1998 and 1997.............................      2,980,622       2,247,117       3,225,115         639,441       2,491,619
Deferred pre-opening costs, net of
  accumulated amortization of $10,519,175 in
  March 31, 1997, $11,844,985 and
  $10,077,235 in December 31, 1997 and 1996,
  and $0 and $11,403,048 in September 30,
  1998 and 1997.............................      2,860,504       1,534,694       3,302,444              --       1,976,631
Goodwill, net of accumulated amortization of
  $140,136 at September 30, 1998............             --              --              --       6,974,516              --
                                               ------------    ------------    ------------    ------------    ------------
        Total assets........................   $205,430,456    $200,421,664    $206,754,701    $254,560,405    $198,543,090
                                               ------------    ------------    ------------    ------------    ------------
                                               ------------    ------------    ------------    ------------    ------------
 LIABILITIES AND (DEFICIENCY IN) PARTNERS'
                  CAPITAL
Current liabilities:
    Trade accounts payable..................   $  5,474,496    $  6,035,380    $  8,332,877    $  5,068,064    $  6,206,626
    Advance deposits........................      5,572,317      10,104,458       6,050,522       5,346,761       3,873,409
    Accrued interest........................      1,785,687       1,597,476       1,598,857       1,026,330       1,664,324
    Other accrued liabilities...............      5,271,335       5,058,633       4,615,158       6,832,582       4,828,201
    Due to affiliated companies.............        545,824         972,686       1,524,068      32,909,749         608,349
    Note payable to bank....................      1,500,000       6,000,000       6,273,359      90,000,000       6,000,000
    Current portion of long-term debt.......    120,000,000     120,000,000              --              --     120,000,000
    Current portion of chattel mortgages and
      capital lease obligations.............      2,679,819       1,893,063       2,444,993         167,585       2,679,819
                                               ------------    ------------    ------------    ------------    ------------
    Total current liabilities...............    142,829,478     151,661,696      30,839,934     141,351,071     145,860,728
Long-term debt..............................     25,000,000      25,000,000     145,000,000      25,000,000      25,000,000
Chattel mortgages and capital lease
  obligations, net of current portion.......      1,660,040              --       2,625,918              --         385,042
Due to affiliated companies.................     11,491,977      10,386,002       9,867,677      15,594,962       9,872,659
Due to partners.............................     37,377,424      41,344,551      36,757,360      15,510,970      40,841,237
(Deficiency in) partners' capital:
    Limited partners........................    (10,989,193)    (23,774,997)    (15,585,675)     48,537,892     (19,904,092)
    General partners........................     (1,939,270)     (4,195,588)     (2,750,413)      8,565,510      (3,512,484)
                                               ------------    ------------    ------------    ------------    ------------
Total (deficiency in) partners' capital.....    (12,928,463)    (27,970,585)    (18,336,088)     57,103,402     (23,416,576)
                                               ------------    ------------    ------------    ------------    ------------
        Total liabilities and deficiency in
          partners' capital.................   $205,430,456    $200,421,664    $206,754,701    $254,560,405    $198,543,090
                                               ------------    ------------    ------------    ------------    ------------
                                               ------------    ------------    ------------    ------------    ------------


                            See accompanying notes.

                        EL CONQUISTADOR PARTNERSHIP L.P.
         STATEMENTS OF OPERATIONS AND (DEFICIENCY IN) PARTNERS' CAPITAL

                                                           NINE MONTH PERIOD ENDED
                              YEAR ENDED MARCH 31,              DECEMBER 31,
                           ---------------------------   ---------------------------
                               1997           1996           1997           1996
                           ------------   ------------   ------------   ------------
                                                                        (UNAUDITED)
Revenues:
    Rooms................  $ 40,023,903   $ 38,817,160   $ 25,129,621   $ 24,419,749
    Food and beverage....    26,235,365     26,188,693     17,428,549     17,633,438
    Casino...............     6,005,242      6,179,133      3,553,713      4,011,214
    Other income.........    21,959,328     19,165,969     14,473,191     12,954,106
                           ------------   ------------   ------------   ------------
                             94,223,838     90,350,955     60,585,074     59,018,507
    Less casino
      promotional
      allowances.........     1,265,710      1,136,499        458,447        849,206
                           ------------   ------------   ------------   ------------
        Net revenues.....    92,958,128     89,214,456     60,126,627     58,169,301
Costs and expenses:
    Rooms................    12,377,694     12,853,157      9,603,101      8,242,928
    Food and beverage....    17,602,484     17,638,186     12,314,635     12,811,291
    Casino...............     3,848,981      3,686,904      2,383,568      2,764,980
    Selling, general and
      administrative.....    14,657,312     12,992,841     11,996,536     10,449,921
    Management and
      incentive
      management fees....     5,680,355      5,394,675      2,984,995      2,969,676
    Property operation,
      maintenance and
      energy costs.......    12,382,577     12,396,063      9,094,645      9,389,203
    Depreciation and
      amortization.......     9,146,664     10,499,296      6,886,836      6,856,179
    Other expenses.......     9,702,212      9,201,228      6,875,562      6,943,646
                           ------------   ------------   ------------   ------------
                             85,398,279     84,662,350     62,139,878     60,427,824
                           ------------   ------------   ------------   ------------
Income (loss) from
  operations.............     7,559,849      4,552,106     (2,013,251)    (2,258,523)
Interest income..........       199,110        228,625        127,840        139,431
Interest expense.........   (17,162,132)   (17,021,764)   (13,156,711)   (12,691,706)
                           ------------   ------------   ------------   ------------
Income (loss) before
  extraordinary items....    (9,403,173)   (12,241,033)   (15,042,122)   (14,810,798)
Loss from early
  extinguishment of
  debt...................            --             --             --             --
                           ------------   ------------   ------------   ------------
Net income (loss)........    (9,403,173)   (12,241,033)   (15,042,122)   (14,810,798)
(Deficiency in) partners'
  capital at beginning of
  period.................    (3,525,290)     8,715,743    (12,928,463)    (3,525,290)
Partners' capital
  contribution...........            --             --             --             --
                           ------------   ------------   ------------   ------------
(Deficiency in) partners'
  capital at end of
  period.................  $(12,928,463)  $ (3,525,290)  $(27,970,585)  $(18,336,088)
                           ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------

                                                              NINE MONTH PERIOD ENDED
                            JANUARY 1 TO     MARCH 1 TO            SEPTEMBER 30,
                            FEBRUARY 28,    SEPTEMBER 30,   ---------------------------
                                1998            1998            1998           1997
                           --------------   -------------   ------------   ------------
                            (UNAUDITED)      (UNAUDITED)
Revenues:
    Rooms................  $   10,755,530   $ 21,923,112    $ 32,678,642   $ 31,669,995
    Food and beverage....       6,475,176     16,852,257      23,327,433     20,420,838
    Casino...............         931,502      2,619,240       3,550,742      4,266,432
    Other income.........       6,749,398     13,322,557      20,071,955     18,141,981
                           --------------   -------------   ------------   ------------
                               24,911,606     54,717,166      79,628,772     74,499,246
    Less casino
      promotional
      allowances.........         158,420        353,112         511,532        687,092
                           --------------   -------------   ------------   ------------
        Net revenues.....      24,753,186     54,364,054      79,117,240     73,812,154
Costs and expenses:
    Rooms................       3,108,760      8,189,388      11,298,148     10,542,296
    Food and beverage....       3,523,059     10,195,859      13,718,918     12,916,594
    Casino...............         740,044      1,646,619       2,386,663      2,703,614
    Selling, general and
      administrative.....       2,633,989      9,167,221      11,801,210     11,696,805
    Management and
      incentive
      management fees....       1,944,369      3,239,489       5,183,858      4,607,504
    Property operation,
      maintenance and
      energy costs.......       2,039,404      6,031,144       8,070,548      9,080,128
    Depreciation and
      amortization.......       1,555,516      4,114,062       5,669,578      6,922,552
    Other expenses.......       1,837,481      5,590,494       7,427,975      7,342,239
                           --------------   -------------   ------------   ------------
                               17,382,622     48,174,276      65,556,898     65,811,732
                           --------------   -------------   ------------   ------------
Income (loss) from
  operations.............       7,370,564      6,189,778      13,560,342      8,000,422
Interest income..........          43,300        106,077         149,377        150,251
Interest expense.........      (3,300,966)    (8,858,140)    (12,159,106)   (13,231,161)
                           --------------   -------------   ------------   ------------
Income (loss) before
  extraordinary items....       4,112,898     (2,562,285)      1,550,613     (5,080,488)
Loss from early
  extinguishment of
  debt...................              --     (1,676,613)     (1,676,613)            --
                           --------------   -------------   ------------   ------------
Net income (loss)........       4,112,898     (4,238,898)       (126,000)    (5,080,488)
(Deficiency in) partners'
  capital at beginning of
  period.................     (27,970,585)   (23,857,687)    (27,970,585)   (18,336,088)
Partners' capital
  contribution...........              --     85,199,987      85,199,987             --
                           --------------   -------------   ------------   ------------
(Deficiency in) partners'
  capital at end of
  period.................  $  (23,857,687)  $ 57,103,402    $ 57,103,402   $(23,416,576)
                           --------------   -------------   ------------   ------------
                           --------------   -------------   ------------   ------------


                            See accompanying notes.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                            STATEMENTS OF CASH FLOWS

                                             YEAR ENDED              NINE MONTH PERIOD ENDED
                                              MARCH 31,                   DECEMBER 31,
                                     ---------------------------   ---------------------------
                                         1997           1996           1997           1996
                                     ------------   ------------   ------------   ------------
                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)..................  $ (9,403,173)  $(12,241,033)  $(15,042,122)  $(14,810,798)
Adjustments to reconcile net income
 (loss) to net cash provided by
 (used in) operating activities:
   Depreciation and amortization...     9,146,664     10,499,296      6,886,836      6,856,179
   Loss on early extinguishment of
     debt..........................            --             --             --             --
   Provision for losses on accounts
     receivable....................       205,400        363,245        119,000        115,400
   Incentive management fees.......     2,375,526      2,224,381        860,043        899,148
   Deferred interest expense to
     partners and affiliates.......     3,100,085      2,995,431      2,417,475      2,678,051
   Changes in operating assets and
     liabilities:
       Restricted cash and
         investments held by bank..      (481,252)       503,353       (119,932)      (452,969)
       Trade accounts receivable...       332,877      1,987,789     (1,205,787)       259,754
       Inventories.................      (140,414)       529,503        (10,389)       (62,762)
       Prepaid expenses and other
         current assets............       (74,811)        26,105       (702,887)      (261,981)
       Trade accounts payable and
         advance deposits..........      (179,123)    (3,663,803)     5,093,025        675,331
       Accrued interest and other
         accrued liabilities.......       873,753     (1,220,058)      (400,913)     2,512,878
       Affiliated companies, net...        99,017        (97,985)       690,646      1,604,522
                                     ------------   ------------   ------------   ------------
Net cash provided by (used in)
 operating activities..............     5,854,549      1,906,224     (1,415,005)        12,753
INVESTING ACTIVITIES
Purchases of property and
 equipment.........................    (1,305,594)      (826,611)    (1,994,117)    (1,624,905)
(Purchases) usage of operating
 equipment, net....................      (122,869)       (37,454)       103,877          1,966
                                     ------------   ------------   ------------   ------------
Net cash used in investing
 activities........................    (1,428,463)      (864,065)    (1,890,240)    (1,622,939)
FINANCING ACTIVITIES
Payments of principal on long-term
 debt..............................    (2,429,492)    (2,198,146)    (2,446,796)    (1,698,440)
Proceeds from notes payable to
 bank..............................     9,500,000      7,684,685      4,500,000      3,500,000
Payments of principal on notes
 payable to bank...................   (10,773,359)    (6,549,685)            --             --
Payment of loan extension costs....            --             --             --             --
Proceeds from partners', affiliated
 loans, and capital
 contributions.....................       800,000             --             --             --
                                     ------------   ------------   ------------   ------------
Net cash (used in) provided by
 financing activities..............    (2,902,851)    (1,063,146)     2,053,204      1,801,560
                                     ------------   ------------   ------------   ------------
Net increase (decrease) in cash....     1,523,235        (20,987)    (1,252,041)       191,374
Cash at beginning of period........       856,983        877,970      2,380,218        856,983
                                     ------------   ------------   ------------   ------------
Cash at end of period..............  $  2,380,218   $    856,983   $  1,128,177   $  1,048,357
                                     ------------   ------------   ------------   ------------
                                     ------------   ------------   ------------   ------------
Supplemental disclosure of cash
 flow information:
   Interest paid...................  $ 13,789,097   $ 14,026,453   $ 10,927,447
                                     ------------   ------------   ------------
                                     ------------   ------------   ------------
Supplemental schedule of noncash
 investing activities:
   Equipment transferred from an
     affiliate                                                     $    439,600
                                                                   ------------
                                                                   ------------

                                       JANUARY 1        MARCH 1        NINE MONTH PERIOD ENDED
                                          TO              TO                SEPTEMBER 30,
                                     FEBRUARY 28,    SEPTEMBER 30,   ---------------------------
                                         1998            1998            1998           1997
                                     -------------   -------------   -------------   -----------
                                      (UNAUDITED)     (UNAUDITED)            (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)..................  $  4,112,898    $ (4,238,898)   $    (126,000)  $(5,080,488)
Adjustments to reconcile net income
 (loss) to net cash provided by
 (used in) operating activities:
   Depreciation and amortization...     1,555,516       4,114,062        5,669,578     6,922,552
   Loss on early extinguishment of
     debt..........................            --       1,676,613        1,676,613            --
   Provision for losses on accounts
     receivable....................        24,567          50,071           74,638       159,000
   Incentive management fees.......     1,072,463       1,319,160        2,391,623     1,994,910
   Deferred interest expense to
     partners and affiliates.......       311,571       1,434,969        1,746,540     2,111,138
   Changes in operating assets and
     liabilities:
       Restricted cash and
         investments held by bank..     1,633,434      (3,917,835)      (2,284,401)      (64,397)
       Trade accounts receivable...       440,954       2,122,930        2,563,884     2,045,855
       Inventories.................      (119,205)        573,668          454,463        35,146
       Prepaid expenses and other
         current assets............       211,533        (598,413)        (386,880)     (554,478)
       Trade accounts payable and
         advance deposits..........    (4,835,976)       (850,538)      (5,686,514)   (4,303,364)
       Accrued interest and other
         accrued liabilities.......       221,161         993,761        1,214,922       278,510
       Affiliated companies, net...       125,779        (258,254)        (132,475)     (716,776)
                                     -------------   -------------   -------------   -----------
Net cash provided by (used in)
 operating activities..............     4,754,695       2,421,296        7,175,991     2,827,608
INVESTING ACTIVITIES
Purchases of property and
 equipment.........................      (272,876)     (5,709,634)      (5,982,510)     (869,134)
(Purchases) usage of operating
 equipment, net....................       (49,885)         40,051           (9,834)        3,648
                                     -------------   -------------   -------------   -----------
Net cash used in investing
 activities........................      (322,761)     (5,669,583)      (5,992,344)     (865,486)
FINANCING ACTIVITIES
Payments of principal on long-term
 debt..............................      (387,929)     (1,337,549)      (1,725,478)     (273,359)
Proceeds from notes payable to
 bank..............................            --      90,000,000       90,000,000            --
Payments of principal on notes
 payable to bank...................    (2,000,000)   (124,000,000)    (126,000,000)   (2,006,050)
Payment of loan extension costs....            --        (700,324)        (700,324)           --
Proceeds from partners', affiliated
 loans, and capital
 contributions.....................            --      37,009,401       37,009,401            --
                                     -------------   -------------   -------------   -----------
Net cash (used in) provided by
 financing activities..............    (2,387,929)        971,528       (1,416,401)   (2,279,409)
                                     -------------   -------------   -------------   -----------
Net increase (decrease) in cash....     2,044,005      (2,276,759)        (232,754)     (317,287)
Cash at beginning of period........     1,128,177       3,172,182        1,128,177     1,048,357
                                     -------------   -------------   -------------   -----------
Cash at end of period..............  $  3,172,182    $    895,423    $     895,423   $   731,070
                                     -------------   -------------   -------------   -----------
                                     -------------   -------------   -------------   -----------
Supplemental disclosure of cash
 flow information:
   Interest paid...................
Supplemental schedule of noncash
 investing activities:
   Equipment transferred from an
     affiliate


                            See accompanying notes.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

ORGANIZATION

     El Conquistador Partnership L.P. (the Partnership), is a limited partnership organized under the laws of Delaware, pursuant to a Joint Venture Agreement dated January 12, 1990, as amended (the Agreement). The Partnership is 50% owned by WKA El Con Associates (WKA El Con), a partnership owned by several partners affiliated with Williams Hospitality Group Inc. (Williams Hospitality), and 50% owned by Kumagai Caribbean, Inc. (Kumagai), a wholly-owned subsidiary of Kumagai International USA, Inc. The joint venture partners (the Partners) are both General Partners and Limited Partners in the Partnership (see Note 14). The Partnership shall continue to exist until March 31, 2030, unless terminated earlier by mutual agreement of the General Partners. The Agreement provides that net profits or losses of the Partnership after deducting a preferred cumulative annual return of 8.5% on the Partners unrecovered capital accounts, as defined, will be allocated to the Partners on a 50-50 ratio subject to certain exceptions, as defined.

     The Partnership owns and operates a luxury resort hotel and casino in Fajardo, Puerto Rico (the Resort).

CHANGE IN FISCAL YEAR

     The Partnership changed its fiscal year from March 31 to December 31 beginning with the period ended December 31, 1997.

BASIS OF PRESENTATION

     The financial statements have been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     The financial information contained herein relating to the Partnership's statement of operations and cash flows for the nine months ended September 30, 1998 is presented separately for the periods through 'February 28 and from March 1' due to the new basis of accounting which resulted from the acquisition of the Partnership (see Note 14).


INTERIM INFORMATION (UNAUDITED)


     The interim financial statements as of September 30, 1998 and 1997, and as of December 31, 1996 and for the nine month period ended September 30, 1998 and 1997, and the nine month period ended December 31, 1996, included herein are unaudited. Such information reflects all adjustments consisting solely of normal recurring adjustments, which are in the opinion of management necessary for a fair presentation of the balance sheets as of September 30, 1998 and 1997, and as of December 31, 1996 and the results of operations, and cash flows for the nine month period ended September 30, 1998 and 1997, and the nine month period ended December 31, 1996. Due to the seasonality of the Partnership's business, the reported results are not necessarily indicative of those expected for the entire year. Certain information and disclosures normally included in annual financial statements in accordance with generally accepted accounting principles have been excluded or omitted in presentation of the interim financial statements.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997

INVENTORIES

     Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.

LAND, BUILDING AND EQUIPMENT


     Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives. Building is depreciated over a 50 year period. Equipment is depreciated over a period ranging from five to seven years.


DEFERRED DEBT ISSUANCE COSTS

     Debt issuance costs include legal and underwriting fees, other fees incurred in connection with the financing and other costs. These costs are being amortized on a straight-line basis over the term of the debt.

DEFERRED PRE-OPENING COSTS

     Pre-opening costs consist of amounts incurred in connection with the marketing, organization, planning and development of the Resort. Such costs include staffing, marketing, legal and other costs incurred prior to the commencement of operations of the Resort. The costs are being amortized on a straight-line basis over a five year period through November 1998.


GOODWILL



     Goodwill represents the excess of the purchase price over the amount assigned to net assets acquired and is being amortized over 20 years by the straight-line method. At each balance sheet date the Partnership evaluates the realizability of goodwill based on expectations of non-discounted cash flows or whenever events or changes in circumstances indicate that it may not be recoverable.


CASINO REVENUES

     Casino revenues are the net win from gaming activities, which is the difference between gaming wins and losses.

CASINO PROMOTIONAL ALLOWANCES

     Casino promotional allowances represent the retail value of complimentary rooms, food, beverage and hotel services furnished to patrons.


OTHER INCOME



     Other income includes revenues from telephone, golf and tennis, transportation and miscellaneous income.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997

2. RESTRICTED CASH AND INVESTMENTS HELD BY BANK

     Pursuant to the terms of the bond agreement (see Note 8), the Partnership had cash and investments on deposit with the trustee for the following:

                                                                               MARCH 31     DECEMBER 31
                                                                                 1997           1997
                                                                              ----------    ------------
Interest due February 1, 1998..............................................                  $1,773,000
Interest due May 1, 1997 and 1998..........................................   $1,778,961      1,707,539
Interest due August 1, 1997................................................    1,581,646             --
                                                                              ----------    ------------
                                                                              $3,360,607     $3,480,539
                                                                              ----------    ------------
                                                                              ----------    ------------

3. TRADE ACCOUNTS RECEIVABLE

     Trade accounts receivable consisted of the following:

                                                                               MARCH 31     DECEMBER 31
                                                                                 1997           1997
                                                                              ----------    ------------
Trade accounts receivable -- hotel.........................................   $4,559,108     $5,580,876
Less allowance for doubtful accounts.......................................      144,615        234,614
                                                                              ----------    ------------
                                                                               4,414,493      5,346,262
Trade accounts receivable -- casino........................................      474,614        616,954
Less allowance for doubtful accounts.......................................      124,500        111,822
                                                                              ----------    ------------
                                                                                 350,114        505,132
                                                                              ----------    ------------
Trade accounts receivable, net.............................................   $4,764,607     $5,851,394
                                                                              ----------    ------------
                                                                              ----------    ------------

4. TRANSACTIONS WITH RELATED PARTIES

     The Partnership has an Operating and Management Agreement (the Management Agreement) with Williams Hospitality. The Management Agreement provides that Williams Hospitality will manage the Resort for a period of 20 years for a basic management fee of 3.5% of the Resort's gross revenues, as defined, and an incentive management fee of 10% of the Resort's operating profit, as defined. Incentive management fees accrued each year are not payable until significant cash flow levels are achieved. In addition, the Partnership is required to pay certain administrative expenses incurred by Williams Hospitality in connection with management of the Resort.

     During each of the two years in the period ended March 31, 1997 and the nine month period ended December 31, 1997, basic management fees amounted to $3,305,000, $3,170,000 and $2,125,000, respectively. Incentive management fees amounted to approximately $2,376,000, $2,224,000 and $860,000 during each of the two years in the period ended March 31, 1997 and the nine month period ended December 31, 1997, respectively. In addition, Williams Hospitality charged the Partnership approximately $3,258,000, $2,728,000 and $83,000 during each of the two years in the period ended March 31, 1997 and the nine month period ended December 31, 1997, respectively, for services provided to the Resort.

     In addition, the Partnership was charged by Posadas de Puerto Rico Associates, Incorporated (Posadas de Puerto Rico), hotel and casino operations affiliated through common ownership, approximately $410,000, $437,000 and $32,000 during each of the two years in the period ended March 31, 1997 and the nine month period ended December 31, 1997, respectively, for services provided to the Resort.

     As of December 31, 1997 each partner had advanced $8,765,685 to the Partnership under notes that are due for various periods up to ten years with interest at the Citibank, N.A. in New

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997


York base rate. Repayment of interest and principal is subordinate to other long-term debt. In addition, each partner had advanced to the Partnership $4,000,000 under a May 5, 1992 loan agreement. The loan agreement provides for the payment of interest at a variable rate, computed quarterly, equal to LIBOR plus 1.75% (7.46% at December 31, 1997). Interest payments will be deferred during the first five years. The principal and deferred interest accrued at December 31, 1997 is payable in quarterly installments of $250,000 commencing in March 2000 and a final lump-sum payment in February 2002. The loan is collateralized by a subordinated pledge of the Partnership's assets.


     As of December 31, 1997 each partner had provided $3,800,000 to cover cash flow deficiencies in the Partnership's operations as provided by the Agreement. The deficiency loans consist of $3,800,000 in cash by Kumagai, and the conversion of amounts due from the Partnership to Williams Hospitality to loans for WKA El Con. The deficiency loans bear interest at 9.16%. Repayment of interest and principal is subordinated to other long-term debt.

     During 1993, the Partnership advanced approximately $2,000,000 to Williams Hospitality for the purchase of transportation equipment leased to the Partnership under a five year service agreement. Service agreement payments by the Partnership are equal to the $39,819 monthly amounts receivable under the advance. Repayment of the advances by Williams Hospitality are limited to amounts payable under the service agreement. During the nine month period ended December 31, 1997, Williams Hospitality transferred the transportation equipment to the Partnership. The Partnership then sold the transportation equipment at a loss of approximately $70,000 and the proceeds of this transaction remains to be collected from Williams Hospitality.

     In addition, a subsidiary of Williams Hospitality financed other transportation equipment from an external borrowing amounting to $441,000 repayable over five years. Monthly payments amount to $9,699. Also, in February 1997, a subsidiary of Williams Hospitality financed a ferryboat from an external borrowing amounting to $456,000, repayable over seven years. Monthly payments amount to $7,561. The Partnership chartered the transportation equipment and ferryboat under terms similar to the transaction described in the preceding paragraph.

5. NOTES PAYABLE TO BANK

     On October 4, 1996 the Partnership entered into an amendment to a loan agreement whereby the Government Development Bank for Puerto Rico (GDB) extended the Partnership a $6,000,000 credit facility. The notes issued under the credit facility bear interest at 1% over LIBOR. The notes are secured by a mortgage note on the Partnership's real property and a leasehold mortgage note on leased land and a lien on accounts receivable (see Note 8). At December 31, 1997 the Partnership had outstanding borrowings of $6,000,000 with an interest rate at December 31, 1997 of 6.80%.

6. DUE TO AFFILIATED COMPANIES AND PARTNERS

     Amounts due to affiliated companies consist of fees earned by Williams Hospitality, funds advanced to the Partnership and other payments made by Williams Hospitality, and for services rendered by Posadas de Puerto Rico and Posadas de San Juan Associates. Amounts due to affiliated companies consisted of the following:

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997

                                                                   MARCH 31,     DECEMBER 31,
                                                                     1997            1997
                                                                  -----------    ------------
Current:
     Due to Williams Hospitality:
          Basic management fees................................   $   435,309    $    746,659
          Other................................................        83,891         167,314
     Due to Posadas de Puerto Rico.............................        26,624          58,713
                                                                  -----------    ------------
                                                                  $   545,824    $    972,686
                                                                  -----------    ------------
                                                                  -----------    ------------
Non current:
     Affiliate:
          Due to Williams Hospitality:
               Incentive management fees.......................   $ 5,542,528    $  6,402,571
               Interest at 10% on incentive management fees....       338,405         676,592
               Advances........................................     3,800,000       1,500,000
               Interest on advances............................       856,282         852,076
               Other...........................................       375,528         375,529
                                                                  -----------    ------------
                                                                   10,912,743       9,806,768
     Due to KG Caribbean.......................................       579,234         579,234
                                                                  -----------    ------------
                                                                  $11,491,977    $ 10,386,002
                                                                  -----------    ------------
                                                                  -----------    ------------
Partners:
     Due to WKA El Con:
          Advances.............................................   $12,765,685    $ 15,065,684
          Interest on advances.................................     3,594,886       4,430,554
     Due to Kumagai:
          Advances.............................................    16,565,685      16,565,683
          Interest on advances.................................     4,451,168       5,282,630
                                                                  -----------    ------------
                                                                  $37,377,424    $ 41,344,551
                                                                  -----------    ------------
                                                                  -----------    ------------

7. CHATTEL MORTGAGES AND CAPITAL LEASE OBLIGATIONS

     Chattel mortgages and capital lease obligations on equipment consisted of the following:

                                                                    MARCH 31,     DECEMBER 31,
                                                                       1997           1997
                                                                    ----------    ------------
Chattel mortgage notes payable bearing interest at 9%, payable in monthly installments of $215,784, including interest, through
  October 1998, collateralized with personal property............   $3,868,202     $1,675,855
Capital lease obligations bearing interest at 11.5%, payable in monthly installments of $28,335, including interest, through
  July 1998, collateralized with personal property...............      471,657        217,208
                                                                    ----------    ------------
                                                                     4,339,859      1,893,063
Less current portion.............................................    2,679,819      1,893,063
                                                                    ----------    ------------
                                                                    $1,660,040     $  --
                                                                    ----------    ------------
                                                                    ----------    ------------

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997

8. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                                 MARCH 31,      DECEMBER 31,
                                                                    1997            1997
                                                                ------------    ------------
Industrial Revenue Bonds Series A............................   $ 90,000,000    $ 90,000,000
Industrial Revenue Bonds Series B............................     30,000,000      30,000,000
Government Development Bank for Puerto Rico..................     25,000,000      25,000,000
                                                                ------------    ------------
                                                                 145,000,000     145,000,000
Less current portion.........................................    120,000,000     120,000,000
                                                                ------------    ------------
                                                                $ 25,000,000    $ 25,000,000
                                                                ------------    ------------
                                                                ------------    ------------


     On February 7, 1991 the Puerto Rico Industrial, Tourist, Medical, Educational and Environmental Pollution Control Facilities Financing Authority (the Authority) sold industrial revenue bonds (Bonds) for $120,000,000 and loaned the proceeds to the Partnership to be used for the payment of project costs pursuant to a Loan Agreement. The Loan Agreement provides that the Partnership will pay all interest and principal on the Bonds.


     The Authority issued 1991 Series A, Industrial Revenue Bonds for $90,000,000 and 1991 Series B, Industrial Revenue Bonds for $30,000,000.


     Commencing on May 1, 1996, the Bonds are subject to redemption at the Partnership's option at par plus accrued interest, if any. The Bonds are due on November 1, 1999 and interest is payable quarterly. The 1991 Series A Bonds and the 1991 Series B Bonds bear interest at a variable rate, computed quarterly, equal to 100% and 94%, respectively, of a LIBOR rate minus 1/8th of 1% (5.2875%). Effective November 1, 1996, the interest rate on the 1991 Series A Bonds increased to 100% of the LIBOR rate (5.625%). On February 7, 1991 the Partnership entered into an Interest Rate Swap Agreement that expires on March 8, 1998 by which the Partnership agreed to pay, effective May 1, 1991, a fixed rate of 7.55% on the outstanding principal of $120,000,000 in exchange for the counterparty's obligation to pay the variable interest rate equal to 86% and 94% respectively, of the LIBOR rate minus 1/8th of 1% (5.2875%).


     The Loan Agreement provides that the Partnership will deposit with the trustee all interest which will become due not later than the 124th day preceding the date of payment. The Bonds are collateralized by a letter of credit, that terminates on September 9, 1998, issued by The Bank of Tokyo -- Mitsubishi Ltd., (formerly The Mitsubishi Bank, Limited) (see Note 14).

     As of December 31, 1997 the Partnership pays an annual letter of credit fee of approximately 1.25% of the Bond principal except under certain circumstances the rate may be reduced to 1.2%. In addition, in connection with the letter of credit the Partnership pays an annual agent's fee of approximately .25% of the Initial Stated Amount, as defined.


     Under the provisions of a term loan agreement with GDB, the Partnership borrowed $25,000,000 for the payment of project costs. The loan is due on February 7, 2006. The loan agreement provides for a variable interest rate equivalent to a LIBOR rate minus .5% plus 1.40% (6.70%) as provided in the loan agreement. Interest is payable quarterly in arrears.


     Commencing on April 1, 1993, the Partnership has been required to deposit annually with an escrow agent 50% of the Available Cash Flow, as defined in the Loan Agreement with GDB, up to a maximum of $1,666,700 plus any prior year requirement in arrears. Through December 31, 1997, there had been no amounts deposited in escrow under this provision.

     The Bonds and the term loan with GDB are collateralized by a first and second mortgage lien on the Resort, a chattel mortgage on personal property, and an assignment of various contracts and the Management Agreement with Williams Hospitality. The collateral is subject to a

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997

subordination agreement in favor of the The Bank of Tokyo -- Mitsubishi Ltd., (formerly The Mitsubishi Bank, Limited).

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial Accounting Standards Board Statement No. 107 'Disclosures About Fair Value of Financial Instruments', requires the disclosure of the fair value of the Partnership's financial instruments at March 31 and December 31, 1997. The carrying amount of cash and investments, notes payable to bank, chattel mortgage notes and capitalized leases approximates fair value because of the short maturity of the instruments or recent issuance. The fair value of the Partnership's long-term debt has not been determined because similar terms and conditions may no longer be available.

10. INCOME TAXES

     The Partnership is not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each Partner reports their distributive share of the Partnership's profits and losses in their respective income tax returns and, therefore, no provision for income taxes has been made in the accompanying financial statements.

     The Partnership was granted a tax exemption grant under the provisions of the Puerto Rico Tourism Incentives Act of 1993 (the Tourism Act). The Tourism Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this Act are: a 90% exemption from income taxes on hotel income, and a 90% exemption from municipal real and personal property taxes through the entire term of the grant. The Partnership's casino operations are not covered by the tax exemption grant and are fully taxable.

11. ADVERTISING COSTS

     The Partnership recognizes the costs of advertising as expense in the year in which they are incurred. Advertising costs amounted to approximately $1,446,000, $847,000 and $1,430,000 for each of the two years in the period ended March 31, 1997 and the nine month period ended December 31, 1997, respectively.

12. COMMITMENTS

     The Partnership leases land under an operating lease agreement for thirty-two years with renewal options for two five-year periods. Following are the minimum annual rental payments on the operating lease subsequent to December 31, 1997:

1998..................................................................   $  210,000
1999..................................................................      210,000
2000..................................................................      210,000
2001..................................................................      210,000
2002..................................................................      240,000
Thereafter............................................................    5,680,000
                                                                         ----------
                                                                         $6,760,000
                                                                         ----------
                                                                         ----------

     On May 4, 1998, the Partnership entered into a $2,993,000 contract for the construction of the spa facilities at an existing building. Monthly progress payments are due by the fifteenth of each month, with a final payment upon substantial completion of the construction.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997

     Total rent expense for each of the two years in the period ended March 31, 1997 and the nine month period ended December 31, 1997 amounted to approximately $1,391,000, $985,000, and $982,000, respectively.

13. EMPLOYEES' SAVINGS PLAN

     Effective January 1, 1997, the Partnership adopted an employees' savings plan for all hourly employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. Members of the plan can contribute an unlimited percentage of their after tax compensation. The Partnership's contribution is $300 per employee per year and a discretionary additional contribution.

     The Partnership's contribution to the savings plan amounted to approximately $44,000 for the nine month period ended December 31, 1997.

     Effective January 1, 1997, the Partnership adopted a salary savings plan for all salaried employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. The plan is subject to the provisions of the Employee Retirement Income Security Act of l974 (ERISA) and Section 1l65(e) of the Puerto Rico Income Tax Act of l994, as amended. For the nine month period ended December 31, 1997, the employee's contribution was limited to $7,500 or 10% of their compensation, whichever was less. Under the provisions of the plan, the Partnership makes a minimum base contribution of $300 per participant plus a discretionary contribution based on sick leave accrued in excess of 240 hours and matches the employee's contribution based on the percentage the gross operating profit, as defined, exceeds the Partnership's annual operating budget as follows:

                                                                           MATCHING
                            G.O.P. EXCEEDS                               CONTRIBUTION
                              BUDGET BY                                   PERCENTAGE
----------------------------------------------------------------------   ------------
Less than 5%..........................................................        25%
5%....................................................................        35%
10%...................................................................        45%
15%...................................................................        55%
20%...................................................................        65%

     The Partnership's contribution to the salary savings plan amounted to approximately $29,100 for the nine month period ended December 31, 1997.

14. SUBSEQUENT EVENTS

     On January 16, 1998, Patriot American Hospitality Operating Company Acquisition Subsidiary, a wholly-owned subsidiary of Wyndham International, Inc. (Wyndham) merged with and into WHG Resorts & Casinos Inc. (WHG), a 46.54% indirect owner of WKA El Con. As part of the transaction WHG stockholders received for each issued and outstanding share of common stock .784 shares of Wyndham and Patriot American Hospitality, Inc. (Patriot), a self-administered REIT, which trade as 'Paired Shares' on the New York Stock Exchange.

     On March 31, 1998, Patriot acquired an additional 50% interest in the Partnership for approximately $22,728,000, which interest was owned by Kumagai, and an additional 37.23% interest in WKA El Con for approximately $16,072,000.

     On July 13, 1998, Patriot acquired the remaining additional interest in WKA El Con for approximately $3,890,000. The purchase transactions were accounted for under the purchase

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997

method and the cumulative purchase price paid by Wyndham and Patriot was the basis used to record net assets on the records of WHG and its subsidiaries.


     The Bonds amounting to $120,000,000 at December 31, 1997 are collaterized by a letter of credit which expires on September 9, 1998. Under the terms of the loan agreement, such debt was required to be repaid on August 3, 1998 since the letter of credit was not renewed or replaced prior to June 9, 1998 (see Note 8). On August 3, 1998, the letter of credit was honored and the $120,000,000 was paid in full. In accordance with the Letter of Credit and Reimbursement Agreement, the Partnership was obligated to immediately reimburse the letter of credit issuer the full amount drawn under the letter of credit. On August 3, 1998, the Partnership made a partial payment of $30,000,000 and entered into an Assignment and Modification Agreement of the Letter of Credit and Reimbursement Agreement with Citicorp Real Estate, Inc. (CRE). CRE reimbursed the letter of credit issuer with respect to the $90,000,000 balance due under the Letter of Credit and Reimbursement Agreement. All fees with respect to the letter of credit terminated on August 3, 1998. Additionally, CRE became successor in interest to the collateral liens which were in favor of The Bank of Tokyo-Mitsubishi, Ltd. (formerly The Mitsubishi Bank, Limited) on such date. As part of the Assignment and Modification Agreement, the $90,000,000 advanced by CRE matures on November 3, 1998, with an additional extension option up to March 15, 1999, if certain conditions are met. Interest on the $90,000,000 is payable at a rate equal to 7.91% per annum up to September 1, 1998 and at a rate equal to LIBOR plus 225 basis point up to maturity (7.75% as of November 30, 1998). The $30,000,000 used for the partial payment of the letter of credit was obtained from a cash advance received from Posadas de Puerto Rico, an affiliate company through common ownership. In connection with the repayment of the long-term debt the Partnership recorded an extraordinary loss of approximately $1,700,000 related to the write-off of the unamortized deferred debt issuance costs.


     The Partnership is engaged in the process of refinancing the balance due to CRE through a new bond issue by the Authority. Based on operating history of the Resort, the Partnership's management believes such refinancing will be achieved, but there can be no assurance thereof. If such refinancing is not obtained, it raises substantial doubt about the Partnership's ability to continue as a going-concern.


     On September 21 and 22, 1998, Hurricane Georges affected Puerto Rico and caused certain damage to the Resort. The financial effects of the physical damage caused by the hurricane are estimated at $36,000,000, however, the Partnership believes that the nature of the damage and its insurance coverage is such that there will not be a significant impact on the Partnership's financial condition.



     On November 3, 1998, the Partnership and CRE amended the Assignment and Modification Agreement to provide for a maturity date of January 29, 1999.


15. IMPACT OF YEAR 2000 -- UNAUDITED

     The Partnership has developed a plan to modify its information technology to be ready for the year 2000 and has begun converting critical data processing systems. The Partnership expects the project to be substantially completed by 1999. The Partnership does not expect this project to have significant effect on its operations.

           PURCHASERS OF THE BONDS ARE NOT ACQUIRING ANY INTEREST IN,
                    OR SECURITIES OF, WKA EL CON ASSOCIATES


                             WKA EL CON ASSOCIATES
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998

ASSETS
Current assets:
     Cash...............................................................................   $    899,100
     Restricted cash and investments held by bank.......................................      5,764,900
     Trade accounts receivable, less allowance for doubtful accounts of $248,000........      3,212,900
     Inventories........................................................................      1,218,800
     Prepaid expenses and others current assets.........................................      2,110,300
                                                                                           ------------
          Total current assets..........................................................     13,206,000
Land, building and equipment:
     Land...............................................................................     20,255,500
     Building...........................................................................    191,746,200
     Furniture, fixture and equipment...................................................     21,141,000
     Construction in progress...........................................................      2,491,400
                                                                                           ------------
                                                                                            235,634,100
     Less accumulated depreciation......................................................      3,341,700
                                                                                           ------------
                                                                                            232,292,400
Operating equipment, net................................................................      1,451,700
Deferred debt issuance costs and other assets, net of accumulated amortization of
  $634,070..............................................................................        734,400
Capitalized interest net of accumulated amortization of $54,800.........................      1,242,100
Goodwill, net of accumulated amortization of $140,100...................................      6,974,500
                                                                                           ------------
          Total assets..................................................................   $255,901,100
                                                                                           ------------
                                                                                           ------------
                           LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
     Trade accounts payable.............................................................   $  5,068,100
     Advance deposits...................................................................      5,346,800
     Accrued interest...................................................................      1,026,300
     Other accrued liabilities..........................................................      6,890,100
     Due to affiliated companies........................................................     32,909,800
     Note payable.......................................................................     90,000,000
     Current portion of chattel mortgages and capital lease obligations.................        167,600
                                                                                           ------------
          Total current liabilities.....................................................    141,408,700
Long-term debt..........................................................................     25,000,000
Due to affiliated companies.............................................................     16,869,400
Due to partners.........................................................................      5,672,900
Minority interest.......................................................................     32,246,300
Partners' capital:
     Contributed........................................................................     34,786,800
     Accumulated deficit................................................................        (83,000)
Total partners' capital.................................................................     34,703,800
                                                                                           ------------
          Total liabilities and partners' capital.......................................   $255,901,100
                                                                                           ------------
                                                                                           ------------

                            See accompanying notes.

                             WKA EL CON ASSOCIATES
                 NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998


1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

ORGANIZATION

     WKA El Con Associates (the Partnership) is a joint venture organized under the General Partnership Law of the State of New York, pursuant to a Joint Venture Agreement (the Agreement) dated January 9, 1990, as amended, for the purpose of becoming a general and limited partner of El Conquistador Partnership L.P. (El Con). The Partnership is owned 46.54% by WHG El Con Corp., a wholly owned subsidiary of Wyndham International, Inc. (Wyndham), 37.23% by Conquistador Holding Inc., a wholly owned subsidiary of, Patriot American Hospitality, Inc. (Patriot) and 16.23% by Hospitality Investor Group, S.E. The Partnership shall continue to exist until January 9, 2040, unless terminated earlier pursuant to the Agreement (see Note 14).


     The consolidated balance sheet includes the accounts of El Conquistador Partnership L.P. (El Con), a limited partnership organized under the laws of Delaware, pursuant to a Joint Venture Agreement dated January 12, 1990, as amended (the Agreement). El Con is 50% owned by the Partnership and 50% owned by Conquistador Holding, Inc. The joint venture partners (Partners) are both General Partners and Limited Partners in the Partnership (see Note 14). By agreement between Wyndham and Patriot, the Partnership's interest is the controlling 50% interest in El Con. The Partnership shall continue to exist until March 31, 2030, unless terminated earlier by mutual agreement of the General Partners.


     El Con owns a luxury resort hotel and casino in Fajardo, Puerto Rico (the Resort).

     The Partnership is a 50% limited partner in Las Casitas Development Company I, S en C (S.E.) (Las Casitas), a joint venture that constructed and sold condominiums on property adjacent to El Con.


BASIS OF PRESENTATION


     The consolidated balance sheet has been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.


     The consolidated balance sheet information at September 30, 1998 includes all adjustments (consisting of normal recurring adjustments) management considers necessary for fair presentation of the consolidated balance sheet at September 30, 1998.



     On July 13, 1998, Patriot acquired the remaining additional interest in the Partnership for approximately $3,890,000. The purchase transactions were accounted for under the purchase method and the cumulative purchase price paid by Wyndham and Patriot was the basis used to record net assets on the records of its subsidiaries.



     As part of the acquisition by Wyndham and Patriot, accounted for under the purchase method, the Partnership's investment in El Con was increased by approximately $45,261,000 and pre-opening costs were decreased by approximately $636,000.


INVENTORIES

     Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.

                             WKA EL CON ASSOCIATES
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                               SEPTEMBER 30, 1998


LAND, BUILDING AND EQUIPMENT


     Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives. Building is depreciated over a 50 year period. Equipment is depreciated over a period ranging from five to seven years.


DEFERRED DEBT ISSUANCE COSTS AND OTHER ASSETS

     Debt issuance costs include legal and underwriting fees, other fees incurred in connection with the financing and other costs. These costs are being amortized on a straight-line basis over the term of the debt. Certain other capital costs related to El Con were incurred by the Partnership and are being amortized over 50 years.


GOODWILL



     Goodwill represents the excess of the purchase price over the amount assigned to net assets acquired and is being amortized over 20 years by the straight-line method. At each balance sheet date El Con evaluates the realizability of goodwill based on expectations of non-discounted cash flows or whenever events or changes in circumstances indicate that it may not be recoverable.


2. RESTRICTED CASH AND INVESTMENTS HELD BY BANK


     Pursuant to the terms of the Assignment and Modification Agreement of the Letter of Credit Agreement (see Note 8), El Con had cash and investments on deposit amounting to approximately $5,765,000 for the payment of interest and property taxes.


3. TRADE ACCOUNTS RECEIVABLE


     At September 30, 1998, trade accounts receivable consisted of the following:



Trade accounts receivable -- hotel..............................................   $3,373,500
Less allowance for doubtful accounts............................................      172,500
                                                                                   ----------
                                                                                    3,201,000
Trade accounts receivable -- casino.............................................       87,400
Less allowance for doubtful accounts............................................       75,500
                                                                                   ----------
                                                                                       11,900
                                                                                   ----------
Trade accounts receivable, net..................................................   $3,212,900
                                                                                   ----------
                                                                                   ----------


4. TRANSACTIONS WITH RELATED PARTIES

     El Con has an Operating and Management Agreement (the Management with Agreement) with Williams Hospitality Group Inc. (Williams Hospitality). The Management Agreement provides that Williams Hospitality will manage the Resort for a period of 20 years for a basic management fee of 3.5% of the Resort's gross revenues, as defined, and an incentive management fee of 10% of the Resort's operating profit, as defined. Incentive management fees accrued each year are not payable until significant cash flow levels are achieved. In addition, El Con is required to pay certain administrative expenses incurred by Williams Hospitality in connection with management of the Resort.

     A subsidiary of Williams Hospitality, a related entity through common ownership, financed certain transportation equipment from an external borrowing amounting to $441,000 repayable over five years. Monthly payments amount to $9,699. Also, in February 1997, a subsidiary of Williams Hospitality financed a ferryboat from an external borrowing amounting to $456,000, repayable over seven years. Monthly payments amount to $7,561.

                             WKA EL CON ASSOCIATES
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                               SEPTEMBER 30, 1998


5. DUE TO AFFILIATED COMPANIES AND PARTNERS


     Amounts due to affiliated companies consist of fees earned by Williams Hospitality, funds advanced to El Con and other payments made by Williams Hospitality, and for services rendered by Posadas de Puerto Rico Associates, Incorporated (Posadas de Puerto Rico) and Posadas de San Juan Associates. At September 30, 1998 amounts due to affiliated companies consisted of the following:



Current:
     Due to Williams Hospitality:
          Basic management fees..........................................................   $   301,900
          Other..........................................................................       169,300
     Due to Posadas de Puerto Rico.......................................................    32,414,900
     Due to Posadas de San Juan Associates...............................................        23,700
                                                                                            -----------
                                                                                            $32,909,800
                                                                                            -----------
                                                                                            -----------
Non current:
     Affiliate:
          Due to Williams Hospitality:
               Incentive management fees.................................................   $ 8,794,200
               Interest at 10% on incentive management fees..............................     1,112,800
               Advances..................................................................     1,500,000
               Interest on advances......................................................       958,300
               Other.....................................................................        43,700
                                                                                            -----------
                                                                                             12,409,000
          Due to Patriot.................................................................     4,460,400
                                                                                            -----------
                                                                                            $16,869,400
                                                                                            -----------
                                                                                            -----------



     At various times, the partners loaned the Partnership $8,229,700 under the terms of loan agreements. The notes are payable in 2003 to 2005 and bear interest at the prime rate commencing on various dates. The Partnership has advanced the same amount under a subordinated note to El Con under the same terms as the borrowing from the partners. The interest rate as of September 30, 1998 was 8.25%.


     The Partnership guaranteed a revolving credit facility from GDB to El Con in the aggregate amount of up to $6,000,000. The revolving credit facility was terminated in May 1998.

6. CHATTEL MORTGAGES AND CAPITAL LEASE OBLIGATIONS


     At September 30, 1998, chattel mortgages and capital lease obligations on equipment consisted of a chattel mortgage note payable bearing interest at 9%, payable in monthly installments of $215,784, including interest, through October 1998, collateralized with personal property with a balance of $167,600.


7. LONG-TERM NOTE PAYABLE


     The note is payable in quarterly installments of $250,000 commencing in May 2000. Any unpaid principal and interest is payable in May 2002. The note bears interest at a variable rate, computed quarterly, equal to LIBOR, plus 1.75%, interest rate at September 30, 1998 was 7.5%. Under the terms of the Credit Facility Agreement dated May 5, 1992, interest payments are deferred during the first five years. The $4,000,000 borrowing was loaned to El Con under similar terms.

                             WKA EL CON ASSOCIATES
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                               SEPTEMBER 30, 1998


     The note is collateralized by second mortgages on parcels of land owned by Williams Hospitality and Posadas de Puerto Rico, affiliated companies through common ownership, with a cost of approximately $3,761,000, and a guarantee of $1,000,000 by Wyndham, the ultimate owner of WHG El Con Corp.

8. LONG-TERM DEBT


     At September 30, 1998 long-term debt consisted of the following:



Government Development Bank for Puerto Rico....................................   $25,000,000
                                                                                  -----------
                                                                                  $25,000,000
                                                                                  -----------
                                                                                  -----------


     On February 7, 1991 the Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority (the Authority) sold industrial revenue bonds (Bonds) for $120,000,000 and loaned the proceeds to El Con to be used for the payment of project costs pursuant to a Loan Agreement. The Loan Agreement provides that El Con will pay all interest and principal on the Bonds.

     The Authority issued 1991 Series A, Industrial Revenue Bonds for $90,000,000 and 1991 Series B, Industrial Revenue Bonds for $30,000,000.

     Commencing on May 1, 1996, the Bonds were subject to redemption at El Con's option at par plus accrued interest, if any. The Bonds are due on November 1, 1999 and interest is payable quarterly. The 1991 Series A Bonds and the 1991 Series B Bonds bear interest at a variable rate, computed quarterly, equal to 100% and 94%, respectively, of a LIBOR rate minus 1/8th of 1%. Effective November 1, 1996, the interest rate on the 1991 Series A Bonds increased to 100% of the LIBOR rate. On February 7, 1991 El Con entered into an Interest Rate Swap Agreement that expired on March 8, 1998 by which El Con agreed to pay, effective May 1, 1991, a fixed rate of 7.55% on the outstanding principal of $120,000,000 in exchange for the counterparty's obligation to pay the variable interest rate equal to 86% and 94% respectively, of the LIBOR rate minus 1/8th of 1%.


     The Loan Agreement provides that El Con will deposit with the trustee all interest which will become due not later than the 124th day preceding the date of payment. The Bonds are collaterilized by a letter of credit, that terminates on September 9, 1998, issued by The Bank of Tokyo-Mitsubishi Ltd (formerly The Mitsubishi Bank, Limited). The Loan Agreement required the letter of credit to be renewed or replaced prior to June 9, 1998 or the debt amounting to $120,000,000 would become due on August 3, 1998. On August 3, 1998, the letter of credit was honored and the $120,000,000 was paid in full. In accordance with the Letter of Credit and Reimbursement Agreement, El Con was obligated to immediately reimburse the letter of credit issuer the full amount drawn under the letter of credit. On August 3, 1998, El Con made a partial payment of $30,000,000 and entered into an Assignment and Modification Agreement of the Letter of Credit Agreement with Citicorp Real Estate, Inc. (CRE). CRE reimbursed the letter of credit issuer with respect to the $90,000,000 balance due under the Letter of Credit and Reimbursement Agreement. As part of the Assignment and Modification Agreement, the remaining $90,000,000 advance by CRE matured on November 3, 1998, with an additional extention option up to March 15, 1999, if certain conditions were met. Interest on the $90,000,000 is payable at a rate equal to 7.91% per annum up to September 1, 1998 and at a rate equal to LIBOR plus 225 basis points up to maturity (7.75% as of November 30, 1998). The $30,000,000 used for the partial payment of the letter of credit was obtained from a cash advance received from Posadas de Puerto Rico, an affiliate company through common ownership.


     El Con is engaged in the process of refinancing the balance due to CRE through a new bond issue by the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control

                             WKA EL CON ASSOCIATES
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                               SEPTEMBER 30, 1998


Facilities Financing Authority. Based on operating history of the Resort, the Partnership's management believes such refinancing will be achieved, but there can be no assurance thereof.


     El Con pays an annual letter of credit fee of approximately 1.25% of the Bond principal except under certain circumstances the rate may be reduced to 1.2%. In addition, in connection with the letter of credit El Con pays an annual agent's fee of approximately .25% of the Initial Stated Amount, as defined. These fees were terminated as of August 3, 1998 as part of the Assignment and Modification Agreement.



     Under the provisions of a term loan agreement with GDB, El Con borrowed $25,000,000 for the payment of project costs. The loan is due on February 7, 2006. The loan agreement provides for a variable interest rate equivalent to a LIBOR rate minus .5% plus 1.40% (6.06%) as provided in the loan agreement. Interest is payable quarterly in arrears.



     Commencing on April 1, 1993, El Con is required to deposit annually with an escrow agent 50% of the Available Cash Flow, as defined in the Loan Agreement with GDB, up to a maximum of $1,666,700 plus any prior year requirement in arrears. Through September 30, 1998, there had been no amounts deposited in escrow under this provision.



     The Bonds and the term loan with GDB are collateralized by a first and second mortgage lien on the Resort, a chattel mortgage on personal property, and an assignment of various contracts and the Management Agreement with Williams Hospitality. The collateral is subject to a subordination agreement in favor of CRE as successor to The Bank of Tokyo-Mitsubishi Ltd (formerly The Mitsubishi Bank, Limited) pursuant to the Assignment and Modification Agreement.


9. FAIR VALUE OF FINANCIAL INSTRUMENTS


     Financial Accounting Standards Board Statement No. 107 'Disclosures About Fair Value of Financial Instruments', requires the disclosure of the fair value of El Con's financial instruments at September 30, 1998. The carrying amount of investments, notes payable to bank, chattel mortgage notes and capitalized leases approximates fair value because of the short maturity of the instruments or recent issuance. The fair value of El Con's long-term debt has not been determined because similar terms and conditions may no longer be available.


10. INCOME TAXES

     The Partnership is not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each Partner reports their distributive share of the Partnership's profit and losses in their respective income tax returns.

     El Con was granted a tax exemption grant under the provisions of the Puerto Rico Tourism Incentives Act of 1993 (the Tourism Act). The Tourism Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this Act are: a 90% exemption from income taxes on hotel income, and a 90% exemption from municipal real and personal property taxes through the entire term of the grant. The Partnership's casino operations are not covered by the tax exemption grant and are fully taxable.

                             WKA EL CON ASSOCIATES
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                               SEPTEMBER 30, 1998


11. COMMITMENTS


     El Con leases land under an operating lease agreement for thirty-two years with renewal options for two five-year periods. Following are the minimum annual rental payments on the operating lease subsequent to September 30, 1998:



1998............................................................................   $  210,000
1999............................................................................      210,000
2000............................................................................      210,000
2001............................................................................      210,000
2002............................................................................      240,000
Thereafter......................................................................    5,515,000
                                                                                   ----------
                                                                                   $6,595,000
                                                                                   ----------
                                                                                   ----------


     On May 4, 1998, El Con entered into a $2,993,000 contract for the construction of spa facilities at an existing building. Monthly progress payments are due by the fifteenth of each month, with a final payment upon substantial completion of the construction.

12. EMPLOYEES' SAVINGS PLAN

     Effective January 1, 1997, El Con adopted an employees' savings plan for all hourly employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. Members of the plan can contribute an unlimited percentage of their after tax compensation. El Con's contribution is $300 per employee per year and a discretionary additional contribution.

     Effective January 1, 1997, El Con adopted a salary savings plan for all salaried employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. The plan is subject to the provisions of the Employee Retirement Income Security Act of l974 (ERISA) and Section 1l65(e) of the Puerto Rico Income Tax Act of l994, as amended.

     Under the provisions of the plan, El Con makes a minimum base contribution of $300 per participant plus a discretionary contribution based on sick leave accrued in excess of 240 hours and matches the employee's contribution based on the percentage the gross operating profit, as defined, exceeds El Con's annual operating budget as follows:

                                                                                     MATCHING
                                                                                   CONTRIBUTION
G.O.P. EXCEEDS BUDGET BY                                                            PERCENTAGE
------------------------                                                           ------------
Less than 5%....................................................................         25%
5%..............................................................................         35%
10%.............................................................................         45%
15%.............................................................................         55%
20%.............................................................................         65%


13. IMPACT OF YEAR 2000


     El Con has developed a plan to modify its information technology to be ready for the year 2000 and has begun converting critical data processing systems. El Con expects the project to be substantially completed by 1999. El Con does not expect this project to have significant effect on its financial position.

                             WKA EL CON ASSOCIATES
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                               SEPTEMBER 30, 1998



14. HURRICANE GEORGES



     On September 21 and 22, 1998, Hurricane Georges caused certain damage to the Resort. The financial effects of the physical damage caused by the hurricane are estimated at $36,000,000, however, management of the Partnership believes that the nature of the damage and its insurance coverage is such that there will not be a significant impact on El Con's financial condition.



15. SUBSEQUENT EVENTS



     On November 3, 1998, the Partnership and CRE amended the Assignment and Modification Agreement to provide for a maturity date of January 29, 1999.

                         REPORT OF INDEPENDENT AUDITORS

The Partners
WKA EL CON ASSOCIATES

     We have audited the accompanying balance sheet of WKA El Con Associates (a joint venture partnership) as of December 31, 1997. This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of WKA El Con Associates as of December 31, 1997 in conformity with generally accepted accounting principles.


     The accompanying balance sheet has been prepared assuming that WKA El Con Associates will continue as a going-concern. As more fully described in Note 7, El Conquistador Partnership L.P., a 50% owned partnership, did not renew or replace prior to June 9, 1998 a letter of credit collateralizing $120,000,000 of indebtedness and the debt was required to be repaid on August 3, 1998. The debt was partially repaid with proceeds from a short-term loan due on January 29, 1999 and the proceeds of an advance from Posadas de Puerto Rico Associates, Incorporated, an affiliate of the Partnership. This condition raises substantial doubt about the Partnership's ability to continue as a going-concern. The balance sheet does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.


                                                 ERNST & YOUNG LLP


San Juan, Puerto Rico
June 11, 1998, except for
the second, third, fifth and sixth paragraphs of Note 7 as to which the dates are July 13, August 3, September 21, and November 3, 1998, respectively

           PURCHASERS OF THE BONDS ARE NOT ACQUIRING ANY INTEREST IN,
                    OR SECURITIES OF, WKA EL CON ASSOCIATES



                             WKA EL CON ASSOCIATES
                                 BALANCE SHEET
                               DECEMBER 31, 1997



                                              ASSETS
Cash..............................................................................................   $      3,600
Notes receivable from affiliated company..........................................................     19,096,300
Capitalized interest, less accumulated amortization of $115,000...................................      1,353,500
Deferred debt issuance costs and other assets, less accumulated amortization of $451,300..........        718,500
                                                                                                     ------------
               Total assets.......................................................................   $ 21,171,900
                                                                                                     ------------
                                                                                                     ------------

                               LIABILITIES AND DEFICIENCY IN ASSETS
Liabilities:
     Long-term note payable.......................................................................   $  5,526,200
     Due to affiliated company....................................................................         95,700
     Due to partners..............................................................................     10,832,600
     Losses in excess of equity investment in:
          El Conquistador Partnership L.P.........................................................     19,985,300
          Las Casitas Development Company.........................................................         57,400
                                                                                                     ------------
                                                                                                       20,042,700
                                                                                                     ------------
               Total liabilities..................................................................     36,497,200
Deficiency in assets:
     Contributed..................................................................................     20,286,200
     Deficit......................................................................................    (35,611,500)
                                                                                                     ------------
               Total deficiency in assets.........................................................    (15,325,300)
                                                                                                     ------------
               Total liabilities and deficiency in assets.........................................   $ 21,171,900
                                                                                                     ------------
                                                                                                     ------------


                            See accompanying notes.

                             WKA EL CON ASSOCIATES
                           NOTES TO THE BALANCE SHEET
                               DECEMBER 31, 1997

1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

ORGANIZATION

     WKA El Con Associates (the Partnership) is a joint venture organized under the General Partnership Law of the State of New York, pursuant to a Joint Venture Agreement (the Agreement) dated January 9, 1990, as amended, for the purpose of becoming a general and limited partner of El Conquistador Partnership L.P. (El Con), the owner of El Conquistador Resort & Country Club (the Resort). The Partnership is owned 46.54% by WHG El Con Corp., which is wholly-owned by WHG Resorts & Casinos Inc. (WHG), 37.23% by AMK Conquistador, S.E. and 16.23% by Hospitality Investor Group, S.E. The Partnership shall continue to exist until January 9, 2040, unless terminated earlier pursuant to the Agreement (see Note
7). Net profits or losses of the Partnership will be allocated to the partners in accordance with the terms of the Agreement.


     The Partnership is a 50% limited partner in Las Casitas Development Company I, S en C (S.E.) (Las Casitas), a joint venture that constructed and sold condominiums on property adjacent to the Resort.


CHANGE IN FISCAL YEAR

     The Partnership changed its fiscal year from June 30 to December 31 beginning with the period ended December 31, 1997.

BASIS OF PRESENTATION

     The balance sheet has been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

INVESTMENTS IN AFFILIATED COMPANIES


     The investments in affiliated companies are accounted for under the equity method. The general partners will provide any additional financing requirements. Capitalized interest is being amortized by the straight-line method over the estimated useful life of the Resort property.


DEFERRED DEBT ISSUANCE COSTS AND OTHER ASSETS

     Deferred debt issuance costs include legal and bank fees incurred in connection with the issuance of the debt, and are being amortized over the maturity of the related debt. Certain other capital and pre-opening costs related to the Resort were incurred by the Partnership and are being amortized over 5 to 50 years.

2. NOTES RECEIVABLE FROM AFFILIATED COMPANY

     At December 31, 1997 notes receivable from El Con consisted of the following:

Note receivable due on demand..................................................   $   136,000
Note receivable due through May, 2002 (see Note 5).............................     4,000,000
Subordinated notes receivable due in 2003 to 2005 (see Note 4).................     8,229,700
Accrued interest receivable....................................................     4,430,600
Deficiency loan participation..................................................     2,300,000
                                                                                  -----------
                                                                                  $19,096,300
                                                                                  -----------
                                                                                  -----------

                             WKA EL CON ASSOCIATES
                   NOTES TO THE BALANCE SHEET -- (CONTINUED)
                               DECEMBER 31, 1997

     Repayment of the notes, including accrued interest, is subordinated to other long-term debt of El Con.

     During the six month period ended December 31, 1997, the Partnership acquired from Williams Hospitality Group Inc. (Williams Hospitality) an additional $300,000 of participation in a deficiency loan to El Con. The loan and interest at 9.16% are payable from specified future cash flow of El Con.

3. INVESTMENT IN AFFILIATED COMPANIES

     In 1991, the Partnership borrowed $9,000,000 from Williams Hospitality, a hotel/casino management company that is an affiliated company and the manager of the Resort, and invested the proceeds in the partnership capital of El Con, a joint venture organized to acquire and develop the Resort property. The Partnership owns a 50% interest, as both a general and limited partner, of El Con (see Note 4).

     Summarized financial information for El Con as of December 31, 1997 is as follows:

Total assets..................................................................   $200,422,000
Total liabilities.............................................................    228,393,000
Deficiency in partners' capital...............................................     27,971,000

     The Partnership's investment in Las Casitas amounts to $5,000.

4. DUE TO AFFILIATED COMPANY AND PARTNERS

     At various times, the partners loaned the Partnership $8,229,700 under the terms of various loan agreements. The notes with respect to such loans are payable in 2003 to 2005 and bear interest at the prime rate commencing on various dates. The Partnership has advanced the same amount under a subordinated note to El Con under the same terms as the borrowing from the partners. The interest rate as of December 31, 1997 was 8.50% (see Note 2).

     The Partnership guarantees a revolving credit facility with a bank in the aggregate amount of up to $6,000,000 of El Con.

5. LONG-TERM NOTE PAYABLE

     The long-term note payable to a bank includes accrued interest of $1,526,200 at December 31, 1997. The note is payable in quarterly installments of $250,000 commencing in May 2000. Any unpaid principal and interest is payable in May 2002. The note bears interest at a variable rate, computed quarterly, equal to LIBOR, plus 1.75%. The interest rate at December 31, 1997 was 7.5%. Under the terms of the Credit Facility Agreement dated May 5, 1992, among the Partnership, Kumagai Caribbean, Inc. and the Government Development Bank for Puerto Rico interest payments are deferred during the first five years. The $4,000,000 borrowing was loaned to El Con under similar terms (see Note 2).

     The note is collateralized by second mortgages on parcels of land owned by Williams Hospitality and Posadas de Puerto Rico Associates, Incorporated, affiliated companies through common ownership, with a cost of approximately $3,761,000, and a guarantee of $1,000,000 by WHG, the ultimate owner of WHG El Con Corp.

6. INCOME TAXES

     The Partnership is not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each partner reports their distributive

                             WKA EL CON ASSOCIATES
                   NOTES TO THE BALANCE SHEET -- (CONTINUED)
                               DECEMBER 31, 1997

share of the Partnership's profits or losses in their respective income tax returns. Profits or losses the Partnership for Federal income tax purposes is reported by the partners.

7. SUBSEQUENT EVENTS

BUSINESS ACQUISITION

     On January 16, 1998, Patriot American Hospitality Operating Company Acquisition Subsidiary, a wholly-owned subsidiary of Wyndham International, Inc. (Wyndham), merged with and into WHG. As part of the transaction, WHG stockholders received for each issued and outstanding share of common stock .784 shares of Wyndham and Patriot American Hospitality, Inc. (Patriot), a self-administered REIT, which trade as 'Paired Shares' on the New York Stock Exchange.

     On March 31 and July 13, 1998, Patriot acquired a 37.23% and 16.23%, respectively, additional interest in the Partnership for approximately $16,072,000 and $3,890,000, respectively. Patriot subsequently transferred such interest to Conquistador Holding, Inc., all of the voting stock and 1% of the equity interest of which is owned by Wyndham and 99% of the equity interest of which is owned by Patriot. As a result of the acquisition transactions, Patriot beneficially owns 53.46% of the Partnership and Wyndham beneficially owns 46.54% of the Partnership. Also, the long-term note payable and due to the partners of the Partnership was paid in full. In connection with the repayment of the long-term debt, the Partnership recorded an extraordinary loss of approximately $99,000 related to the write-off of the unamortized deferred debt issuance costs. The purchase transactions were accounted for under the purchase method and the cumulative purchase price paid by Wyndham and Patriot was the basis used to record net assets in the records of WHG and its subsidiaries.

EL CON REFINANCING


     The debt of El Con is collateralized by a letter of credit which expires on September 9, 1998. The loan agreement requires the letter of credit to be renewed or replaced prior to June 9, 1998, or the debt amounting to $120,000,000 will become due on August 3, 1998. On August 3, 1998, the letter of credit was honored and the $120,000,000 was paid in full. In accordance with the Letter of Credit and Reimbursement Agreement, El Con was obligated to immediately reimburse the letter of credit issuer the full amount drawn under the letter of credit. On August 3, 1998, El Con made a partial payment of $30,000,000 and entered into an Assignment and Modification Agreement of the Letter of Credit Agreement with Citicorp Real Estate, Inc. (CRE). CRE reimbursed the letter of credit issuer with respect to the $90,000,000 balance due under the Letter of Credit and Reimbursement Agreement. As part of the Assignment and Modification Agreement, the remaining $90,000,000 advanced by CRE matures on November 3, 1998, with an additional extension option up to March 15, 1999, if certain conditions are met. Interest on the $90,000,000 is payable at a rate equal to 7.91% per annum up to September 1, 1998 and at a rate equal to LIBOR plus 225 basis points up to maturity (7.75% as of November 30, 1998). The $30,000,000 used for the partial payment of the letter of credit was obtained from a cash advance received from Posadas de Puerto Rico Associates, Incorporated, an affiliate company through common ownership.


     El Con is engaged in the process of refinancing the balance due to CRE through a new bond issue by the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority. Based on operating history of the Resort, the Partnership's management believes such refinancing will be achieved, but there can be no assurance thereof. If such refinancing is not obtained, it raises substantial doubt about the Partnership's ability to continue as a going-concern.

                             WKA EL CON ASSOCIATES
                   NOTES TO THE BALANCE SHEET -- (CONTINUED)
                               DECEMBER 31, 1997


     On November 3, 1998, the Partnership and CRE amended the Assignment and Modification Agreement to provide for a maturity date of January 29, 1999.


HURRICANE GEORGES


     On September 21 and 22, 1998, Hurricane Georges caused certain damage to the Resort. The financial effects of the physical damage caused by the hurricane are estimated at $36,000,000, however, management of the Partnership believes that the nature of the damage and its insurance coverage is such that there will not be a significant impact on El Con's and the Partnership's financial condition.


8. IMPACT OF YEAR 2000 -- UNAUDITED

     The Partnership has developed a plan to modify its information technology to be ready for the year 2000 and has begun converting critical data processing systems. The Partnership expects the project to be substantially completed by 1999. The Partnership does not expect this project to have significant effect on its financial position.

           PURCHASERS OF THE BONDS ARE NOT ACQUIRING ANY INTEREST IN,
                  OR SECURITIES OF, CONQUISTADOR HOLDING, INC.


                           CONQUISTADOR HOLDING, INC.
                            UNAUDITED BALANCE SHEET
                               SEPTEMBER 30, 1998



                                              ASSETS
Cash...............................................................................................   $       101
Investments in unconsolidated subsidiaries.........................................................    33,192,649
                                                                                                      -----------
               Total assets........................................................................   $33,192,750
                                                                                                      -----------
                                                                                                      -----------

                               LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
     Current income tax liability..................................................................   $   --
     Deferred tax liabilities......................................................................       --
                                                                                                      -----------
               Total liabilities...................................................................       --
Shareholders' equity
     Class A voting common stock, $0.01 par value; 50,000 shares authorized;
       100 shares issued and outstanding...........................................................             1
     Class B non-voting common stock, $0.01 par value; 50,000 shares authorized; 9,900 shares
      issued and outstanding.......................................................................            99
     Additional paid-in capital....................................................................    38,064,946
     Retained earnings.............................................................................    (3,534,397)
                                                                                                      -----------
                                                                                                       34,530,649
     Less: subscription note receivable............................................................    (1,337,899)
                                                                                                      -----------
               Total shareholders' equity..........................................................    33,192,750
                                                                                                      -----------
               Total liabilities and shareholders' equity..........................................   $33,192,750
                                                                                                      -----------
                                                                                                      -----------


                            See accompanying notes.

                           CONQUISTADOR HOLDING, INC.
                        NOTES TO UNAUDITED BALANCE SHEET
                               SEPTEMBER 30, 1998



1. ORGANIZATION



     Conquistador Holding, Inc. (the 'Company') is owned by Patriot American Hospitality, Inc. ('PAH') and a subsidiary of Wyndham International, Inc. ('Wyndham'). The Company was incorporated for the purpose of acquiring partnership interests in El Conquistador Partnership L.P. ('El Con') and WKA El Con Associates ('WKA'). WKA owns the remaining partnership interests in El Con while El Con owns the El Conquistador Resort & Country Club located in Fajardo, Puerto Rico.


2. SIGNIFICANT ACCOUNTING POLICIES


BASIS OF PRESENTATION


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS


     Effective March 1, 1998, the Company acquired a 50% interest in El Con and a 37.23% interest in WKA from PAH. The remaining partnership interests of El Con and WKA are owned by a subsidiary of Wyndham. By agreement between Wyndham and PAH, WKA's interest is the controlling 50% interest in El Con. Accordingly, the Company accounts for its investments in El Con and WKA under the equity method.


     On July 13, 1998, the Company acquired an additional 16.23% interest in WKA for approximately $3,890,000.


INCOME TAXES


     The Company records its provision for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ('SFAS 109'). Under the liability method of SFAS 109, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect in the years the differences are expected to reverse.


     Deferred tax liabilities are primarily a result of tax over book depreciation.


3. INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS


     Investments in unconsolidated partnerships as of September 30, 1998 are as follows:


Investment in El Con..........................................................   $ 20,608,671
Investment in WKA.............................................................     12,583,978
                                                                                 ------------
                                                                                 $ 33,192,649


     Summarized unaudited financial information for El Con as of September 30, 1998 is as follows:


Total assets..................................................................   $256,560,405
Total liabilities.............................................................    199,457,003
Partners' capital.............................................................     57,103,402


     Summarized unaudited financial information for WKA as of September 30, 1998 is as follows:


Total assets..................................................................   $255,901,100
Total liabilities.............................................................    221,197,300
Partners' capital.............................................................     34,703,800

                           CONQUISTADOR HOLDING, INC.
                NOTES TO UNAUDITED BALANCE SHEET -- (CONTINUED)
                               SEPTEMBER 30, 1998



     The debt of El Con was collateralized by a letter of credit which expired on September 9, 1998. On August 3, 1998, the letter of credit was honored and drawn on. In accordance with the Letter of Credit and Reimbursement Agreement, El Con is obligated to immediately reimburse the letter of credit issuer the full $120,000,000 drawn under the letter of credit. On August 3, 1998, El Con made a partial payment of $30,000,000 and entered into an Assignment and Modification Agreement of the Letter of Credit Agreement. As part of the such agreement, the maturity of the remaining $90,000,000 was extended to November 3, 1998, with an additional extension option up to March 15, 1999 available if certain conditions are met. Interest on the $90,000,000 is payable at a rate equal to 7.91% per annum up to September 1, 1998 and at a rate equal to LIBOR plus 225 basis points thereafter (7.75% as of November 30, 1998). The $30,000,000 used for the partial payment of the letter of credit was obtained in a cash advanced from Posadas de Puerto Rico Associates, Incorporated, a company affiliated through common ownership. El Con is engaged in the process of refinancing the remaining $90,000,000 through a new bond issue. The Company believes such refinancing will be achieved, but there can be no assurance thereof. This raises substantial doubt about the Company's ability to continue as a going-concern.



4. SUBSCRIPTION NOTE RECEIVABLE



     Upon incorporation, Wyndham International, Inc., through one of its subsidiaries, contributed cash of $101 and a note payable to the Company in the amount of $1,337,899 in exchange for 100 shares of the Company's Class A common stock.



5. IMPACT OF YEAR 2000



     The Company's accounting records are processed by Wyndham who is assessing the modifications or replacements of its software that may be necessary for its computer systems to function properly with respect to the dates in the year 2000 and thereafter. Wyndham is presently negotiating with a vendor that is expected to perform this remediation of Wyndham's systems. The scope and cost of this work is not yet known at this time. Wyndham believes that the remediation will be implemented by June 30, 1999.



6. HURRICANE GEORGES



     On September 21 and 22, 1998, Hurricane Georges caused certain damage to the hotel owned by El Con. The financial effects of the physical damage caused by the hurricane are estimated at $36,000,000, however, the Company believes that the nature of the damage and insurance coverage is such that there will not be a significant impact on the Company's financial condition.



7. SUBSEQUENT EVENTS



     On November 3, 1998, El Con and Citicorp Real Estate, Inc. amended the Assignment and Modification Agreement to provide for a maturity date of January 29, 1999.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
CONQUISTADOR HOLDING, INC.

     We have audited the accompanying balance sheet of Conquistador Holding, Inc., a Delaware corporation, as of June 30, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Conquistador Holding, Inc. as of June 30, 1998, in conformity with generally accepted accounting principles.


     The accompanying balance sheet has been prepared assuming that Conquistador Holding, Inc. will continue as a going-concern. As more fully described in Note 5, El Conquistador Partnership L.P., did not renew or replace prior to June 9, 1998 a letter of credit collateralizing $120,000,000 of indebtedness and such debt was repaid on August 3, 1998 with proceeds from the letter of credit. The letter of credit issuer was partially repaid with the proceeds of an advance from Posadas de Puerto Rico Associates, Incorporated, an affiliate of El Conquistador Partnership L.P. with the remaining amount due on January 29, 1999. This condition raises substantial doubt about the Company's ability to continue as a going-concern. The balance sheet does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.


                                                 /S/ ERNST & YOUNG LLP


Dallas, Texas
October 16, 1998, except for the fourth
paragraph of Note 5 as to which
the date is November 3, 1998

           PURCHASERS OF THE BONDS ARE NOT ACQUIRING ANY INTEREST IN,
                  OR SECURITIES OF, CONQUISTADOR HOLDING, INC.




                           CONQUISTADOR HOLDING, INC.
                                 BALANCE SHEET
                                 JUNE 30, 1998


                                              ASSETS
Cash...............................................................................................   $       101
Investments in unconsolidated subsidiaries.........................................................    35,219,299
                                                                                                      -----------
               Total assets........................................................................   $35,219,400
                                                                                                      -----------
                                                                                                      -----------

                               LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
     Current income tax liability..................................................................   $   703,207
     Deferred tax liabilities......................................................................       130,582
                                                                                                      -----------
               Total liabilities...................................................................       833,789
Shareholders' equity
     Class A voting common stock, $0.01 par value; 50,000 shares authorized;
       100 shares issued and outstanding...........................................................             1
     Class B non-voting common stock, $0.01 par value; 50,000 shares authorized; 9,900 shares
      issued and outstanding.......................................................................            99
     Additional paid-in capital....................................................................    34,174,946
     Retained earnings.............................................................................     1,548,464
                                                                                                      -----------
                                                                                                       35,723,510
     Less: subscription note receivable............................................................    (1,337,899)
                                                                                                      -----------
               Total shareholders' equity..........................................................    34,385,611
                                                                                                      -----------
               Total liabilities and shareholders' equity..........................................   $35,219,400
                                                                                                      -----------
                                                                                                      -----------

                            See accompanying notes.

                           CONQUISTADOR HOLDING, INC.
                             NOTES TO BALANCE SHEET
                                 JUNE 30, 1998


1. ORGANIZATION


     Conquistador Holding, Inc. (the 'Company') is owned by Patriot American Hospitality, Inc. ('PAH') and a subsidiary of Wyndham International, Inc. ('Wyndham'). The Company was incorporated for the purpose of acquiring partnership interests in El Conquistador Partnership L.P. ('El Con') and WKA El Con Associates ('WKA'). WKA owns the remaining partnership interests in El Con while El Con owns the El Conquistador Resort & Country Club located in Fajardo, Puerto Rico.


2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS


     Effective March 1, 1998, the Company acquired a 50% interest in El Con and a 37.23% interest in WKA from PAH. The remaining partnership interests of El Con and WKA are owned by a subsidiary of Wyndham. By agreement between Wyndham and PAH, WKA's interest is the controlling 50% interest in El Con. Accordingly, the Company accounts for its investments in El Con and WKA under the equity method.


INCOME TAXES

     The Company records its provision for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ('SFAS 109'). Under the liability method of SFAS 109, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect in the years the differences are expected to reverse.

     Deferred tax liabilities are primarily a result of tax over book depreciation.

3. INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS


     Investments in unconsolidated partnerships as of June 30, 1998 are as follows:



Investment in El Con...........................................................   $24,464,171
Investment in WKA..............................................................    10,755,128
                                                                                  -----------
                                                                                  $35,219,299
                                                                                  -----------
                                                                                  -----------



     Summarized unaudited financial information for El Con as of June 30, 1998 is as follows:


Total assets..................................................................   $246,075,784
Total liabilities.............................................................    194,483,623
Partners' capital.............................................................     51,592,161


     Summarized unaudited financial information for WKA as of June 30, 1998 is as follows:



Total assets..................................................................   $247,449,400
Total liabilities.............................................................    207,433,600
Partners' capital.............................................................     40,015,800

                           CONQUISTADOR HOLDING, INC.
                     NOTES TO BALANCE SHEET -- (CONTINUED)
                                 JUNE 30, 1998


4. SUBSCRIPTION NOTE RECEIVABLE

     Upon incorporation, Wyndham International, Inc., through one of its subsidiaries, contributed cash of $101 and a note payable to the Company in the amount of $1,337,899 in exchange for 100 shares of the Company's Class A common stock.

5. SUBSEQUENT EVENTS

     On July 13, 1998, the Company acquired an additional 16.23% interest in WKA for approximately $3,890,000.


     The debt of El Con was collateralized by a letter of credit which expired on September 9, 1998. On August 3, 1998, the letter of credit was honored and drawn on. In accordance with the Letter of Credit and Reimbursement Agreement, El Con is obligated to immediately reimburse the letter of credit issuer the full $120,000,000 drawn under the letter of credit. On August 3, 1998, El Con made a partial payment of $30,000,000 and entered into an Assignment and Modification Agreement of the Letter of Credit Agreement. As part of the such agreement, the maturity of the remaining $90,000,000 was extended to November 3, 1998, with an additional extension option up to March 15, 1999 available if certain conditions are met. Interest on the $90,000,000 is payable at a rate equal to 7.91% per annum up to September 1, 1998 and at a rate equal to LIBOR plus 225 basis points thereafter. The $30,000,000 used for the partial payment of the letter of credit was obtained in a cash advanced from Posadas de Puerto Rico Associates, Incorporated, a company affiliated through common ownership.
El Con is engaged in the process of refinancing the remaining $90,000,000 through a new bond issue. The Company believes such refinancing will be achieved, but there can be no assurance thereof. This raises substantial doubt about the Company's ability to continue as a going-concern.



     On September 21 and 22, 1998, Hurricane Georges caused certain damage to the hotel owned by El Con. The financial effects of the physical damage caused by the hurricane are estimated at $36,000,000, however, the Company believes that the nature of the damage and insurance coverage is such that there will not be a significant impact on the Company's financial condition.



     On November 3, 1998, El Con and Citicorp Real Estate, Inc. amended the Assignment and Modification Agreement to provide for a maturity date of January 29, 1999.


6. IMPACT OF YEAR 2000 -- UNAUDITED

     The Company's accounting records are processed by Wyndham who is assessing the modifications or replacements of its software that may be necessary for its computer systems to function properly with respect to the dates in the year 2000 and thereafter. Wyndham is presently negotiating with a vendor that is expected to perform this remediation of Wyndham's systems. The scope and cost of this work is not yet known at this time. Wyndham believes that the remediation will be implemented by June 30, 1999.

           PURCHASERS OF THE BONDS ARE NOT ACQUIRING ANY INTEREST IN,
                       OR SECURITIES OF, WHG EL CON CORP.



                                WHG EL CON CORP.
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998



                                              ASSETS
Current assets:
     Cash.........................................................................................   $    899,100
     Restricted cash and investments held by bank.................................................      5,764,900
     Trade accounts receivable, less allowance for doubtful accounts of $248,000..................      3,212,900
     Inventories..................................................................................      1,218,800
     Prepaid expenses and others current assets...................................................      2,110,300
                                                                                                     ------------
          Total current assets....................................................................     13,206,000
Due from affiliated company.......................................................................      3,125,800
Land, building and equipment:
     Land.........................................................................................     20,255,500
     Building.....................................................................................    191,746,200
     Furniture, fixture and equipment.............................................................     21,141,000
     Construction in progress.....................................................................      2,491,400
                                                                                                     ------------
                                                                                                      235,634,100
     Less accumulated depreciation................................................................      3,341,700
                                                                                                     ------------
                                                                                                      232,292,400
Operating equipment, net..........................................................................      1,451,700
Deferred debt issuance costs and other assets, net of accumulated amortization of $634,070........        734,400
Capitalized interest, net of accumulated amortization of $54,800..................................      1,242,100
Goodwill, net of accumulated amortization of $140,100.............................................      6,974,500
                                                                                                     ------------
               Total assets.......................................................................   $259,026,900
                                                                                                     ------------
                                                                                                     ------------

                               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Trade accounts payable.......................................................................   $  5,068,100
     Advance deposits.............................................................................      5,346,800
     Accrued interest.............................................................................      1,026,300
     Other accrued liabilities....................................................................      6,890,100
     Due to affiliated companies..................................................................     32,909,800
     Note payable.................................................................................     90,000,000
     Current portion of chattel mortgages and capital lease obligations...........................        167,600
                                                                                                     ------------
          Total current liabilities...............................................................    141,408,700
Long-term debt....................................................................................     25,000,000
Deferred income tax liability.....................................................................      4,266,900
Due to affiliated companies.......................................................................     16,869,400
Minority interest.................................................................................     48,786,300
Shareholder's equity:
Common stock, non par value:
    Authorized shares - 3,000 issued and outstanding shares - 1,000...............................     11,494,000
Additional paid-in capital........................................................................     10,800,000
Retained earnings.................................................................................        401,600
                                                                                                     ------------
          Total shareholder's equity..............................................................     22,695,600
                                                                                                     ------------
               Total liabilities and shareholder's equity.........................................   $259,026,900
                                                                                                     ------------
                                                                                                     ------------

                                See accompanying notes.

                                WHG EL CON CORP.
                 NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998


1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

ORGANIZATION

     WHG El Con Corp. (the Company), organized under the laws of the State of Delaware, is a wholly owned subsidiary of Patriot American Hospitality Operating Company Acquisition Subsidiary, a wholly owned subsidiary of Wyndham International, Inc. (Wyndham). The Company owns 46.54% of WKA El Con Associates (the Partnership), a joint venture organized under the General Partnership Law of the State of New York, pursuant to a Joint Venture Agreement (the Agreement) dated January 9, 1990, as amended, for the purpose of becoming a general and limited partner of El Conquistador Partnership L.P. (El Con).


     El Con is a limited partnership organized under the laws of Delaware pursuant to a Joint Venture Agreement dated January 12, 1990, as amended (the Agreement). El Con is 50% owned by WKA El Con Associates and 50% owned by Conquistador Holding, Inc., a wholly-owned subsidiary of Patriot American Hospitality (Patriot). By agreement between Wyndham and Patriot, the Partnership's interest is the controlling 50% interest in El Con. El Con owns and operates a luxury resort hotel and casino in Fajardo, Puerto Rico (the Resort).


     The consolidated balance sheet includes the accounts of the Company, the Partnership and El Con. (see Note 13).

     The Partnership is a 50% limited partner in Las Casitas Development Company I, S en C (S.E.) (Las Casitas), a joint venture that constructed and sold condominiums on property adjacent to El Con.


BASIS OF PRESENTATION


     The consolidated balance sheet has been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.


     The consolidated balance sheet information at September 30, 1998 includes all adjustments (consisting of normal accounting adjustments) that management considers necessary for a fair presentation of the consolidated balance sheet at September 30, 1998.



     On July 13, 1998, Patriot acquired the remaining additional interest in the Partnership for approximately $3,890,000. The purchase transactions were accounted for under the purchase method and the cumulative purchase price paid by Wyndham and Patriot was the basis used to record net assets on the records of its subsidiaries.



     As part of the acquisition by Wyndham and Patriot, accounted for under the purchase method, the Partnership's investment in El Con was increased by approximately $22,408,000 and capitalized interest costs were decreased by approximately $774,000.


INVENTORIES

     Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.

LAND, BUILDING AND EQUIPMENT


     Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives. Building is depreciated over a 50 year period. Equipment is depreciated over a period ranging from five to seven years.

                                WHG EL CON CORP.
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                               SEPTEMBER 30, 1998


DEFERRED DEBT ISSUANCE COSTS AND OTHER ASSETS

     Debt issuance costs include legal and underwriting fees, other fees incurred in connection with the financing and other costs. These costs are being amortized on a straight-line basis over the term of the debt. Certain other capital and costs related to El Con were incurred by the Partnership and are being amortized over 50 years.


GOODWILL



     Goodwill represents the excess of the purchase price over the amount assigned to net assets acquired and is being amortized over 20 years by the straight-line method. At each balance sheet date the Company evaluates the realizability of goodwill based on expectations of non-discounted cash flows or whenever events or changes in circumstances indicate that it may not be recoverable.


2. RESTRICTED CASH AND INVESTMENTS HELD BY BANK


     Pursuant to the terms of the Assignment and Modification Agreement of the Letter of Credit Agreement (see Note 8), El Con had cash and investments on deposit amounting to approximately $5,765,000 for the payment of interest and property taxes.


3. TRADE ACCOUNTS RECEIVABLE


     At September 30, 1998, trade accounts receivable consisted of the following:



Trade accounts receivable -- hotel........................................................   $3,373,500
Less allowance for doubtful accounts......................................................      172,500
                                                                                             ----------
                                                                                              3,201,000
Trade accounts receivable -- casino.......................................................       87,400
Less allowance for doubtful accounts......................................................       75,500
                                                                                             ----------
                                                                                                 11,900
                                                                                             ----------
     Trade accounts receivable, net.......................................................   $3,212,900
                                                                                             ----------
                                                                                             ----------


4. TRANSACTIONS WITH RELATED PARTIES

     El Con has an Operating and Management Agreement (the Management Agreement) with Williams Hospitality Group Inc. (Williams Hospitality). The Management Agreement provides that Williams Hospitality will manage the Resort for a period of 20 years for a basic management fee of 3.5% of the Resort's gross revenues, as defined, and an incentive management fee of 10% of the Resort's operating profit, as defined. Incentive management fees accrued each year are not payable until significant cash flow levels are achieved. In addition, El Con is required to pay certain administrative expenses incurred by Williams Hospitality in connection with management of the Resort.

     A subsidiary of Williams Hospitality, a related entity through common ownership, financed certain transportation equipment from an external borrowing amounting to $441,000 repayable over five years. Monthly payments amount to $9,699. Also, in February 1997, a subsidiary of Williams Hospitality financed a ferryboat from an external borrowing amounting to $456,000, repayable over seven years. Monthly payments amount to $7,561.

5. DUE TO AFFILIATED COMPANIES AND PARTNERS

     Amounts due to affiliated companies consist of fees earned by Williams Hospitality, funds advanced to El Con and other payments made by Williams Hospitality, and for services rendered by Posadas de Puerto Rico Associates, Incorporated (Posadas de Puerto Rico) and Posadas de San

                                WHG EL CON CORP.
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                               SEPTEMBER 30, 1998



Juan Associates. At September 30, 1998 amounts due to affiliated companies consisted of the following:



Current:
     Due to Williams Hospitality:
          Basic management fees....................................................................   $   301,900
          Other....................................................................................       169,300
     Due to Posadas de Puerto Rico.................................................................    32,414,900
     Due to Posadas de San Juan Associates.........................................................        23,700
                                                                                                      -----------
                                                                                                      $32,909,800
                                                                                                      -----------
                                                                                                      -----------
Non current:
     Affiliate:
          Due to Williams Hospitality:
               Incentive management fees...........................................................   $ 8,794,200
               Interest at 10% on incentive management fees........................................     1,112,800
               Advances............................................................................     1,500,000
               Interest on advances................................................................       958,300
               Other...............................................................................        43,700
                                                                                                      -----------
                                                                                                       12,409,000
          Due to Patriot...........................................................................     4,460,400
                                                                                                      -----------
                                                                                                      $16,869,400
                                                                                                      -----------
                                                                                                      -----------



     At various times, the partners loaned the Partnership $8,229,700 under the terms of loan agreements. The notes are payable in 2003 to 2005 and bear interest at the prime rate commencing on various dates. The Partnership has advanced the same amount under a subordinated note to El Con under the same terms as the borrowing from the partners. Interest rate as of September 30, 1998 was 8.25%.


     The Partnership guaranteed a revolving credit facility from GDB to El Con in the aggregate amount of up to $6,000,000. The revolving credit facility was terminated in May 1998.

6. CHATTEL MORTGAGES AND CAPITAL LEASE OBLIGATIONS


     At September 30, 1998, chattel mortgages and capital lease obligations on equipment consisted of a chattel mortgage note payable bearing interest at 9%, payable in monthly installments of $215,784, including interest, through October 1998, collateralized with personal property with a balance of $167,600.


7. LONG-TERM NOTE PAYABLE


     The note is payable in quarterly installments of $250,000 commencing in May 2000. Any unpaid principal and interest is payable in May 2002. The note bears interest at a variable rate, computed quarterly, equal to LIBOR, plus 1.75%, interest rate at September 30, 1998 was 7.50%. Under the terms of the Credit Facility Agreement dated May 5, 1992, interest payments are deferred during the first five years.


     The note is collateralized by second mortgages on parcels of land owned by Williams Hospitality and Posadas de Puerto Rico, affiliated companies through common ownership, with a cost of approximately $3,761,000, and a guarantee of $1,000,000 by Wyndham, the ultimate owner of WHG El Con Corp.

                                WHG EL CON CORP.
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                               SEPTEMBER 30, 1998


8. LONG-TERM DEBT


     At September 30, 1998 long-term debt consisted of the following:



        Government Development Bank for Puerto Rico......................................   $25,000,000
                                                                                            -----------
                                                                                            $25,000,000
                                                                                            -----------
                                                                                            -----------


     On February 7, 1991 the Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority (the Authority) sold industrial revenue bonds (Bonds) for $120,000,000 and loaned the proceeds to El Con to be used for the payment of project costs pursuant to a Loan Agreement. The Loan Agreement provides that El Con will pay all interest and principal on the Bonds.

     The Authority issued 1991 Series A, Industrial Revenue Bonds for $90,000,000 and 1991 Series B, Industrial Revenue Bonds for $30,000,000.

     Commencing on May 1, 1996, the Bonds were subject to redemption at El Con's option at par plus accrued interest, if any. The Bonds are due on November 1, 1999 and interest is payable quarterly. The 1991 Series A Bonds and the 1991 Series B Bonds bear interest at a variable rate, computed quarterly, equal to 100% and 94%, respectively, of a LIBOR rate minus 1/8th of 1%. Effective November 1, 1996, the interest rate on the 1991 Series A Bonds increased to 100% of the LIBOR rate. On February 7, 1991, El Con entered into an Interest Rate Swap Agreement that expired on March 8, 1998 by which El Con agreed to pay, effective May 1, 1991, a fixed rate of 7.55% on the outstanding principal of $120,000,000 in exchange for the counterparty's obligation to pay the variable interest rate equal to 86% and 94% respectively, of the LIBOR rate minus 1/8th of 1%.


     The Loan Agreement provides that El Con will deposit with the trustee all interest which will become due not later than the 124th day preceding the date of payment. The Bonds are collaterilized by a letter of credit, that terminates on September 9, 1998, issued by The Bank of Tokyo-Mitsubishi Ltd (formerly The Mitsubishi Bank, Limited). The Loan Agreement required the letter of credit to be renewed or replaced prior to June 9, 1998 or the debt amounting to $120,000,000 would become due on August 3, 1998. On August 3, 1998, the letter of credit was honored and the $120,000,000 was paid in full. In accordance with the Letter of Credit and Reimbursement Agreement, El Con was obligated to immediately reimburse the letter of credit issuer the full amount drawn under the letter of credit. On August 3, 1998, El Con made a partial payment of $30,000,000 and entered into an Assignment and Modification Agreement of the Letter of Credit Agreement with Citicorp Real Estate, Inc. (CRE). CRE reimbursed the letter of credit issuer with respect to the $90,000,000 balance due under the Letter of Credit and Reimbursement Agreement. As part of the Assignment and Modification Agreement, the remaining $90,000,000 advanced by CRE matured on November 3, 1998, with an additional extension option up to March 15, 1999, if certain conditions were met. Interest on the $90,000,000 is payable at a rate equal to 7.91% per annum up to September 1, 1998 and at a rate equal to LIBOR plus 225 basis points up to maturity (7.75% as of November 30, 1998). The $30,000,000 used for the partial payment of the letter of credit was obtained from a cash advance received from Posadas de Puerto Rico, an affiliate company through common ownership.


     El Con is engaged in the process of refinancing the balance due to CRE through a new bond issue by the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority. Based on operating history of the Resort, the Partnership's management believes such refinancing will be achieved, but there can be no assurance thereof.


     El Con pays an annual letter of credit fee of approximately 1.25% of the Bond principal except under certain circumstances the rate may be reduced to 1.2%. In addition, in connection with the letter of credit El Con pays an annual agent's fee of approximately .25% of the Initial Stated Amount, as defined. These fees were terminated as of August 3, 1998 as part of the Assignment and Modification Agreement.

                                WHG EL CON CORP.
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                               SEPTEMBER 30, 1998



     Under the provisions of a term loan agreement with GDB, El Con borrowed $25,000,000 for the payment of project costs. The loan is due on February 7, 2006. The loan agreement provides for a variable interest rate equivalent to a LIBOR rate minus .5% plus 1.40% (6.06%) as provided in the loan agreement. Interest is payable quarterly in arrears.



     Commencing on April 1, 1993, El Con was required to deposit annually with an escrow agent 50% of the Available Cash Flow, as defined in the Loan Agreement with GDB, up to a maximum of $1,666,700 plus any prior year requirement in arrears. Through September 30, 1998 there had been no amounts deposited in escrow under this provision.



     The Bonds and the term loan with GDB are collateralized by a first and second mortgage lien on the Resort, a chattel mortgage on personal property, and an assignment of various contracts and the Management Agreement with Williams Hospitality. The collateral is subject to a subordination agreement in favor of CRE as successor to The Bank of Tokyo-Mitsubishi Ltd (formerly The Mitsubishi Bank, Limited) pursuant to the Assignment and Modification Agreement.


9. FAIR VALUE OF FINANCIAL INSTRUMENTS


     Financial Accounting Standards Board Statement No. 107 'Disclosures About Fair Value of Financial Instruments' requires the disclosure of the fair value of El Con's financial instruments at September 30, 1998. The carrying amount of investments, notes payable to bank, chattel mortgage notes and capitalized leases approximates fair value because of the short maturity of the instruments or recent issuance. The fair value of El Con's long-term debt has not been determined because similar terms and conditions may no longer be available.


10. INCOME TAXES

     The Company's operations are included with Wyndham's Federal income tax return. Statement of Financial Accounting Standards No. 109 'Accounting for Income Taxes', (SFAS No. 109) requires that a portion of income tax expense be allocated to the Company. The 'Separate Return Method' was utilized to calculate the Federal income tax provision allocated to the Company.

     The Partnership is not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each Partner reports their distributive share of the Partnership's profit and losses in their respective income tax returns.

     El Con was granted a tax exemption grant under the provisions of the Puerto Rico Tourism Incentives Act of 1993 (the Tourism Act). The Tourism Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this Act are: a 90% exemption from income taxes on hotel income, and a 90% exemption from municipal real and personal property taxes through the entire term of the grant. El Con's casino operations are not covered by the tax exemption grant and are fully taxable.

     Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income taxes in the income tax return of the Company.


     The deferred tax liability as of September 30, 1998 relates to the depreciation method used for book and tax purposes.

                                WHG EL CON CORP.
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                               SEPTEMBER 30, 1998


11. COMMITMENTS

     El Con leases land under an operating lease agreement for thirty-two years with renewal options for two five-year periods. Following are the minimum annual rental payments on the operating lease subsequent to September 30, 1998:



1998............................................................................   $  210,000
1999............................................................................      210,000
2000............................................................................      210,000
2001............................................................................      210,000
2002............................................................................      240,000
Thereafter......................................................................    5,515,000
                                                                                   ----------
                                                                                   $6,595,000
                                                                                   ----------
                                                                                   ----------


     On May 4, 1998, El Con entered into a $2,993,000 contract for the construction of spa facilities at an existing building. Monthly progress payments are due by the fifteenth of each month, with a final payment upon substantial completion of the construction.

12. EMPLOYEES' SAVINGS PLAN
     Effective January 1, 1997, El Con adopted an employees' savings plan for all hourly employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. Members of the plan can contribute an unlimited percentage of their after tax compensation. El Con's contribution is $300 per employee per year and a discretionary additional contribution.
     Effective January 1, 1997, El Con adopted a salary savings plan for all salaried employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. The plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and Section 1165(e) of the Puerto Rico Income Tax Act of 1994, as amended.
     Under the provisions of the plan, El Con makes a minimum base contribution of $300 per participant plus a discretionary contribution based on sick leave accrued in excess of 240 hours and matches the employee's contribution based on the percentage the gross operating profit, as defined, exceeds El Con's annual operating budget as follows:

                                                                                     MATCHING
                                                                                   CONTRIBUTION
G.O.P. EXCEEDS BUDGET BY                                                            PERCENTAGE
--------------------------------------------------------------------------------   ------------
Less than 5%....................................................................        25%
5%..............................................................................        35%
10%.............................................................................        45%
15%.............................................................................        55%
20%.............................................................................        65%


13. IMPACT OF YEAR 2000

     El Con has developed a plan to modify its information technology systems to be ready for the year 2000 and has begun converting critical data processing systems. El Con expects the project to be substantially completed by 1999. El Con does not expect this project to have a significant effect on its financial position.


14. HURRICANE GEORGES


     On September 21 and 22, 1998, Hurricane Georges caused certain damage to the Resort. The financial effects of the physical damage caused by the hurricane are estimated at $36,000,000, however, management of the Partnership believes that the nature of the damage and its insurance coverage is such that there will not be a significant impact on El Con's financial condition.



15. SUBSEQUENT EVENTS


     On November 3, 1998, El Con and Citicorp Real Estate, Inc. amended the Assignment and Modification Agreement to provide for a maturity date of January 29, 1999.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
WHG EL CON CORP.

     We have audited the accompanying balance sheet of WHG El Con Corp. as of December 31, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also 0includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of WHG El Con Corp. as of December 31, 1997 in conformity with generally accepted accounting principles.


     The accompanying balance sheet has been prepared assuming that WHG El Con Corp. will continue as a going-concern. As more fully described in Note 6, El Conquistador Partnership L.P., a 23.27% indirectly owned partnership, did not renew or replace prior to June 9, 1998 a letter of credit collaterizing $120,000,000 of indebtedness and the debt was required to be repaid on August 3, 1998. The debt was partially repaid with proceeds from a short-term loan due on January 29, 1999 and the proceeds of an advance from Posadas de Puerto Rico Associates, Incorporated, an affiliate of the Company. This condition raises substantial doubt about the Company's ability to continue as a going-concern. The balance sheet does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.


                                                 ERNST & YOUNG LLP


San Juan, Puerto Rico
October 2, 1998, except for the
fourth paragraph of Note 5 as to
which the date is November 3, 1998

           PURCHASERS OF THE BONDS ARE NOT ACQUIRING ANY INTEREST IN,
                       OR SECURITIES OF, WHG EL CON CORP.



                                WHG EL CON CORP.
                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                              ASSETS
Cash..............................................................................................   $  3,106,400
Interest receivable...............................................................................         15,200
Notes receivable from affiliated companies........................................................      5,228,300
                                                                                                     ------------
               Total assets.......................................................................   $  8,349,900
                                                                                                     ------------
                                                                                                     ------------

                               LIABILITIES AND DEFICIENCY IN ASSETS
Liabilities:
     Deferred income taxes........................................................................   $  1,978,000
     Losses in excess of equity investment in WKA El Con Associates...............................      7,090,200
                                                                                                     ------------
               Total liabilities..................................................................   $  9,068,200
                                                                                                     ------------
                                                                                                     ------------
Deficiency in Assets:
     Common stock, non par value:
          Authorized shares -- 3,000, issued and outstanding shares -- 1,000......................   $ 12,056,100
          Accumulated deficit.....................................................................    (12,774,400)
                                                                                                     ------------
               Total Deficiency in Assets.........................................................       (718,300)
                                                                                                     ------------
               Total liabilities and Deficiency in Assets.........................................   $  8,349,900
                                                                                                     ------------
                                                                                                     ------------

                            See accompanying notes.

                                WHG EL CON CORP.
                           NOTES TO THE BALANCE SHEET
                               DECEMBER 31, 1997

1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

ORGANIZATION

     WHG El Con Corp. (the Company), organized under the laws of Delaware, is a wholly-owned subsidiary of WHG Resorts & Casinos Inc. (WHG). The Company owns 46.54% of WKA El Con Associates (WKA), a joint venture organized under the General Partnership Law of the State of New York for the purpose of becoming a general and a limited partner of El Conquistador Partnership L.P. (El Con). El Con owns the El Conquistador Resort & Country Club (the Resort), a luxury resort hotel and casino in Fajardo, Puerto Rico.

CHANGE IN FISCAL YEAR

     The Company changed its fiscal year from June 30 to December 31 beginning with the period ended December 31, 1997.

BASIS OF PRESENTATION

     The balance sheet has been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

INVESTMENT IN WKA


     The investment in WKA is accounted for under the equity method. The general partners of WKA will provide any additional financing requirements. Capitalized interest is being amortized by the straight-line method over the estimated useful life of the Resort property.


2. NOTES RECEIVABLE FROM AFFILIATED COMPANIES

     Notes receivable from WKA and El Con at December 31, 1997 consisted of the following:

Note receivable due through May, 2002 from El Con...............................   $  186,160
Subordinated notes receivable due in 2003 to 2005 from WKA......................    3,830,094
Accrued interest receivable.....................................................    1,212,046
                                                                                   ----------
                                                                                   $5,228,300
                                                                                   ----------
                                                                                   ----------

     Repayment of the notes, including accrued interest, is subordinated to other long-term debt of El Con.

3. INVESTMENT IN WKA

     The Company owns a 46.54% general partnership interest in WKA. Summarized financial information for WKA as of December 31, 1997 is as follows:

Total assets...................................................................   $21,171,900
Total liabilities..............................................................    36,497,200
Deficiency in partners' capital................................................    15,325,300

4. INCOME TAXES

     The Company's operations are included with WHG's Federal income tax return. Statement of Financial Accounting Standards No. 109 'Accounting for Income Taxes', (SFAS No. 109) requires that a portion of income tax expense be allocated to the Company. The 'Separate Return Method' was utilized to calculate the Federal income tax provision allocated to the Company.

     Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income taxes in the income tax return.

     The defered tax liability as of December 31, 1997 relates to the depreciation method used for book and tax purposes.

                                WHG EL CON CORP.
                   NOTES TO THE BALANCE SHEET -- (CONTINUED)
                               DECEMBER 31, 1997

5. SUBSEQUENT EVENTS

BUSINESS ACQUISITION

     On January 16, 1998, Patriot American Hospitality Operating Company Acquisition Subsidiary, a wholly-owned subsidiary of Wyndham International, Inc. (Wyndham), merged with and into WHG. As part of the transaction, WHG stockholders received for each issued and outstanding share of common stock .784 shares of Wyndham and Patriot American Hospitality, Inc. (Patriot), a self-administered REIT, which trade as 'Paired Shares' on the New York Stock Exchange. The purchase transactions were accounted for under the purchase method and the cumulative purchase price paid by Wyndham and Patriot was the basis used to record net assets in the records of WHG and its subsidiaries.

EL CON REFINANCING


     The debt of El Con is collateralized by a letter of credit which expires on September 9, 1998. The loan agreement requires the letter of credit to be renewed or replaced prior to June 9, 1998, or the debt amounting to $120,000,000 will become due on August 3, 1998. On August 3, 1998, the letter of credit was honored and the $120,000,000 was paid in full. In accordance with the Letter of Credit and Reimbursement Agreement, El Con was obligated to immediately reimburse the letter of credit issuer the full amount drawn under the letter of credit. On August 3, 1998, El Con made a partial payment of $30,000,000 and entered into an Assignment and Modification Agreement of the Letter of Credit Agreement with Citicorp Real Estate, Inc. (CRE). CRE reimbursed the letter of credit issuer with respect to the $90,000,000 balance due under the Letter of Credit and Reimbursement Agreement. As part of the Assignment and Modification Agreement, the remaining $90,000,000 advanced by CRE matures on November 3, 1998, with an additional extension option up to March 15, 1999, if certain conditions are met. Interest on the $90,000,000 is payable at a rate equal to 7.91% per annum up to September 1, 1998 and at a rate equal to LIBOR plus 225 basis points up to maturity (7.75% as of November 30, 1998). The $30,000,000 used for the partial payment of the letter of credit was obtained from a cash advance received from Posadas de Puerto Rico Associates, Incorporated, an affiliate company through common ownership.


     El Con is engaged in the process of refinancing the balance due to CRE through a new bond issue by the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority. Based on operating history of El Con Resort, the Company's management believes such refinancing will be achieved, but there can be no assurance thereof. If such refinancing is not obtained, it raises substantial doubt about the El Con, WKA and the Company's ability to continue as a going-concern.


     On November 3, 1998, the Partnership and CRE amended the Assignment and Modification Agreement to provide for a maturity date of January 29, 1999.


HURRICANE GEORGES


     On September 21 and 22, 1998, Hurricane Georges caused certain damage to the Resort. The financial effects of the physical damage caused by the hurricane are estimated at $36,000,000, however, management of the Company believes that the nature of the damage and its insurance coverage is such that there will not be a significant impact on El Con's or the Company's financial condition.


6. IMPACT OF YEAR 2000 -- UNAUDITED

     The Company has developed a plan to modify its information technology to be ready for the year 2000 and has begun converting critical data processing systems. The Company expects the project to be substantially completed by 1999. The Company does not expect this project to have significant effect on its financial position.

                                                                      APPENDIX A


       FORM OF OPINION OF FIDDLER GONZALEZ & RODRIGUEZ, LLP, BOND COUNSEL



                                                         [               ,] 1999


Puerto Rico Industrial, Tourist, Educational,
Medical and Environmental Control Facilities
Financing Authority
San Juan, Puerto Rico

Gentlemen:

     We have examined Act No. 121 of the Legislature of Puerto Rico, approved June 27, 1977, as amended (the 'Act'), creating Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority (the 'Authority'), a body corporate and politic constituting a public corporation and governmental instrumentality of Puerto Rico ('Puerto Rico').

     We have also examined certified copies of the proceedings of the Board of Directors of the Authority in authorizing the execution and delivery of the Trust Agreement and the Loan Agreement hereinafter referred to, and certified copies of the proceedings and other proofs submitted relative to the authorization, issuance, and sale of the following bonds (the 'Bonds'):


                                  $104,000,000
             PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL
                           AND ENVIRONMENTAL CONTROL
                         FACILITIES FINANCING AUTHORITY
                      TOURISM REVENUE BONDS, 1999 SERIES A
                        (EL CONQUISTADOR RESORT PROJECT)


     Said Bonds are issued under and pursuant to a Deed of Trust Agreement (the 'Trust Agreement'), dated the date hereof, by and between the Authority and Banco Santander Puerto Rico, Trustee (the 'Trustee').

     The proceeds of the sale of the Bonds are to be used for the purpose of repaying the principal of and interest on an interim loan provided by Citicorp Real Estate, Inc. to El Conquistador Partnership L.P. (the 'Borrower'), funding certain reserves and paying certain costs and expenses of issuing the Bonds. The proceeds of said interim financing were used to pay Borrower's obligations under a certain reimbursement agreement resulting from the redemption of bonds issued by the Authority for the financing, in part, of the purchase, renovation, development, construction, equipping and operation of a hotel in Fajardo, Puerto Rico, known as El Conquistador Resort & Country Club.


     The Authority has entered into a Loan Agreement, dated the date hereof (the 'Loan Agreement'), with the Borrower providing for the loan of the proceeds of the sale of the Bonds to the Borrower and for repayment by the Borrower of the loan in amounts sufficient to pay the principal of and interest on the Bonds as the same will become due and payable. The Loan Agreement provides that the loan repayments will be paid directly to the Trustee and will be deposited to the credit of a special fund created by the Trust Agreement and designated 'Tourism Revenue Bonds 1999 Series A (El Conquistador Resort Project) Bonds Fund' (the 'Bond Fund'), which special fund is charged with the payment of the principal of and interest on the Bonds. In addition, the Loan Agreement, except for certain rights of the Authority, and the repayments thereunder, has been assigned to the Trustee.


     The Bonds are subject to redemption as provided in the Trust Agreement.

     As to any questions of fact material to our opinion, we have relied upon representations of the Authority and the Borrower contained in the Trust Agreement and the Loan Agreement, the certified proceedings and other certifications by officials of the Authority and the Borrower, without undertaking to verify the same by independent investigation.

     We have also examined one of the Bonds as executed and authenticated.

     All capitalized terms used in this opinion letter and not otherwise defined herein will have the meanings ascribed to them in the Trust Agreement.

     From such examination, we are of the opinion that:

          1. The Act is valid.

          2. The proceedings of the Board of Directors of the Authority required in connection with the authorization, issuance and sale of the Bonds and the authorization, execution, and delivery of the Loan Agreement and the Related Documents to which the Authority is a party and the Trust Agreement have been validly and legally taken.

          3. The Trust Agreement and the Related Documents to which the Authority is a party have been duly authorized, executed and delivered by the Authority and assuming due authorization, execution and delivery by the other parties thereto, constitute the legal, valid, binding and enforceable obligations of the Authority in accordance with their terms, except to the extent such enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally, and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          4. The Bonds have been duly authorized by the Authority and constitute legal, valid, and binding obligations of the Authority, payable solely from the Bond Fund and entitled to the benefit of the Trust Agreement.

          5. All right, title and interest of the Authority in and to the Related Documents (except certain rights of the Authority including its rights to payment of expenses indemnity) have been validly assigned to the Trustee.

          6. The Bonds do not constitute an indebtedness of either Puerto Rico or any of its principal subdivisions, other than the Authority, and neither Puerto Rico nor any of such political subdivisions, other than the Authority, will be liable thereon.

          7. The Bonds and the transfer of the Bonds, including gain derived upon the sale of the Bonds, are exempt from Puerto Rico income tax pursuant to Article 8(b) of the Act.

          8. Interest on the Bonds is (i) excluded from the gross income of the recipient thereof for Puerto Rico income tax purposes pursuant to Section 1022(b)(4)(B) of the Puerto Rico Internal Revenue Code of 1994, as amended (the 'PR-Code'); (ii) exempt from Puerto Rico income tax and alternative minimum tax pursuant to Section 1022(b)(4)(B) of the PR-Code, Article 8(b) of the Act and Section 3 of the Puerto Rico Federal Relations Act ('PRFRA') and; (iii) exempt from Puerto Rico municipal license tax pursuant to
     Section 9(25) of the Puerto Rico Municipal License Tax Act of 1974, as amended, and Section 3 of the PRFRA.

          9. The Bonds are exempt from Puerto Rico personal property tax pursuant to Section 3.11 of the Puerto Rico Municipal Property Tax Act of 1991, as amended, and Section 3 of the PRFRA.

          10. The Bonds are exempt from Puerto Rico (i) gift tax with respect to donors who are residents of Puerto Rico at the time the gift is made and
     (ii) estate tax with respect to estates of decedents who are residents of Puerto Rico at the time of death, excluding, in each case, United States citizens who acquired their United States citizenship other than by reason of birth or residence in Puerto Rico.

          11. Assuming that the Partnership complies with the source of income representations, warranties and covenants contained in the Loan Agreement, then:

             a. Interest received or accrued on the Bonds is excludable from gross income pursuant to Section 933(1) of the Code if the holder of the Bonds is an individual who is a bona fide resident of Puerto Rico during the entire taxable year in which the interest is received or accrued.

             b. Interest received or accrued on the Bonds is not subject to United States federal income tax if the holder of the Bonds is a corporation organized under the laws of Puerto Rico or any foreign country and such interest is not effectively connected with the conduct of a trade or business in the United States by such corporation.

          12. Interest on the Bonds is not excluded from the gross income of the recipient thereof for United States federal income tax purposes under
     Section 103(a) of the Code.


          United States taxpayers, other than individuals who are bona fide residents of Puerto Rico during the entire taxable year, will be subject to United States federal income tax on gain realized upon the sale or exchange of the Bonds. Pursuant to Notice 89-40, 1989-1 CB 681, gain on the sale of the Bonds (not including original issue discount accruing under the Code as of the date of such sale or exchange) by an individual who is bona fide resident of Puerto Rico for purposes of Section 865(g)(1) of the Code will constitute income from sources within Puerto Rico and will qualify for the exclusion provided in Section 933(1) of the Code, provided that the Bonds do not constitute inventory property in such individual's hands.


          Ownership of the Bonds may result in having a portion of the interest expense allocable to interest on the Bonds disallowed for purposes of computing the regular tax and the alternative minimum tax for Puerto Rico income tax purposes.

     This opinion is limited to the above, and we express no other opinion regarding Puerto Rico or United States tax consequences arising from ownership or disposition of the Bonds.

     This letter is furnished by us solely for the benefit of the Authority and the holders from time to time of the Bonds and may not be relied upon by any other person.

                                          Respectfully submitted,

_____________________________                      _____________________________


     NONE OF EL CONQUISTADOR, AFICA OR THE UNDERWRITERS HAVE AUTHORIZED ANY PERSON TO MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS OFFICIAL STATEMENT AND PROSPECTUS. IF ANY PERSON DOES MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS OFFICIAL STATEMENT AND PROSPECTUS, YOU SHOULD NOT RELY ON IT. THIS OFFICIAL STATEMENT AND PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THE BONDS IN ANY JURISDICTION THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS OFFICIAL STATEMENT AND PROSPECTUS IS COMPLETE AND ACCURATE AS OF ITS DATE, BUT THE INFORMATION MAY CHANGE AFTER THAT DATE.

                            ------------------------
                               TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                              ----
Glossary...................................................................................................      1
Disclosure Regarding Forward-Looking Statements............................................................      1
Summary....................................................................................................      2
Risk Factors...............................................................................................     11
Use of Proceeds............................................................................................     20
The Resort.................................................................................................     21
El Conquistador Partnership L.P. ..........................................................................     29
Security Ownership of Management and Certain Beneficial Owners.............................................     31
Management of El Conquistador Partnership L.P. ............................................................     34
Selected Financial Data....................................................................................     38
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations............................................................................................     40
Legal Proceedings..........................................................................................     49
Policy with Respect to Certain Activities..................................................................     50
Investment Objectives and Policies.........................................................................     51
Policies with Respect to Certain Transactions..............................................................     51
Certain Relationships and Related Transactions.............................................................     51
The Bonds..................................................................................................     53
Summary of the Loan Agreement..............................................................................     60
Summary of the Trust Agreement.............................................................................     65
AFICA......................................................................................................     70
Government Development Bank for
  Puerto Rico..............................................................................................     71
Tax Consequences...........................................................................................     72
Rating.....................................................................................................     73
Legal Investment...........................................................................................     73
Underwriting...............................................................................................     73
Legal Matters..............................................................................................     74
Continuing Disclosure Covenant.............................................................................     74
Reports of El Conquistador
  Partnership L.P. ........................................................................................     76
Experts....................................................................................................     76
Miscellaneous..............................................................................................     77
Index to Financial Statements..............................................................................    F-1
Form of Opinion of Bond Counsel............................................................................    A-1


                            ------------------------

     UNTIL                      ALL DEALERS EFFECTING TRANSACTIONS IN THE BONDS,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

_____________________________                      _____________________________


                                  $104,000,000



                                     AFICA
                             TOURISM REVENUE BONDS,
                                 1999 SERIES A
                                (EL CONQUISTADOR
                                RESORT PROJECT)


                     --------------------------------------
                               OFFICIAL STATEMENT
                                 AND PROSPECTUS
                     --------------------------------------

                               CITICORP FINANCIAL
                              SERVICES CORPORATION

_____________________________                      _____________________________

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting commissions. All of the amounts shown are estimates except for the Securities and Exchange Commission registration fee.



          ITEM                                                                        AMOUNT
----------------------------------------------------------------------------------   --------

SEC registration fee..............................................................   $ 30,612
Printing expenses.................................................................
Accounting fees and expenses......................................................
Legal fees and expenses...........................................................
Trustee fees......................................................................     30,000
AFICA fees........................................................................    520,000
Miscellaneous expenses............................................................
                                                                                     --------
     TOTAL........................................................................   $
                                                                                     --------
                                                                                     --------


ITEM 32. SALES TO SPECIAL PARTIES.

     Not applicable.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The Partnership Agreement of the El Conquistador Partnership L.P. provides that no general partner and none of its officers, directors, partners, employees or agents, whether acting as a general partner, a member of the Development Committee (as defined in the Partnership Agreement) or otherwise, has any liability to El Conquistador or any other partner for any acts performed by such general partner, officer, director, partner, employee or agent, by or on behalf of El Conquistador in its capacity as such except for gross negligence or willful misconduct. The Partnership Agreement of El Conquistador also provides that the liability of each limited partner is limited to its capital contribution and that no limited partner as such has any other liability to contribute money to, or in respect of the liabilities or obligations of, El Conquistador, nor is any limited partner as such personally liable for any obligations of El Conquistador except as otherwise provided by law.



     Each of the general partner and limited partners of El Conquistador will be a Delaware corporation at the time of the offering.



     Each partner's authority to indemnify its respective officers and directors will be governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware and by the Certificate of Incorporation of such partner. The Certificate of Incorporation of each partner will provide that it shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, (1) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (2) advance expenses to any and all said persons, and that such indemnification and advances shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such person. In addition, the Certificate of Incorporation of each partner will provides for the elimination of personal liability of directors of such partner to such partner or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Delaware General Corporation Law, as amended and supplemented.


ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

     Not applicable.

ITEM 36. FINANCIAL STATEMENT AND EXHIBITS.

     (a) Financial Statements.


EL CONQUISTADOR PARTNERSHIP L.P.
Pro Forma Condensed Financial Statements (Unaudited)
     Introduction..........................................................................................   F-2
     Pro Forma Condensed Balance Sheet as of September 30, 1998............................................   F-3
     Pro Forma Condensed Statement of Operations for Nine Months Ended September 30, 1998..................   F-5
     Pro Forma Condensed Statements of Operations for Nine Months Ended December 31, 1997..................   F-7
Audited Financial Statements
     Report of Independent Auditors........................................................................   F-9
     Balance Sheet as of September 30, 1998 and 1997 and at December 31, 1997 and 1996 and March 31,
      1997.................................................................................................   F-10
     Statements of Operations and (Deficiency in) Partners' Capital for Nine Months Ended September 30,
      1998 and 1997, for the Period of January 1, 1998 to February 28, 1998, for the Period of March 1,
      1998 to September 30, 1998, for the Nine Months Ended December 31, 1996 and for Fiscal Years Ended
      December 31, 1997 (9 Months), March 31, 1997 and 1996................................................   F-11
     Statements of Cash Flows for Nine Months Ended September 30, 1998 and 1997, for the Period of January
      1, 1998 to February 28, 1998, for the Period of March 1, 1998 to September 30, 1998, for the Nine
      Months Ended December 31, 1996 and for Fiscal Years Ended December 31, 1997 (9 Months), March 31,
      1997 and 1996........................................................................................   F-12
     Notes to Financial Statements.........................................................................   F-13

WKA EL CON ASSOCIATES
Consolidated Balance Sheet (Unaudited)
     Consolidated Balance Sheet as of September 30, 1998...................................................   F-22
     Notes to Consolidated Balance Sheet...................................................................   F-23
Audited Balance Sheet
     Report of Independent Auditors........................................................................   F-30
     Balance Sheet as of December 31, 1997.................................................................   F-31
     Notes to Balance Sheet................................................................................   F-32

CONQUISTADOR HOLDING, INC.
Consolidated Balance Sheet (Unaudited)
     Consolidated Balance Sheet as of September 30, 1998...................................................   F-36
     Notes to Consolidated Balance Sheet...................................................................   F-37
Audited Balance Sheet
     Report of Independent Auditors........................................................................   F-39
     Balance Sheet as of June 30, 1998.....................................................................   F-40
     Notes to Balance Sheet................................................................................   F-41

WHG EL CON CORP.
Consolidated Balance Sheet (Unaudited)
     Consolidated Balance Sheet as of September 30, 1998...................................................   F-43
     Notes to Consolidated Balance Sheet...................................................................   F-44
Audited Balance Sheet
     Report of Independent Auditors........................................................................   F-50
     Balance Sheet as of December 31, 1997.................................................................   F-51
     Notes to Balance Sheet................................................................................   F-52


     (b) Exhibits.


  *1      --Form of Contract of Purchase among El Conquistador Partnership L.P., Citicorp Financial Services
            Corporation, PaineWebber Incorporated of Puerto Rico, Salomon Smith Barney Inc. and Puerto Rico
            Industrial, Tourist, Educational, Medical and Environmental Control Facilities Authority ('AFICA').
'D'3.1    --El Conquistador Partnership L.P. Venture Agreement dated January 12, 1990 between WKA El Con Associates and Kumagai Caribbean, Inc., as amended May 4, 1992, March 31, 1998 and April 29, 1998.
'D'3.2    --Certificate of Limited Partnership, as amended, of El Conquistador Partnership L.P.
  *3.3    --Form of Amended and Restated Partnership Agreement of El Conquistador Partnership L.P.
  *3.4    --Form of Amendment to Certificate of Limited Partnership of El Conquistador Partnership L.P.
  *4.1    --Form of Loan Agreement between AFICA and El Conquistador Partnership L.P.
  *4.2    --Form of Trust Agreement between AFICA and Banco Santander Puerto Rico, as trustee.
  *4.3    --Form of Serial Bond (included in Exhibit 4.2 hereof).
  *4.4    --Form of Term Bond (included in Exhibit 4.2 hereof).
  *5      --Opinion of McConnell Valdez with respect to the legality of the securities being registered.
   8      --Opinion of Fiddler Gonzalez & Rodriguez, LLP, with respect to certain tax matters included as Appendix
            A to the official statement and prospectus.
'D'10.1   --El Conquistador Partnership L.P. Development Services and Management Agreement dated January 12, 1990 between El Conquistador Partnership L.P. and Williams Hospitality Management Corporation (now known as
            Williams Hospitality Group Inc.), as amended as of September 30, 1990 and January 31, 1991.
'D'10.2   --Deed of Lease dated December 15, 1990 by Alberto Bachman Umpierre and Lilliam Bachman Umpierre to El
            Conquistador Partnership L.P.
'D'10.3   --Letter of Credit and Reimbursement Agreement dated as of February 7, 1991 between El Conquistador
            Partnership L.P. and The Mitsubishi Bank, Limited acting through its New York Branch (now known as The
            Bank of Tokyo-Mitsubishi, Ltd.) and the Irrevocable Transferable Standby Letter of Credit dated
            February 7, 1991 issued pursuant thereto.
'D'10.4   --First Amendment to the Letter of Credit and Reimbursement Agreement dated as of May 5, 1992 between El
            Conquistador Partnership L.P., WKA El Con Associates, Kumagai Caribbean, Inc. and The Mitsubishi Bank,
            Limited acting through its New York Branch (now known as The Bank of Tokyo-Mitsubishi, Ltd).
'D'10.5   --Assignment and Modification Agreement dated as of August 3, 1998 among El Conquistador Partnership
            L.P., Citicorp Real Estate, Inc., Banco Popular de Puerto Rico, as trustee, AFICA and The Mitsubishi
            Bank, Limited acting through its New York Branch (now known as The Bank of Tokyo-Mitsubishi, Ltd).
'D'10.6   --Replacement Reserve Agreement dated as of August 3, 1998 between El Conquistador Partnership L.P. and
            Citicorp Real Estate, Inc.
'D'10.7   --Debt Service Reserve Agreement (Citicorp Real Estate, Inc.) dated as of August 3, 1998 between El
            Conquistador Partnership L.P. and Citicorp Real Estate, Inc.

'D'10.8   --Debt Service Reserve Agreement (Government Development Bank) dated as of August 3, 1998 between El
            Conquistador Partnership L.P. and Citicorp Real Estate, Inc.
'D'10.9   --Environmental Indemnity Agreement dated as of August 3, 1998 by El Conquistador Partnership L.P. and
            Patriot American Hospitality, Inc. in favor of Citicorp Real Estate, Inc.
'D'10.10  --Security Agreement dated as of August 3, 1998 between El Conquistador Partnership L.P. and Citicorp
            Real Estate, Inc.
'D'10.11  --Assignment of Leases and Rents dated as of August 3, 1998 by El Conquistador Partnership L.P. to
            Citicorp Real Estate, Inc.
'D'10.12  --Assignment of Licenses, Permits and Contracts dated as of August 3, 1998 by El Conquistador Partnership
            L.P. to Citicorp Real Estate, Inc.
'D'10.13  --Assignment of Management Agreement and Subordination of Management Fees dated as of August 3, 1998 by
            El Conquistador Partnership L.P. to Citicorp Real Estate, Inc. and acknowledged and consented to by
            Williams Hospitality Group Inc.
'D'10.14  --Promissory Note dated August 3, 1998 in the aggregate principal amount of $32,021,172 made by El
            Conquistador Partnership L.P. in favor of Posadas de Puerto Rico Associates, Incorporated.
'D'10.15  --Loan Agreement dated February 7, 1991 between The Government Development Bank for Puerto Rico and El
            Conquistador Partnership L.P.
'D'10.16  --First Amendment to Loan Agreement dated May 5, 1992 between The Government Development Bank for Puerto
            Rico and El Conquistador Partnership L.P.
'D'10.17  --Second Amendment to Loan Agreement dated as of October 4, 1996 between The Government Development Bank for Puerto Rico and El Conquistador Partnership L.P.
'D'10.18  --Management Agreement Subordination and Attornment Agreement dated as of February 7, 1991 between
            Williams Hospitality Management Corporation (now known as Williams Hospitality Group Inc.) and The
            Mitsubishi Bank, Limited acting through its New York Branch (now known as The Bank of Tokyo-Mitsubishi,
            Ltd).
'D'10.19  --Collateral Pledge Agreement dated as of February 7, 1991 among El Conquistador Partnership L.P., AFICA and The Mitsubishi Bank, Limited acting through its New York Branch (now known as The Bank of
            Tokyo-Mitsubishi, Ltd).
'D'10.20  --Mortgage dated February 7, 1991 by El Conquistador Partnership L.P. in favor of AFICA.
'D'10.21  --Deed of Mortgage dated February 7, 1991 by El Conquistador Partnership L.P. in favor of The Government
            Development Bank for Puerto Rico.
'D'10.22  --Leasehold Mortgage dated February 7, 1991 by El Conquistador Partnership L.P. in favor of AFICA.
'D'10.23  --Deed of Leasehold Mortgage dated February 7, 1991 by El Conquistador Partnership L.P. in favor of The
            Government Development Bank for Puerto Rico.
  10.24   --Deed of Segregation and Ratification of Lease dated May 28, 1991 between Alberto Bachman Umpierre and
            Lilliam Bachman Umpierre, and El Conquistador Partnership L.P.
  10.25   --Amendment to Reimbursement Agreement and Ratification of Guaranties dated as of November 3, 1998 among
            El Conquistador Partnership L.P., Patriot American Hospitality, Inc. and Citicorp Real Estate, Inc.
 *10.26   --Form of Continuing Disclosure Agreement between El Conquistador Partnership L.P. and Banco Santander
            Puerto Rico, as trustee.
 *10.27   --Form of Master Security Agreement between El Conquistador Partnership L.P. and AFICA.
 *10.28   --Form of Assignment of Leases and Rents and Security Agreement between El Conquistador Partnership L.P.
            and AFICA.
 *10.29   --Form of Assignment of Hotel Management Agreement between El Conquistador Partnership L.P. and AFICA.
 *10.30   --Form of Mortgage between El Conquistador Partnership L.P. and AFICA.
 *10.31   --Form of Leasehold Mortgage between El Conquistador Partnership L.P. and AFICA.

 *10.32   --Form of Mortgage Notes Pledge and Security Agreement between El Conquistador Partnership L.P. and
            AFICA.
 *10.33   --Form of Amended and Restated Management Agreement between El Conquistador Partnership L.P. and Williams
            Hospitality Group Inc.
  12      --Statement with respect to computation of ratios.
  23.1    --Consent of Ernst & Young LLP with respect to El Conquistador Partnership L.P., WKA El Con Associates
            and WHG El Con Corp.
  23.2    --Consent of Ernst & Young LLP with respect to Conquistador Holding, Inc.
 *23.3    --Consent of McConnell Valdez (contained in their opinion filed as Exhibit 5 hereto).
  23.4    --Consent of Fiddler Gonzalez & Rodriguez, LLP.
  23.5    --Consent of Shack & Siegel, P.C.
'D'24     --Powers of Attorney.
'D'25     --Statement of Eligibility of Trustee (separately bound).
  27      --Financial Data Schedule (filed with EDGAR version only).


------------


'D' Previously filed.


 *  To be filed by amendment.

ITEM 37. UNDERTAKINGS.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i) The undersigned registrant hereby undertakes that:

          1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to the Registration Statement (333-65889) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas on the 29th day of December, 1998.


                                          EL CONQUISTADOR PARTNERSHIP L.P.
                                          (Registrant)

                                          By: CONQUISTADOR HOLDING, INC.

                                          By:        /s/ JAMES D. CARREKER
                                             ...................................
                                                  NAME: JAMES D. CARREKER
                                               TITLE: CHIEF EXECUTIVE OFFICER



                               POWER OF ATTORNEY


     Pursuant to the Securities Act of 1933, this Amendment No. 1 to the Registration Statement (333-65889) has been signed below by the following persons in the capacities and on the date indicated.



                SIGNATURE                            CAPACITIES IN WHICH SIGNED                   DATE
------------------------------------------  --------------------------------------------   -------------------

          /s/ JAMES D. CARREKER             Chief Executive Officer (Principal Executive    December 29, 1998
 .........................................    Officer) of the Registrant and Director of
            JAMES D. CARREKER                 Conquistador Holding, Inc.

          /s/ LAWRENCE S. JONES             Executive Vice President and Treasurer          December 29, 1998
 .........................................    (Principal Financial Officer and Principal
            LAWRENCE S. JONES                 Accounting Officer) of the Registrant and
                                              Director of Conquistador Holding, Inc.

                          STATEMENT OF DIFFERENCES
                          ------------------------

  The registered trademark symbol shall be expressed as.................. 'r'
  The dagger symbol shall be expressed as................................ 'D'




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